DEUTSCHE MORTGAGE SECURITIES, INC.

                                    Depositor

                                       and

                             WELLS FARGO BANK, N.A.

                  Master Servicer and Securities Administrator

                                       and

                                  HSBC BANK USA

                                     Trustee

                              _____________________

                         POOLING AND SERVICING AGREEMENT

                             Dated as of May 1, 2004

                              _____________________

                       Mortgage Pass-Through Certificates

                                  Series 2004-4

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                              ARTICLE I DEFINITIONS


Section 1.1    Definitions.....................................................8

Section 1.2    Allocation of Certain Interest Shortfall.......................78

                ARTICLE II CONVEYANCE OF TRUST FUND;
                 ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.1    Conveyance of Trust Fund.......................................81

Section 2.2    Acceptance by Trustee..........................................81

Section 2.3    Repurchase or Substitution of Loans............................81

Section 2.4    Authentication and Delivery of Certificates; Designation
               of Certificates as REMIC Regular  and Residual Interests.......84

Section 2.5    Representations and Warranties of the Master Servicer..........85

Section 2.6    Establishment of the Trust.....................................86

         ARTICLE III ADMINISTRATION AND SERVICING OF THE LOANS; ACCOUNTS

Section 3.1    Master Servicer................................................87

Section 3.2    REMIC-Related Covenants........................................88

Section 3.3    Monitoring of Servicers........................................88

Section 3.4    Fidelity Bond..................................................89

Section 3.5    Power to Act; Procedures.......................................89

Section 3.6    Due-on-Sale Clauses; Assumption Agreements.....................90

Section 3.7    Release of Mortgage Files......................................90

Section 3.8    Documents, Records and Funds in Possession of Master
               Servicer To Be Held for Trustee................................91

Section 3.9    Standard Hazard Insurance and Flood Insurance Policies.........92

Section 3.10   Presentment of Claims and Collection of Proceeds...............92

Section 3.11   Maintenance of the Primary Mortgage Insurance Policies.........93

Section 3.12   Trustee to Retain Possession of Certain Insurance
               Policies and Documents.........................................93

Section 3.13   Realization Upon Defaulted Loans...............................94

Section 3.14   Compensation for the Master Servicer...........................94

Section 3.15   REO Property...................................................94

Section 3.16   Annual Officer's Certificate as to Compliance..................95

Section 3.17   Annual Independent Accountant's Servicing Report...............96

Section 3.18   Reports Filed with Securities and Exchange Commission..........96

Section 3.19   UCC............................................................97

Section 3.20   Obligation of the Master Servicer in Respect of
               Compensating Interest..........................................97

Section 3.21   Reserved.......................................................97

Section 3.22   Protected Accounts.............................................97

Section 3.23   Distribution Accounts..........................................98

Section 3.24   Permitted Withdrawals and Transfers from the Distribution
               Accounts......................................................100

Section 3.25   Reserve Funds.................................................101

Section 3.26   Prepayment Penalty Verification...............................103

   ARTICLE IV PAYMENTS TO CERTIFICATEHOLDERS; ADVANCES; STATEMENTS AND REPORTS


Section 4.1    Distributions to Group I Certificateholders...................105

Section 4.2    Allocation of Realized Losses on the Group I Loans............110

Section 4.3    Distributions to Group II Certificateholders..................112

Section 4.4    Allocation of Realized Losses on the Group II Loans...........117

Section 4.5    Distributions to Holders of the Group III-VII Certificates....119

Section 4.6    Allocation of Realized Losses on the Group III-VII Loans......124

Section 4.7    Effect of Distributions and Realized Losses; Final
               Distributions on Certificates.................................125

Section 4.8    Statements to Certificateholders..............................126

Section 4.9    Advances......................................................133

Section 4.10   Compliance with Withholding Requirements......................134

Section 4.11   REMIC Distributions...........................................134

                           ARTICLE V THE CERTIFICATES


Section 5.1    The Certificates..............................................141

Section 5.2    Certificates Issuable in Classes; Distributions of Principal
               and Interest; Authorized Denominations........................143

Section 5.3    Registration of Transfer and Exchange of Certificates.........143

Section 5.4    Mutilated, Destroyed, Lost or Stolen Certificates.............148

Section 5.5    Persons Deemed Owners.........................................149

      ARTICLE VI THE DEPOSITOR, MASTER SERVICER AND THE CREDIT RISK MANAGER


Section 6.1    Liability of the Depositor and the Master Servicer............150

Section 6.2    Merger or Consolidation of the Depositor or the
               Master Servicer...............................................150

Section 6.3    Limitation on Liability of the Depositor, the Master Servicer,
               the Servicers, the Securities Administrator and Others........150

Section 6.4    Limitation on Resignation of the Master Servicer..............151

Section 6.5    Assignment of Master Servicing................................151

Section 6.6    Rights of the Depositor in Respect of the Master Servicer.....152

Section 6.7    Duties of the Credit Risk Manager.............................152

Section 6.8    Limitation Upon Liability of the Credit Risk Manager..........153

Section 6.9    Removal of the Credit Risk Manager............................153

                               ARTICLE VII DEFAULT


Section 7.1    Master Servicer Events of Default.............................154

Section 7.2    Trustee to Act; Appointment of Successor......................155

Section 7.3    Notification to Certificateholders............................156

Section 7.4    Waiver of Master Servicer Events of Default...................157

      ARTICLE VIII CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR


Section 8.1    Duties of Trustee and Securities Administrator................158

Section 8.2    Certain Matters Affecting Trustee and Securities
               Administrator.................................................159

Section 8.3    Trustee and Securities Administrator not Liable for
               Certificates or Loans.........................................161

Section 8.4    Trustee, Master Servicer and Securities Administrator
               May Own Certificates..........................................161

Section 8.5    Fees and Expenses of Trustee and Securities Administrator.....161

Section 8.6    Eligibility Requirements for Trustee and Securities
               Administrator.................................................162

Section 8.7    Resignation and Removal of Trustee and Securities
               Administrator.................................................162

Section 8.8    Successor Trustee or Securities Administrator.................163

Section 8.9    Merger or Consolidation of Trustee or Securities
               Administrator.................................................164

Section 8.10   Appointment of Co-Trustee or Separate Trustee.................164

Section 8.11   Appointment of Office or Agency...............................165

Section 8.12   Representations and Warranties of the Trustee.................165

                             ARTICLE IX TERMINATION

Section 9.1    Termination Upon Purchase or Liquidation of Loans.............167

Section 9.2    Additional Termination Requirements...........................169

                           ARTICLE X REMIC PROVISIONS

Section 10.1   REMIC Administration..........................................171

Section 10.2   Prohibited Transactions and Activities........................173

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Section 10.3   Indemnification...............................................174

                       ARTICLE XI MISCELLANEOUS PROVISIONS

Section 11.1   Amendment.....................................................175

Section 11.2   Recordation of Agreement; Counterparts........................176

Section 11.3   Limitation on Rights of Certificateholders....................176

Section 11.4   Governing Law.................................................177

Section 11.5   Notices.......................................................177

Section 11.6   Severability of Provisions....................................177

Section 11.7   Notice to Rating Agencies.....................................178

Section 11.8   Article and Section References................................178

Section 11.9   Grant of Security Interest....................................178


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



                                    EXHIBITS

Exhibit A-1    -     Forms of Class A Certificates (other than the Class A-IO
                     Certificates)
Exhibit A-2    -     Forms of Class A-IO Certificates
Exhibit A-3    -     Forms of Class M, Class B-1 and Class B-2 Certificates
Exhibit A-4          Forms of Class B-3, Class B-4 and Class B-5 Certificates
Exhibit A-5    -     Forms of Class CE Certificates
Exhibit A-6    -     Forms of Class P Certificates
Exhibit A-7    -     Forms of Class I/II-R Certificates
Exhibit A-8    -     Forms of Class A-R Certificates
Exhibit  B     -     [Reserved]
Exhibit C      -     Form of Transfer Affidavit
Exhibit D      -     Form of Transferor Certificate
Exhibit E      -     Form of Investment Letter (Non-Rule 144A)
Exhibit F      -     Form of Rule 144A Investment Letter
Exhibit G      -     Form of Benefit Plan Affidavit
Exhibit H-1    -     Form of Regulation S Transfer Certificate
Exhibit H-2    -     Form of Clearing System Certificate
Schedule One   -     Loan Schedule
Schedule Two   -     Prepayment Charge Schedule

         This Pooling and Servicing Agreement, dated and effective as of May 1, 2004 (this "Agreement"), is executed by and among Deutsche Mortgage Securities, Inc., as depositor (the "Depositor"), Wells Fargo Bank, N. A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and HSBC Bank USA, as trustee (the "Trustee"). Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in Article I hereof.

                              PRELIMINARY STATEMENT

         The Depositor at the Closing Date is the owner of the Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund as consideration for its transfer to the Trust Fund of the Loans and certain other assets, and will be the owner of the Certificates. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Loans and the issuance to the Depositor of the Certificates representing in the aggregate the entire beneficial ownership of the Trust Fund. All covenants and agreements made by the Depositor, the Master Servicer, the Securities Administrator and the Trustee herein with respect to the Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor, the Master Servicer, the Securities Administrator and the Trustee are entering into this Agreement, and the Trustee is accepting the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         The Certificates issued hereunder, other than the Class B-3, Class B-4, Class B-5, Class CE, Class P and Class I/II-R Certificates, have been offered for sale pursuant to a Prospectus, dated January 28, 2004, and a Prospectus Supplement, dated May 26, 2004 of the Depositor (together, the "Prospectus"). The Trust Fund created hereunder is intended to be the "Trust" as described in the Prospectus and the Certificates are intended to be the "Certificates" described therein.

                                     REMIC I
                                     -------

         As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Group I Loans and other related assets (other than the related Reserve Fund and the related Cap Contract) in the Trust Fund subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC I." Component R-1 of the Class I/II-R Certificate shall represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests. None of the REMIC I Regular Interests will be certificated.


                      Initial
                   Uncertificated       Uncertified REMIC 1     Assumed Final
Designation      Principal Balance       Pass-Through Rate      Maturity Date(1)
-----------      -----------------      -------------------     ----------------
   LTI-1           $218,765,813.00          Variable(2)         April 25, 2034
 LTI-IO-1            $6,250,000.00          Variable(2)         April 25, 2034
 LTI-IO-2            $2,502,000.00          Variable(2)         April 25, 2034

 LTI-IO-3            $3,749,000.00          Variable(2)         April 25, 2034
 LTI-IO-4            $3,751,000.00          Variable(2)         April 25, 2034
 LTI-IO-5            $2,499,000.00          Variable(2)         April 25, 2034
 LTI-IO-6            $2,501,000.00          Variable(2)         April 25, 2034
 LTI-IO-7            $3,500,000.00          Variable(2)         April 25, 2034
 LTI-IO-8            $6,500,000.00          Variable(2)         April 25, 2034
   LTI-P                   $100.00          Variable(2)         April 25, 2034

_______________

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Group I Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC I.
(2) Calculated in accordance with the definition of "Uncertificated REMIC I Pass-Through Rate" herein.

                                    REMIC II
                                    --------

         As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Group II Loans and other related assets (other than the related Reserve Fund and the related Cap Contracts) in the Trust Fund subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC II." Component R-2 of the Class I/II-R Certificate shall represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC II Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC II Regular Interests. None of the REMIC II Regular Interests will be certificated.


                      Initial
                   Uncertificated     Uncertified REMIC II       Assumed Final
Designation      Principal Balance     Pass-Through Rate        Maturity Date(1)
-----------      -----------------     -----------------        ----------------
  LTII-1          $205,647,940.00         Variable(2)           April 25, 2034
  LTII-2          $180,828,203.00         Variable(2)           April 25, 2034
  LTII-P                  $100.00         Variable(2)           April 25, 2034

_______________

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Group II Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC II.
(2) Calculated in accordance with the definition of "Uncertificated REMIC II Pass-Through Rate" herein.

                                    REMIC III
                                    ---------

         As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests and the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC III". Component R-3 of the Class I/II-R Certificate shall represent the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC III Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC III Regular Interests. None of the REMIC III Regular Interests will be certificated.

                  Uncertificated             Initial                 Latest
                   REMIC III              Uncertificated            Possible
Designation      Pass-Through Rate      Principal Balance          Maturity(1)
-----------      -----------------      -----------------        --------------
 LTIII-1AA          Variable(2)          $245,017,456.74         April 25, 2034
 LTIII -1A1         Variable(2)              $891,610.00         April 25, 2034
 LTIII -1A2         Variable(2)              $223,330.00         April 25, 2034
 LTIII -1A3         Variable(2)              $468,030.00         April 25, 2034
 LTIII -1A4         Variable(2)              $303,470.00         April 25, 2034
 LTIII -1A5         Variable(2)              $226,210.00         April 25, 2034
 LTIII -1A6         Variable(2)              $250,020.00         April 25, 2034
 LTIII -1M1         Variable(2)               $53,750.00         April 25, 2034
 LTIII -1M2         Variable(2)               $43,750.00         April 25, 2034
 LTIII -1M3         Variable(2)               $31,250.00         April 25, 2034
 LTIII -ZZ          Variable(2)            $2,508,936.26         April 25, 2034
LTIII -IO-A         Variable(2)                      (4)         April 25, 2034
LTIII -IO-B         Variable(2)                      (6)         April 25, 2034
  LTIII-1P          Variable(2)                  $100.00         April 25, 2034
 LTIII-2AA          Variable(2)          $189,373,310.07         April 25, 2034
 LTIII-2AR1         Variable(2)              $963,975.00         April 25, 2034
 LTIII-2AR2         Variable(2)              $847,630.00         April 25, 2034
 LTIII-2MR1         Variable(2)               $53,140.00         April 25, 2034
 LTIII-2MR2         Variable(2)               $43,480.00         April 25, 2034
 LTIII-2MR3         Variable(2)               $24,155.00         April 25, 2034
 LTIII-2ZZ          Variable(2)            $1,932,381.43         April 25, 2034
LTIII-2SUB1         Variable(2)                $1,285.28         April 25, 2034
LTIII-2GRP1         Variable(2)               $20,564.79         April 25, 2034
LTIII-2SUB2         Variable(2)                $1,130.22         April 25, 2034
LTIII-2GRP2         Variable(2)               $18,082.82         April 25, 2034
 LTIII-2XX          Variable(2)          $193,197,008.38         April 25, 2034
  LTIII-2P          Variable(2)                  $100.00         April 25, 2034

___________________

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC III Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC III Pass-Through Rate" herein. (3) REMIC III Regular Interest LTIII-IO-A will accrue interest at a rate of (i) for the first twelve Distribution Dates, 1.00% and (ii) thereafter, 0.00%.
(4) REMIC III Regular Interest LTIII-IO-A will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount, as defined herein.
(5)      REMIC III Regular Interest LTIII-IO-B will accrue interest at a rate of
         (i) for the first twenty-four Distribution Dates, 3.50% and (ii) thereafter, 0.00%.
(6) REMIC III Regular Interest LTIII-IO-B will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount, as defined herein.

                                    REMIC IV
                                    --------

         As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC III Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC IV". Component R-4 of the Class I/II-R Certificate shall represent the sole class of "residual interests" in REMIC IV for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-through Rate and initial Certificate Principal Balance for each Class of Certificates which, together with the Class R-4 Component, constitute the entire beneficial interests in REMIC IV. Determined solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of Certificates shall be the Distribution Date in the month following the maturity date for the Loan in the related Loan Group with the latest maturity date:

                   Initial
                  Certificate
   Class           Principal                                     Assumed Final
 Designation        Balance           Pass-Through Rate         Maturity Date(1)
------------      -----------     --------------------------    ----------------
 Class I-A-1      $89,161,000     One Month LIBOR + 0.21% (2)    April 25, 2034
 Class I-A-2      $22,333,000              4.010%(2)             April 25, 2034
 Class I-A-3      $46,803,000              4.940% (2)            April 25, 2034
 Class I-A-4      $30,347,000              5.830% (2)            April 25, 2034
 Class I-A-5      $22,621,000              6.000% (2)            April 25, 2034
 Class I-A-6      $25,002,000              5.650% (2)            April 25, 2034
 Class I-A-IO        Notional            4.50% (2) (3)            May 25, 2006
 Class I-M-1       $5,375,000              6.000% (2)            April 25, 2034
 Class I-M-2       $4,375,000              6.000% (2)            April 25, 2034
 Class I-M-3       $3,125,000              6.000% (2)            April 25, 2034
  Class I-CE         $875,813                 (4)                April 25, 2034
  Class I-P              $100                N/A(6)              April 25, 2034
Class II-AR-1    $192,795,000     One Month LIBOR + 0.27% (2)     June 25, 2034
Class II-AR-2    $169,526,000     One Month LIBOR + 0.37% (2)     June 25, 2034
Class II-MR-1     $10,628,000     One Month LIBOR + 0.65% (2)     June 25, 2034
Class II-MR-2      $8,696,000     One Month LIBOR + 1.30% (2)     June 25, 2034
Class II-MR-3      $4,831,000     One Month LIBOR + 2.30% (2)     June 25, 2034
 Class II-CE             $143                 (5)                 June 25, 2034
  Class II-P             $100                N/A(6)               June 25, 2034

___________________

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Loan in the related Loan Group with the latest maturity date has been designated as the "latest possible maturity date" for each related Class of Certificates.
(2)      Subject to a rate cap as described herein.
(3) The Class I-A-IO Certificates will accrue interest at their Pass-Through Rate on the Notional Amount of the Class I-A-IO Certificates calculated in accordance with the definition of "Notional Amount" herein. The Pass-Through Rate on the Class I-A-IO Certificates will equal 4.50% per annum for the first 12 months following the Closing Date, 3.50% per annum for the next 12 months and 0.00% per annum for each month thereafter. The Class I-A-IO Certificates will not be entitled to distributions in respect of principal. For federal income tax purposes, the Class I-A-IO Certificates will not have a Notional Amount, but will be entitled to 100% of amounts distributed on REMIC III Regular Interest LTIII-IO-A and REMIC III Regular Interest LTIII-IO-B.
(4) The Class I-CE Certificates will not accrue interest on their Certificate Principal Balance, but will accrue interest at their Pass-Through Rate on the Notional Amount of the Class I-CE Certificates outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC III Group I Regular Interests (other than REMIC III Regular Interest LTIII-P, REMIC III Regular Interest LTIII-IO-A and REMIC III Regular Interest LTIII-IO-B).
(5) The Class II-CE Certificates will not accrue interest on their Certificate Principal Balance, but will accrue interest at their Pass-Through Rate on the Notional Amount of the Class II-CE Certificates outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC III Group II Regular Interests (other than REMIC III Regular Interest LTIII-P).
(6) The Class P Certificates are not entitled to distributions in respect of interest.

                                     REMIC V
                                     -------

         As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Group III Loans, Group IV Loans, Group V Loans, Group VI Loans and Group VII Loans and other related assets (other than the related Reserve Fund and the related Cap Contracts) in the Trust Fund subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC V." Component R-5 of the Class A-R Certificate shall represent the sole class of "residual interests" in REMIC V for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC V Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC V Regular Interests. None of the REMIC I Regular Interests will be certificated.


               Initial Uncertificated    Uncertified REMIC V     Assumed Final
 Designation      Principal Balance       Pass-Through Rate     Maturity Date(1)
 -----------   ----------------------     -----------------     ----------------
 LTV-IIISUB              $549.74             Variable(2)        April 25, 2034
 LTV-IIIGRP           $12,082.10             Variable(2)        April 25, 2034
  LTV-IVSUB              $289.41             Variable(2)        April 25, 2034
  LTV-IVGRP            $6,360.57             Variable(2)        April 25, 2034
  LTV-VSUB               $299.94             Variable(2)        April 25, 2034
  LTV-VGRP             $6,591.88             Variable(2)        April 25, 2034
  LTV-VISUB              $137.27             Variable(2)        April 25, 2034
  LTV-VIGRP            $3,016.84             Variable(2)        April 25, 2034
LTV-VII-1SUB             $215.45             Variable(2)        April 25, 2034
LTV-VII-1GRP           $4,735.14             Variable(2)        April 25, 2034
LTV-VII-2SUB             $601.01             Variable(2)        April 25, 2034
LTV-VII-2GRP          $13,209.11             Variable(2)        April 25, 2034
   LTV-XX        $459,908,214.54             Variable(2)        April 25, 2034
    LTV-R                $100.00             Variable(2)        April 25, 2034

_______________

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Group III-VII Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC V.
(2) Calculated in accordance with the definition of "Uncertificated REMIC V Pass-Through Rate" herein.

                                    REMIC VI
                                    --------

         As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC V Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC VI". Component R-6 of the Class AR Certificate shall represent the sole class of "residual interests" in REMIC VI for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designations, the Uncertificated REMIC VI Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC VI Regular Interests. None of the REMIC VI Regular Interests will be certificated.



                                                                    Latest
               Uncertificated REMIC    Initial Uncertificated      Possible
Designation    VI Pass-Through Rate      Principal Balance         Maturity(1)
-----------    --------------------    ----------------------      -----------
 LTVI-IIIA              (2)                $115,323,500.00        April 25, 2034
  LTVI-IVA              (2)                 $60,711,600.00        April 25, 2034
  LTVI-VA               (2)                 $62,919,400.00        April 25, 2034
  LTVI-VIA              (2)                 $28,795,700.00        April 25, 2034
LTVI-VIIAR2             (2)                 $45,196,900.00        April 25, 2034
LTVI-VIIAR1             (2)                $126,081,000.00        April 25, 2034
   LTVI-M               (2)                 $11,269,100.00        April 25, 2034
  LTVI-B1               (2)                  $3,219,700.00        April 25, 2034
  LTVI-B2               (2)                  $2,299,800.00        April 25, 2034
  LTVI-B3               (2)                  $1,839,800.00        April 25, 2034
  LTVI-B4               (2)                  $1,379,900.00        April 25, 2034
  LTVI-B5               (2)                    $919,903.00        April 25, 2034
   LTVI-R               (2)                        $100.00        April 25, 2034

___________________

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Group III-VII loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC VI Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC VI Pass-Through Rate" herein.

                                    REMIC VII
                                    ---------

         As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC VI Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC VII". Component R-7 of the Class AR Certificate shall represent the sole class of "residual interests" in REMIC VII for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-through Rate and initial Certificate Principal Balance for each Class of Certificates which, together with the Class R-7 Component, constitute the entire beneficial interests in REMIC VII. Determined solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of Certificates shall be the Distribution Date in the month following the maturity date for the Group III-VII Loan with the latest maturity date.

                    Initial Certificate                          Assumed Final
Class Designation    Principal Balance     Pass-Through Rate    Maturity Date(1)
-----------------    -----------------     -----------------    ----------------
   Class III-A           $115,323,500.00          (2)            April 25, 2034
    Class IV-A            $60,711,600.00          (2)            April 25, 2034
    Class V-A             $62,919,400.00          (2)            April 25, 2034
  Class VI-AR-1           $28,795,700.00          (2)            April 25, 2034
  Class VII-AR-1          $45,196,900.00          (2)            April 25, 2034
  Class VII-AR-2         $126,081,000.00          (2)            April 25, 2034
  Class VII-AR-3             Notional             (2)             May 25, 2006
     Class M              $11,269,100.00          (2)            April 25, 2034
    Class B-1              $3,219,700.00          (2)            April 25, 2034
    Class B-2              $2,299,800.00          (2)            April 25, 2034
    Class B-3              $1,839,800.00          (2)            April 25, 2034
    Class B-4              $1,379,900.00          (2)            April 25, 2034
    Class B-5                $919,903.00          (2)            April 25, 2034
    Class A-R                    $100.00          (2)            April 25, 2034

___________________

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Group III-VII Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2)      As defined in the definition of Pass-Through Rate herein.

                               W I T N E S S E T H

         In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator and the Trustee agree as follows:

ARTICLE I
                                   DEFINITIONS

Section 1.1       DEFINITIONS.

         Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

         ACCEPTED MASTER SERVICING PRACTICES: With respect to any Loan, as applicable, those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to a Servicer).

         ACCOUNT: The Distribution Accounts and any Protected Account as the context may require.

         ADJUSTABLE RATE CERTIFICATES: The Class I-A-1, Group II Senior, Group II Mezzanine, Class VII-AR-1 and Class VII-AR-2 Certificates, collectively.

         ADJUSTABLE RATE LOAN: Each of the Group II Loans and Group III-VII
Loans.

         ADJUSTMENT DATE: With respect to each Adjustable Rate Loan, the first day of the month in which the Mortgage Interest Rate of an Adjustable Rate Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-Off Date as to each Adjustable Rate Loan is set forth in the Loan Schedule.

         ADVANCE: Either (i) a Monthly Advance made by a Servicer as such term is defined in and pursuant to the related Servicing Agreement or (ii) an advance made by the Master Servicer pursuant to Section 4.9.

         AFFILIATE: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officer's Certificate of any Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

         AGGREGATE SENIOR PERCENTAGE: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Group III-VII Senior Certificates immediately prior to that Distribution Date, and the denominator of which is the sum of the Principal Balances of the Group III-VII Loans as of the first day of the related Due Period.

         AGGREGATE SUBORDINATE AMOUNT: For any date of determination will equal the excess of the aggregate Principal Balance of the Group III-VII Loans over the aggregate Certificate Principal Balance of the Group III-VII Senior Certificates then outstanding.

         AGGREGATE SUBORDINATE PERCENTAGE: With respect to any Distribution Date and the Group III-VII Subordinate Certificates will equal 100% minus the Aggregate Senior Percentage for that Distribution Date.

         AGREEMENT: This Pooling and Servicing Agreement and all amendments and supplements hereto.

         ALLOCATED REALIZED LOSS AMOUNT: With respect to any class of Group I Mezzanine Certificates or Group II Mezzanine Certificates and any Distribution Date, an amount equal to the sum of any Realized Loss allocated to that Class of Certificates on such Distribution Date and any Allocated Realized Loss Amount for that Class remaining unpaid from the previous Distribution Date.

         ANNIVERSARY: Each anniversary of the Cut-Off Date.

         APPRAISED VALUE: The amount set forth in an appraisal made by or for the mortgage originator in connection with its origination of each Loan.

         ASSIGNMENT: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

         ASSIGNMENT AGREEMENTS: Shall mean (i) the Assignment, Assumption and Recognition Agreement, dated as of May 27, 2004, among the Seller, the Depositor and Greenpoint pursuant to which the Greenpoint Servicing Agreement was assigned to the Depositor, (ii) the Assignment, Assumption and Recognition Agreement, dated as of May 27, 2004, among the Seller, the Depositor and M&T, pursuant to which the M&T Servicing Agreement was assigned to the Depositor, (iii) the Assignment, Assumption and Recognition Agreement, dated as of May 27, 2004 among the Seller, the Depositor, Countrywide and Countrywide Servicing pursuant to which (a) the Countrywide Servicing Agreement was assigned to the Depositor and
(b) Countrywide Servicing agreed to service the related Loans pursuant to the Countrywide Servicing Agreement, (iv) the Assignment, Assumption and Recognition Agreement, dated as of May 27, 2004, among the Seller, the Depositor and National City pursuant to which the National City Servicing Agreement was assigned to the Depositor, (v) the Assignment, Assumption and Recognition Agreement, dated as of May 27, 2004, among the Seller, the Depositor and GMAC, pursuant to which the GMAC Servicing Agreement was assigned to the Depositor and
(vi) the Assignment, Assumption and Recognition Agreement, dated as of May 27, 2004, among the

Seller, the Depositor and Chase, pursuant to which the Chase Servicing Agreement was assigned to the Depositor.

         AUTHORIZED DENOMINATION: With respect to the Class A Certificates, Mezzanine Certificates and Class B Certificates, minimum initial Certificate Principal Balances of $25,000 and integral multiples of $1.00 in excess thereof. With respect to the Class P Certificates, minimum initial Certificate Principal Balances of $20 and integral multiples thereof. With respect to the Class CE Certificates, minimum initial Certificate Principal Balances of $10,000 and integral multiples of $1.00 in excess thereof. With respect to the Residual Certificates, a single denomination of 100% interest in such Certificate.

         AVAILABLE DISTRIBUTION AMOUNT: The Group I Available Distribution Amount, Group II Available Distribution Amount, Group III Available Distribution Amount, Group IV Available Distribution Amount, Group V Available Distribution Amount, Group VI Available Distribution Amount and Group VII Available Distribution Amount, as applicable.

         BANKRUPTCY COVERAGE: As of the Cut-Off Date, approximately $150,286. Bankruptcy Coverage will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Group III-VII Certificates.

         BANKRUPTCY LOSS: A loss on a Loan as reported by the related Servicer, arising out of (i) a reduction in the scheduled Monthly Payment for such Loan by a court of competent jurisdiction in a case under the United States Bankruptcy Code, other than any such reduction that arises out of clause (ii) of this definition of "Bankruptcy Loss," including, without limitation, any such reduction that results in a permanent forgiveness of principal, or (ii) with respect to any Loan, the positive difference, if any, resulting from the outstanding Principal Balance on a Loan and the valuation, by a court of competent jurisdiction in a case under such Bankruptcy Code, of the related Mortgaged Property.

         BARCLAYS:  Barclays Bank PLC, or any successor thereto.

         BENEFICIAL HOLDER: A Person holding a beneficial interest in any Book-Entry Certificate as or through a Depository Participant or an Indirect Depository Participant or a Person holding a beneficial interest in any Definitive Certificate.

         BOOK-ENTRY CERTIFICATES: The Class A Certificates, Mezzanine Certificates, Class B-1 Certificates and Class B-2 Certificates, beneficial ownership and transfers of which shall be made through book entries as described in Section 5.1 and Section 5.3.

         BUSINESS DAY: Any day other than a Saturday, a Sunday, or a day on which banking institutions in Maryland, Minnesota or New York are authorized or obligated by law or executive order to be closed.

         CAP CONTRACTS: Any of the Class I-A-1 Cap Contract, Class II-AR-1 Cap Contract, Class II-AR-2 Cap Contract, Class II-MR-1 Cap Contract, Class II-MR-2 Cap Contract, Class II-MR-3 Cap Contract, Class VII-AR-1 Cap Contract and Class VII-AR-2 Cap Contract.

         CERTIFICATE: Any one of the Certificates issued pursuant to this Agreement, executed and authenticated by or on behalf of the Securities Administrator hereunder in substantially one of the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8 hereto.

         CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an Indirect Depository Participant.

         CERTIFICATE PRINCIPAL BALANCE: With respect to a Class A Certificate (other than the Class I-A-IO Certificates and Class VII-AR-3 Certificates, which have no Certificate Principal Balance), Class B Certificate, Mezzanine Certificate or Class P Certificate outstanding at any time, the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the related Loans and the other assets in the Trust Fund. The Certificate Principal Balance of a Senior Certificate, Mezzanine Certificate, Class B Certificate or Class P Certificate as of any date of determination is equal to the initial Certificate Principal Balance of such Certificate plus, in the case of a Group III-VII Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.6, reduced by the aggregate of
(i) all amounts allocable to principal previously distributed with respect to that Certificate and (ii) any reductions in the Certificate Principal Balance of such certificate deemed to have occurred in connection with allocations of Realized Losses, if any. The Certificate Principal Balance of each Class CE Certificate as of any date of determination is equal to the excess, if any, of
(i) the then aggregate Principal Balance of the related Loans over (ii) the then aggregate Certificate Principal Balance of the related Senior Certificates, the related Mezzanine Certificates and the related Class P Certificates. The initial Certificate Principal Balance of each Class of Certificates is set forth in the Preliminary Statement hereto.

         CERTIFICATE REGISTER: The register maintained pursuant to Section 5.3.

         CERTIFICATEHOLDER OR HOLDER: The person in whose name a Certificate is registered in the Certificate Register, except that solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Percentage Interests necessary to effect any such consent has been obtained. The Trustee or the Securities Administrator may conclusively rely upon a certificate of the Depositor, the Seller or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee or the Securities Administrator shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         CHASE:  Chase Manhattan Mortgage Corporation or any successor thereto.

         CHASE SERVICING AGREEMENT: The Mortgage Loan Purchase, Warranties and Servicing Agreement, dated as of December 1, 2002, between DBNY and Chase, as assigned by DBNY to

Seller pursuant to that certain Assignment, Assumption and Recognition Agreement, dated as of May 27, 2004, among the Seller, DBNY and Chase, and as modified pursuant to the related Assignment Agreement.

         CLASS: All Certificates having the same priority and rights to payments from the related Available Distribution Amount, designated as a separate Class, as set forth in the forms of Certificates attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8, as applicable.

         CLASS A CERTIFICATES: The Class I-A-1, I-A-2, I-A-3, I-A-4, I-A-5, I-A-6, I-A-IO, II-AR-1, II-AR-2, III-AR-1, IV-AR-1, V-AR-1, VI-AR-1, VII-AR-1, VII-AR-2 and VII-AR-3 Certificates, collectively.

         CLASS B CERTIFICATES: The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, collectively.

         CLASS CE CERTIFICATES: The Class I-CE Certificates and Class II-CE Certificates, collectively, and designated as such on the face thereof in substantially the form attached hereto as Exhibit A-4.

         CLASS I-A-1 CAP CONTRACT: The cap contract between the Trustee and DBNY, for the benefit of the Holders of the Class I-A-1 Certificates.

         CLASS I-A-6 LOCKOUT DISTRIBUTION AMOUNT: For any Distribution Date shall be the Class I-A-6 Lockout Distribution Percentage for that Distribution Date multiplied by the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class I-A-6 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Group I Senior Certificates, in each case immediately prior to such Distribution Date and (y) the Group I Senior Principal Distribution Amount for such Distribution Date.

         CLASS I-A-6 LOCKOUT DISTRIBUTION PERCENTAGE: For each Distribution Date, the applicable percentage set forth below:


                                                     CLASS I-A-6 LOCKOUT
            DISTRIBUTION DATES                      DISTRIBUTION PERCENTAGE
            ------------------                      -----------------------

  June 2004 through and including May 2007                     0%
  June 2007 through and including May 2009                    45%
  June 2009 through and including May 2010                    80%
  June 2010 through and including May 2011                   100%
  June 2011 and thereafter                                   300%


         CLASS I-M-1 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that Distribution Date, the remaining Group I Principal Distribution

Amount for that Distribution Date after distribution of the Group I Senior Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, the lesser of:

         o the remaining Group I Principal Distribution Amount for that Distribution Date after distribution of the Group I Senior Principal Distribution Amount; and

         o the excess of (A) the aggregate Certificate Principal Balance of the Class I-M-1 Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate Principal Balance of the Group I Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Loans incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Group I Senior Certificates (after taking into account the payment of the Group I Senior Principal Distribution Amount for such Distribution Date) and (y) the product of (a) the aggregate Principal Balance of the Group I Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Loans incurred during the related Prepayment Period) and (b) the sum of 6.00% and the related Required Overcollateralization Percentage.

         CLASS I-M-2 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that Distribution Date, the remaining Group I Principal Distribution Amount for that Distribution Date after distribution of the Group I Senior Principal Distribution Amount and the Class I-M-1 Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, the lesser of:

         o the remaining Group I Principal Distribution Amount for that Distribution Date after distribution of the Group I Senior Principal Distribution Amount and the Class I-M-1 Principal Distribution Amount; and

         o the excess of (A) the aggregate Certificate Principal Balance of the Class I-M-2 Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate Principal Balance of the Group I Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Loans incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Group I Senior Certificates and the Class I-M-1 Certificates (after taking into account the payment of the Group I Senior Principal Distribution Amount and the Class I-M-1 Principal Distribution Amount for such Distribution Date) and (y) the product of (a) the aggregate Principal Balance of the Group I Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Loans incurred during the related Prepayment Period) and (b) the sum of 2.50% and the related Required Overcollateralization Percentage.

         CLASS I-M-3 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that Distribution Date, the remaining Group I Principal Distribution

Amount for that Distribution Date after distribution of the Group I Senior Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount and the Class I-M-2 Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, the lesser of:

         o the remaining Group I Principal Distribution Amount for that Distribution Date after distribution of the Group I Senior Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount and the Class I-M-2 Principal Distribution Amount; and

         o the excess of (A) the aggregate Certificate Principal Balance of the Class I-M-3 Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate Principal Balance of the Group I Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Loans incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Group I Senior, Class I-M-1 and Class I-M-2 Certificates (after taking into account the payment of the Group I Senior Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount and the Class I-M-2 Principal Distribution Amount for such Distribution Date) and (y) the product of (a) the aggregate Principal Balance of the Group I Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Loans incurred during the related Prepayment Period) and (b) the related Required Overcollateralization Percentage.

         CLASS I/II-R CERTIFICATE: The Certificate designated as "Class I/II-R" on the face thereof in substantially the form attached hereto as Exhibit A-7, which has been designated as the sole class of "residual interests" in REMIC I, REMIC II, REMIC III and REMIC IV, pursuant to Section 2.4.

         CLASS I/II-R CERTIFICATEHOLDER: The registered Holder of the Class I/II-R Certificate.

         CLASS II-AR-1 ALLOCATION PERCENTAGE: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount attributable to the Group II-1 Loans for such Distribution Date and the denominator of which is (y) the Group II Principal Remittance Amount for such Distribution Date.

         CLASS II-AR-1 CAP CONTRACT: Shall mean the cap agreement between the Trustee and Swiss Re, for the benefit of the Holders of the Class II-AR-1 Certificates.

         CLASS II-AR-1 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date (i) prior to the Group II Stepdown Date, or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect for that Distribution Date, the Group II-1 Principal Distribution Amount, or (ii) on or after the Group II Stepdown Date if a Group II Trigger Event is not in effect for that Distribution Date, the lesser of:

         o the Group II-1 Principal Distribution Amount for that Distribution Date; and

         o the product of the Class II-AR-1 Allocation Percentage and the excess (if any) of (A) the sum of the Certificate Principal Balances of the Class II-AR-1 Certificates and Class II-AR-2 Certificates immediately prior to such Distribution Date over
                  (B) the positive difference between (i) the aggregate Principal Balance of the Group II Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group II Loans incurred during the related Prepayment Period) and (ii) the product of (x) aggregate Principal Balance of the Group II Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group II Loans incurred during the related Prepayment Period) and (y) the sum of (A) 12.50% and (B) the related Required Overcollateralization Percentage.

         CLASS II-AR-2 ALLOCATION PERCENTAGE: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount attributable to the Group II-2 Loans for such Distribution Date and the denominator of which is (y) the Group II Principal Remittance Amount for such Distribution Date.

         CLASS II-AR-2 CAP CONTRACT: The cap agreement between the Trustee and Swiss Re, for the benefit of the Holders of the Class II-AR-2 Certificates.

         CLASS II-AR-2 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date (i) prior to the Group II Stepdown Date, or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect for that Distribution Date, the Group II-2 Principal Distribution Amount, or (ii) on or after the Group II Stepdown Date if a Group II-2 Trigger Event is not in effect for that Distribution Date, the lesser of:

         o the Group II-2 Principal Distribution Amount for that Distribution Date; and

         o the product of the Class II-AR-2 Allocation Percentage and the excess (if any) of (A) the sum of the Certificate Principal Balances of the Class II-AR-1 Certificates and Class II-AR-2 Certificates immediately prior to such Distribution Date over
                  (B) the positive difference between (i) the aggregate Principal Balance of the Group II Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group II Loans incurred during the related Prepayment Period) and (ii) the product of (x) aggregate Principal Balance of the Group II Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group II Loans incurred during the related Prepayment Period) and (y) the sum of (A) 12.50% and (B) the related Required Overcollateralization Percentage.

         CLASS II-MR-1 CAP CONTRACT: Shall mean the cap agreement between the Trustee and Swiss Re, for the benefit of the Holders of the Class II-MR-1 Certificates.

         CLASS II-MR-1 PRINCIPAL DISTRIBUTION AMOUNT With respect to any Distribution Date (i) prior to the Group II Stepdown Date, or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect for that Distribution Date, the remaining Group II Principal Distribution Amount for that Distribution Date after distribution of the Group II Senior Principal

Distribution Amount or (ii) on or after the Group II Stepdown Date if a Group II Trigger Event is not in effect for that Distribution Date, the lesser of:

         o the remaining Group II Principal Distribution Amount for that Distribution Date after distribution of the Group II Senior Principal Distribution Amount; and

         o the excess of (A) the aggregate Certificate Principal Balance of the Class II-MR-1 Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate Principal Balance of the Group II Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group II Loans incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates (after taking into account the payment of the Group II Senior Principal Distribution Amount for such Distribution Date) and (y) the product of (a) the aggregate Principal Balance of the Group II Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group II Loans incurred during the related Prepayment Period) and (b) the sum of 7.00% and the related Required Overcollateralization Percentage.

         CLASS II-MR-2 CAP CONTRACT: The cap agreement between the Trustee and Swiss Re, for the benefit of the Holders of the Class II-MR-2 Certificates.

         CLASS II-MR-2 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date (i) prior to the Group II Stepdown Date, or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect for that Distribution Date, the remaining Group II Principal Distribution Amount for that Distribution Date after distribution of the Group II Senior Principal Distribution Amount and the Class II-MR-1 Principal Distribution Amount or (ii) on or after the Group II Stepdown Date if a Group II Trigger Event is not in effect for that Distribution Date, the lesser of:

         o the remaining Group II Principal Distribution Amount for that Distribution Date after distribution of the Group II Senior Principal Distribution Amount and the Class II-MR-1 Principal Distribution Amount; and

         o the excess of (A) the aggregate Certificate Principal Balance of the Class II-MR-2 Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate Principal Balance of the Group II Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group II Loans incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates and the Class II-MR-1 Certificates (after taking into account the payment of the Group II Senior Principal Distribution Amount and the Class II-MR-1 Principal Distribution Amount for such Distribution Date) and (y) the product of (a) the aggregate Principal Balance of the Group II Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group II Loans incurred during the related Prepayment Period) and (b) the sum of 2.50% and the related Required Overcollateralization Percentage.

         CLASS II-MR-3 CAP CONTRACT: The cap agreement between the Trustee and Swiss Re, for the benefit of the Holders of the Class II-MR-3 Certificates.

         CLASS II-MR-3 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date (i) prior to the Group II Stepdown Date, or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect for that Distribution Date, the remaining Group II Principal Distribution Amount for that Distribution Date after distribution of the Group II Senior Principal Distribution Amount, the Class II-MR-1 Principal Distribution Amount and the Class II-MR-2 Principal Distribution Amount or (ii) on or after the Group II Stepdown Date if a Group II Trigger Event is not in effect for that Distribution Date, the lesser of:

         o the remaining Group II Principal Distribution Amount for that Distribution Date after distribution of the Group II Senior Principal Distribution Amount, the Class II-MR-1 Principal Distribution Amount and the Class II-MR-2 Principal Distribution Amount; and

         o the excess of (A) the aggregate Certificate Principal Balance of the Class II-MR-3 Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate Principal Balance of the Group II Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group II Loans incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Group II Senior, Class II-MR-1 and Class II-MR-2 Certificates (after taking into account the payment of the Group II Senior Principal Distribution Amount, the Class II-MR-1 Principal Distribution Amount and the Class II-MR-2 Principal Distribution Amount for such Distribution Date) and (y) the product of (a) the aggregate Principal Balance of the Group II Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group II Loans incurred during the related Prepayment Period) and (b) the related Required Overcollateralization Percentage.

         CLASS P CERTIFICATES: The Class I-P Certificates and Class II-P Certificates, collectively, and designated as such on the face thereof in substantially the form attached hereto as Exhibit A-6.

         CLASS VII-AR-1 CAP CONTRACT: The cap agreement between the Trustee and Barclays for the benefit of the Holders of the Class VII-AR-1 Certificates.

         CLASS VII-AR-2 CAP CONTRACT: The cap agreement between the Trustee and Barclays for the benefit of the Holders of the Class VII-AR-2 Certificates.

         CLASS VII-AR-3 NOTIONAL AMOUNT: The Notional Amount of the Class VII-AR-3 Certificates as set forth in the definition of Notional Amount.

         CLEANUP CALL: As defined in Section 9.1.

         CLEARING AGENCY: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended, which initially shall be the Depository.

         CLEARING AGENCY PARTICIPANT: A broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entity transfers and pledges of securities deposited with the Clearing Agency.

         CLEARSTREAM: Clearstream, Luxembourg, societe anonyme (formerly known as Cedelbank) a corporation organized under the laws of Duchy of Luxembourg.

         CLOSING DATE: May 27, 2004.

         CODE: The Internal Revenue Code of 1986, as amended.

         COMPENSATING INTEREST: For any Distribution Date, (i) with respect to the Loans serviced by each of GMAC, M&T, Greenpoint and Chase, an amount equal to the lesser of (a) the aggregate Prepayment Interest Shortfalls and Curtailment Shortfalls for the Loans serviced by GMAC, M&T, Greenpoint and Chase, respectively, for such Distribution Date and (b) the Servicing Fee payable to GMAC, M&T, Greenpoint and Chase, respectively, for such Distribution Date, (ii) with respect to each Loan serviced by Countrywide, an amount equal to the lesser of one-half of (a) one-twelfth of the product of (i) the servicing fee rate set forth in the Countrywide Servicing Agreement and (ii) the Scheduled Principal Balance of such Loan or (b) the aggregate servicing fee actually received by Countrywide for such month, (iii) with respect to each Loan serviced by National City, the aggregate Prepayment Interest Shortfalls and Curtailment Shortfalls for such Loans for such Distribution Date and (iv) with respect to the Master Servicer, the amount described in Section 3.20 for such Distribution Date.

         COMPONENT R-1: The uncertificated residual interest in REMIC I.

         COMPONENT R-2: The uncertificated residual interest in REMIC II.

         COMPONENT R-3: The uncertificated residual interest in REMIC III.

         COMPONENT R-4: The uncertificated residual interest in REMIC IV.

         COMPONENT R-5: The uncertificated residual interest in REMIC V.

         COMPONENT R-6: The uncertificated residual interest in REMIC VI.

         COMPONENT R-7: The uncertificated residual interest in REMIC VII.

         CORPORATE TRUST OFFICE: The principal corporate trust office of the Trustee or the Securities Administrator, as the case may be, at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (i) with respect to the Trustee, HSBC Bank USA, 452 Fifth Avenue, New York, New York 10018, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Securities Administrator, or (ii) with respect to the Securities Administrator, (A) for Certificate transfer and surrender purposes, Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: DMSI 2004-4 and (B) for all other purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: DMSI 2004-4, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Trustee.

         CORRESPONDING CERTIFICATE: With respect to:

               (i) REMIC III Regular Interest LTIII-1A1, the Class I-A-1 Certificates,

               (ii) REMIC III Regular Interest LTIII-1A2, the Class I-A-2 Certificates,

               (iii) REMIC III Regular Interest LTIII-1A3, the Class I-A-3 Certificates,

               (iv) REMIC III Regular Interest LTIII-1A4, the Class I-A-4 Certificates,

               (v) REMIC III Regular Interest LTIII-1A5, the Class I-A-5 Certificates,

               (vi) REMIC III Regular Interest LTIII-1A6, the Class I-A-6 Certificates,

               (vii) REMIC III Regular Interest LTIII-1M1, the Class I-M-1 Certificates,

               (viii) REMIC III Regular Interest LTIII-1M2, the Class I-M-2
                      Certificates,

               (ix) REMIC III Regular Interest LTIII-1M3, the Class I-M-3 Certificates,

               (x) REMIC III Regular Interest LTIII-1P, the Class I-P Certificates,

               (xi) REMIC III Regular Interest LTIII-2AR1, the Class II-AR-1 Certificates,

               (xii) REMIC III Regular Interest LTIII-2AR2, the Class II-AR-2 Certificates,

               (xiii) REMIC III Regular Interest LTIII-2MR1, the Class II-MR-1
                      Certificates,

               (xiv) REMIC III Regular Interest LTIII-2MR2, the Class II-MR-2 Certificates,

               (xv) REMIC III Regular Interest LTIII-2MR3, the Class II-MR-3 Certificates,

               (xvi) REMIC III Regular Interest LTIII-2P, the Class II-P Certificates,

               (xvii) REMIC VI Regular Interest LTVI-IIIA, the Class III-AR-1
                      Certificates,

               (xviii) REMIC VI Regular Interest LTVI-IVA, the Class IV-AR-1
                      Certificates,

               (xix) REMIC VI Regular Interest LTVI-VA, the Class V-AR-1 Certificates,

               (xx) REMIC VI Regular Interest LTVI-VIA, the Class VI-AR-1 Certificates,

               (xxi) REMIC VI Regular Interest LTVI-VII-AR1, the Class VII-AR-1 Certificates,

               (xxii) REMIC VI Regular Interest LTVI-VII-AR2, the Class VII-AR-2
                      Certificates,

               (xxiii) REMIC VI Regular Interest LTVI-M, the Class M
                      Certificates,

               (xxiv) REMIC VI Regular Interest LTVI-B1, the Class B-1
                      Certificates,

               (xxv) REMIC VI Regular Interest LTVI-B2, the Class B-2 Certificates,

               (xxvi) REMIC VI Regular Interest LTVI-B3, the Class B-3
                      Certificates,

               (xxvii) REMIC VI Regular Interest LTVI-B4, the Class B-4
                      Certificates,

               (xxviii) REMIC VI Regular Interest LTVI-B5, the Class B-5
                      Certificates, and

               (xxix) REMIC VI Regular Interest LTVI-R, the Class A-R
                      Certificates.

         COUNTRYWIDE:  Countrywide Home Loans, Inc., or any successor thereto.

         COUNTRYWIDE SERVICING: Countrywide Home Loans Servicing L.P., or any successor thereto.

         COUNTRYWIDE SERVICING AGREEMENT: The Master Non-conforming Mortgage Loan Purchase and Servicing Agreement, dated as of May 1, 2004, between the Seller and Countrywide (as modified pursuant to the related Assignment Agreement). Pursuant to the related Assignment Agreement, among other things, Countrywide assigned its rights and obligations with respect to the servicing of the related Loans to Countrywide Servicing.

         CREDIT RISK MANAGEMENT AGREEMENT OR CREDIT RISK MANAGEMENT AGREEMENTS:
Each agreement between the Credit Risk Manager and Greenpoint, M&T, GMAC, Chase or the Master Servicer, regarding the loss mitigation and advisory services to be provided by the Credit Risk Manager.

         CREDIT RISK MANAGEMENT FEE: The amount payable to the Credit Risk Manager on each Distribution Date as compensation for all services rendered by it in the exercise and performance of any and all powers and duties of the Credit Risk Manager under any Credit Risk Management Agreement, which amount shall equal one twelfth of the product of (i) the Credit Risk Management Fee Rate multiplied by (ii) the aggregate Scheduled Principal Balance of the Group I Loans and Group II Loans and any related REO Properties as of the first day of the related Due Period.

         CREDIT RISK MANAGEMENT FEE RATE: 0.01% per annum.

         CREDIT RISK MANAGER: The Murrayhill Company, a Colorado corporation, and its successors and assigns.

         CREDIT SUPPORT DEPLETION DATE: The Distribution Date on which the Certificate Principal Balances of all of the Group III-VII Subordinate Certificates have been reduced to zero (prior to giving effect to distributions of principal and allocations of Realized Losses on the Group III-VII Loans on such Distribution Date).

         CURTAILMENT: Any voluntary payment of principal on a Loan, made by or on behalf of the related Mortgagor, other than a Monthly Payment, a Prepaid Monthly Payment or a Payoff, which is applied to reduce the outstanding Principal Balance of the Loan.

         CURTAILMENT SHORTFALL: With respect to any Distribution Date and any Curtailment received during the related Prepayment Period, an amount equal to one month's interest on such Curtailment at the applicable Mortgage Interest Rate on such Loan, net of the related Servicing Fee Rate.

         CUSTODIAL AGREEMENT: The Custodial Agreement dated as of May 1, 2004, among the Trustee, Wells Fargo as Custodian, M&T, Chase, GMAC, Countrywide, National City and Greenpoint as such agreement may be amended or supplemented from time to time, or any other custodial agreement entered into after the date hereof with respect to any Loan subject to this Agreement.

         CUSTODIAN: Either Wells Fargo or any other custodian appointed under any custodial agreement entered into after the date of this Agreement.

         CUT-OFF DATE: May 1, 2004; except that with respect to each Substitute Loan, the Cut-Off Date shall be the date of substitution.

         DBNY:  Deutsche Bank AG New York Branch, or any successor thereto.

         DEFINITIVE CERTIFICATES: As defined in Section 5.1.

         DELETED LOAN: A Loan replaced or to be replaced by a Substitute Loan.

         DELINQUENCY PERCENTAGE: With respect to any Loan Group, as of the last day of the related Due Period, the percentage equivalent of a fraction, the numerator of which is the Principal Balance of all related Loans that, as of the last day of the previous calendar month, are 60 or more days delinquent, are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy, and the denominator of which is the aggregate Principal Balance of the related Loans and REO Properties as of the last day of the previous calendar month.

         DEPOSITOR: Deutsche Mortgage Securities, Inc., a Delaware corporation, or its successor-in-interest.

         DEPOSITORY: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a Clearing Agency.

         DEPOSITORY AGREEMENT: The Letter of Representations, dated May 27, 2004 by and among the Depository, the Depositor and the Trustee.

         DEPOSITORY PARTICIPANT: A broker, dealer, bank, other financial institution or other Person for whom the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         DETERMINATION DATE: With respect to each Servicer, the day of the month set forth as the Determination Date in the related Servicing Agreement.

         DISQUALIFIED ORGANIZATION: A "disqualified organization" as defined in
Section 860E(e)(5) of the Code, and, for purposes of Article V herein, any Person which is not a Permitted Transferee; provided, that a Disqualified Organization does not include any Pass-Through Entity which owns or holds a Residual Certificate and if which a Disqualified Organization, directly or indirectly, may be a stockholder, partner or beneficiary.

         DISTRIBUTION ACCOUNT: Each trust account or accounts related to the Group I Loans, each trust account or accounts related to the Group II Loans and each trust account or accounts related to the Group III-VII Loans, in each case created and maintained by the Securities Administrator pursuant to Section 3.23 for the benefit of the related Certificateholders and designated "Wells Fargo Bank, N.A., as Securities Administrator, in trust for registered holders of Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 2004-4, Group I Certificates", "Wells Fargo Bank, N.A., as Securities Administrator, in trust for registered holders of Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 2004-4, Group II Certificates" and "Wells Fargo Bank, N.A., as Securities Administrator, in trust for registered holders of Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 2004-4, Group III-VII Certificates", respectively. Funds in each Distribution Account shall be held in trust for the related Certificateholders for the uses and purposes set forth in this Agreement. Each Distribution Account must be an Eligible Account.

         DISTRIBUTION ACCOUNT DEPOSIT DATE: With respect to any Distribution Date, the Business Day prior to such Distribution Date.

         DISTRIBUTION DATE: The 25th day (or, if such 25th day is not a Business Day, the Business Day immediately succeeding such 25th day) of each month, with the first such date being June 25, 2004.

         DUE DATE: The first day of each calendar month, which is the day on which the Monthly Payment for each Loan is due, exclusive of any days of grace. The "related Due Date" for any Distribution Date is the Due Date immediately preceding such Distribution Date.

         DUE PERIOD: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         ELIGIBLE ACCOUNT: Any account or accounts held and established by the Securities Administrator in trust for the Certificateholders at any Eligible Institution.

         ELIGIBLE INSTITUTION: An institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of each Rating Agency, (ii) with respect to the Distribution Accounts, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of each Rating Agency, or (iii) the approval of each Rating Agency.

         ELIGIBLE INVESTMENTS: Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the following Distribution Date (or, with respect to a Distribution Account maintained with the Securities Administrator, having a scheduled maturity on or before the following Distribution Date; provided that, such Eligible Investments shall be managed by, or an obligation of, the institution that maintains a Distribution Account if such Eligible Investments mature on the Distribution Date), regardless of whether any such obligation is issued by the Depositor, the applicable Servicer, the Trustee, the Master Servicer, the Securities Administrator or any of their respective Affiliates and having at the time of purchase, or at such other time as may be specified, the required ratings, if any, provided for in this definition:

                  (a) direct obligations of, or guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided, that such obligations are backed by the full faith and credit of the United States of America;

                  (b) direct obligations of, or guaranteed as to timely payment of principal and interest by, Freddie Mac, Fannie Mae or the Federal Farm Credit System, provided, that any such obligation, at the time of purchase or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities rated "AAA" in the case of S&P and Moody's (the initial rating of the Class A Certificates);

                  (c) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided, that the short-term deposit ratings and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institutions in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have, in the case of commercial paper, the highest rating available for such securities by each Rating Agency and, in the case of long-term unsecured debt obligations, one of the two highest ratings available for such securities by each Rating Agency, or in each case such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Senior Certificates;

                  (d) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency;

                  (e) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Senior Certificates;

                  (f) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest rating levels available to such issuers by each Rating Agency at the time of such investment, provided, that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

                  (g) repurchase obligations with respect to any security described in clause (a) or (b) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in
(c) above;

                  (h) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any such corporation will not be Eligible Investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of a Distribution Account to exceed 20% of the aggregate principal amount of all Eligible Investments then held in such Distribution Account;

                  (i) units of taxable money market funds (including those for which the Trustee, the Securities Administrator, the Master Servicer or any affiliate thereof receives compensation with respect to such investment) which funds have been rated by each Rating Agency rating such fund in its highest rating category or which have been designated in writing by each Rating Agency as Eligible Investments with respect to this definition;

                  (j) if previously confirmed in writing to the Trustee and the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as a permitted investment of funds backing securities having ratings equivalent to the initial rating of the Class A Certificates; and

                  (k) such other obligations as are acceptable as Eligible Investments to each Rating Agency;

provided, however, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) and that no instrument or security shall be an Eligible Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         EUROCLEAR: Euroclear Bank SA/NV, Brussels office, as operator of the Euroclear system.

         EXCESS LOSS: A Special Hazard Loss incurred on a Group III-VII Loan in excess of the Special Hazard Coverage, a Fraud Loss incurred on a Group III-VII Loan in excess of the Fraud Coverage and a Bankruptcy Loss incurred on a Group III-VII Loan in excess of the Bankruptcy Coverage.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

         EXTRA PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date and the Group I Loans or Group II Loans, the lesser of (i) the related Net Monthly Excess Cashflow for such Distribution Date and (ii) the related Overcollateralization Increase Amount for such Distribution Date.

         FANNIE MAE: Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereto.

         FDIC:  Federal Deposit Insurance Corporation, or any successor thereto.

         FINAL TERMINATOR: As defined in Section 9.2.

         FRAUD COVERAGE: As of the Cut-Off Date, will be $4,599,564. As of any date of determination after the Cut-Off Date, the Fraud Coverage will generally be equal to:

                  (1) from the first to and including the second Anniversary, an amount equal to:

                              (a) 1% of the aggregate Principal Balance of the Group III-VII Loans as of the Cut-Off Date, minus

                              (b) the aggregate amounts allocated to the Group III-VII Certificates with respect to Fraud Losses on the Group III-VII Loans up to such date of determination;

                  (2) from the third to and including the fifth Anniversary, an amount equal to:

                              (a) 0.50% of the aggregate Principal Balance of the Group III-VII Loans as of the Cut-Off Date, minus

                              (b) the aggregate amounts allocated to the Group III-VII Certificates with respect to Fraud Losses on the Group III-VII Loans up to such date of determination;

                  (3) after the fifth Anniversary, the Fraud Coverage will be zero.

         FRAUD LOSS: The occurrence of a loss on a Group III-VII Loan arising from fraud, dishonesty or misrepresentation by related Mortgagor in the origination such Group III-VII Loan.

         FREDDIE MAC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

         GMAC:  GMAC Mortgage Corporation or any successor thereto.

         GMAC SERVICING AGREEMENT: The Servicing Agreement, dated as of April 1, 2004, between the Seller and GMAC (as modified pursuant to the related Assignment Agreement).

         GLOBAL CERTIFICATE: A Regulation S Permanent Global Certificate or Regulation S Temporary Global Certificate.

         GREENPOINT: Greenpoint Mortgage Funding, Inc. or any successor thereto.

         GREENPOINT SERVICING AGREEMENT: The Master Mortgage Loan Purchase and Servicing Agreement, dated as of February 1, 2004, between the Seller and Greenpoint (as modified pursuant to the related Assignment Agreement).

         GROSS MARGIN: With respect to each Adjustable Rate Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Interest Rate for such Adjustable Rate Loan.

         GROUP I AVAILABLE DISTRIBUTION AMOUNT: With respect to a Distribution Date, the sum of the following amounts:

         (1) the total amount of all cash received by or on behalf of the related Servicers with respect to the Group I Loans by the Determination Date for such Distribution Date and not previously distributed (including Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries), except:

                  (a) all Prepaid Monthly Payments on the Group I Loans;

                  (b) all Curtailments on the Group I Loans received after the applicable Prepayment Period;

                  (c) all Payoffs on the Group I Loans received after the applicable Prepayment Period together with all interest paid by the related Mortgagors in connection with such Payoffs;

                  (d) Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries on the Group I Loans received after the applicable Prepayment Period;

                  (e) all amounts which are due and reimbursable to the related Servicers pursuant to the terms of the related Servicing Agreements or to the Master Servicer, the Securities Administrator, the Trustee or the Custodian pursuant to the terms of this Agreement with respect to the Group I Loans;

                  (f) the Servicing Fee and the Credit Risk Management Fee for each Group I Loan for such Distribution Date;

                  (g) all investment earnings, if any, on amounts on deposit in the related Distribution Account and each Protected Account;

                  (h) any premiums payable in connection with any lender paid primary mortgage insurance policies with respect to the Group I Loans;

                  (i) the amount of any Prepayment Charges collected by the related Servicers in connection with the Principal Prepayment of any of the Group I Loans.

         (2) to the extent advanced by the related Servicers and/or the Master Servicer and not previously distributed, the amount of all Advances made by the related Servicers and/or the Master Servicer with respect to such Distribution Date relating to the Group I Loans;

         (3) to the extent advanced by the related Servicers and/or the Master Servicer and not previously distributed, any amount payable as Compensating Interest by the related Servicers and/or the Master Servicer on such Distribution Date relating to the Group I Loans; and

         (4) the total amount, to the extent not previously distributed, of all cash received by the Distribution Date by the Trustee or the Master Servicer, in respect of a Purchase Obligation with respect to a Group I Loan under Section
2.3 or any permitted repurchase of a Group I Loan.

         GROUP I CERTIFICATES: The Group I Senior, Group I Mezzanine, Class I-CE and Class I-P Certificates.

         GROUP I CLEANUP CALL: As defined in Section 9.1.

         GROUP I CREDIT ENHANCEMENT PERCENTAGE: For any Class of Group I Certificates and any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balances of the Class or Classes of Group I Certificates subordinate to such Certificate and (ii) the related Overcollateralization Amount by (y) the aggregate Principal Balance of the Group I Loans, calculated after taking into account distributions of principal on the Group I Loans and distribution of the Group I Principal Distribution Amount to the Holders of the Group I Certificates then entitled to distributions of principal on such Distribution Date.

         GROUP I LOANS: Those Loans identified on the Loan Schedule as Group I Loans.

         GROUP I MARKER RATE: With respect to the Class I-CE Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC III Pass-Through Rate for each of REMIC III Regular Interest LTIII-1A1, REMIC III Regular Interest LTIII-1A2, REMIC III Regular Interest LTIII-1A3, REMIC III Regular Interest LTIII-1A4, REMIC III Regular Interest LTIII-1A5, REMIC III Regular Interest LTIII-1A6, REMIC III Regular Interest LTIII-1M1, REMIC III Regular Interest LTIII-1M2, REMIC III Regular Interest LTIII-1M3 and REMIC III Regular Interest LTIII-1ZZ, with the rate on each such REMIC III Regular Interest (other than REMIC III Regular Interest LTIII-1ZZ) subject to a cap equal to Pass-Through Rate for the Corresponding Certificate, and with the rate on REMIC III Regular Interest LTIII-1ZZ subject to a cap of zero for the purpose of this calculation; provided however, such cap for REMIC III Regular Interest LTIII-1A1 shall be multiplied by a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

         GROUP I MEZZANINE CERTIFICATES: The Class I-M-1, Class I-M-2 and Class I-M-3 Certificates.

         GROUP I PRINCIPAL DISTRIBUTION AMOUNT: On any Distribution Date the sum of (i) the principal portion of all scheduled Monthly Payments on the Group I Loans due during the related

Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of repurchase proceeds received with respect to any Group I Loan which was repurchased by the Depositor pursuant to a Purchase Obligation or as permitted by this Agreement (or, in the case of a substitution, amounts representing a principal adjustment) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections on the Group I Loans, including Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and all Curtailments and Payoffs received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Loans MINUS (iv) the amount of any related Overcollateralization Reduction Amount for such Distribution Date and any amounts payable or reimbursable therefrom to the related Servicers, the Trustee, the Custodian, the Master Servicer or the Securities Administrator prior to distributions being made on the Group I Certificates. In no event will the Group I Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Group I Certificates.

         GROUP I PRINCIPAL REMITTANCE AMOUNT: For any Distribution Date and the Group I Loans, the sum of the amounts described in clauses (i) through (iii) of the definition of Group I Principal Distribution Amount, net of any amounts payable or reimbursable therefrom to the related Servicers, the Trustee, the Custodian, the Master Servicer or the Securities Administrator.

         GROUP I REO PROPERTY: A Mortgaged Property related to a Group I Loan, title to which has been acquired by the related Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

         GROUP I REQUIRED OVERCOLLATERALIZATION AMOUNT: With respect to any Distribution Date following the Closing Date, an amount equal to approximately 0.35% of the aggregate Principal Balance of the Group I Loans as of the Cut-Off Date.

         GROUP I RESERVE FUND: Shall mean the separate trust account created and maintained by the Securities Administrator pursuant to Section 3.25 hereof on behalf of the Holders of the Group I Certificates.

         GROUP I SENIOR CERTIFICATES: The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6 and Class I-A-IO Certificates.

         GROUP I SENIOR PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that Distribution Date, the Group I Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, the lesser of:

         (a) the Group I Principal Distribution Amount for that Distribution Date; and

         (b) the excess of (A) the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate Principal Balance of the Group I Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Loans incurred during the related Prepayment Period) and

                  (ii) the product of (x) the aggregate Principal Balance of the Group I Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Loans incurred during the related Prepayment Period) and (y) the sum of 10.30% and the related Required Overcollateralization Percentage.

         GROUP I STEPDOWN DATE: The earlier to occur of (1) the first Distribution Date on which the aggregate Certificate Principal Balance of the Group I Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date in June 2007 and (y) the first Distribution Date on which the Group I Credit Enhancement Percentage of the Group I Senior Certificates (calculated for this purpose only after taking into account distributions of principal on the Group I Loans, but prior to any distribution of the Group I Principal Distribution Amount to the Holders of the Group I Certificates then entitled to distributions of principal on the Distribution
Date) is greater than or equal to 11.00%.

         GROUP I TERMINATOR: As defined in Section 9.1.

         GROUP I TRIGGER EVENT: With respect to any Distribution Date and the Group I Certificates, the occurrence of any of the following events: (x) the related Delinquency Percentage exceeds 50% of the Group I Credit Enhancement Percentage of the Group I Senior Certificates for the prior Distribution Date, or (y) the aggregate amount of Realized Losses with respect to the Group I Loans incurred since the Cut-Off Date through the last day of the related Due Period divided by the aggregate Principal Balance of the Group I Loans as of the Cut-Off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:


             Distribution Date                      Percentage
             -----------------                      ----------
June 2007 to May 2008.........................         0.75%
June 2008 and thereafter......................         1.00%


         GROUP I/II RESIDUAL CERTIFICATE: The Class I/II-R Certificates, which are being issued in a single class. Components R-I, R-II, R-III and R-IV of the Class I/II-R Certificate are hereby each designated the sole Class of "residual interests" in REMIC I, REMIC II, REMIC III and REMIC IV, respectively, for purposes of Section 860G(a)(2) of the Code.

         GROUP II AVAILABLE DISTRIBUTION AMOUNT: With respect to a Distribution Date, the sum of the following amounts:

         (1) the total amount of all cash received by or on behalf of the related Servicers with respect to the Group II Loans by the Determination Date for such Distribution Date and not previously distributed (including Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries), except:

                  (a) all Prepaid Monthly Payments on the Group II Loans;

                  (b) all Curtailments on the Group II Loans received after the applicable Prepayment Period;

                  (c) all Payoffs on the Group II Loans received after the applicable Prepayment Period together with all interest paid by the related Mortgagors in connection with such Payoffs;

                  (d) Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries on the Group II Loans received after the applicable Prepayment Period;

                  (e) all amounts which are due and reimbursable to the related Servicers pursuant to the terms of the related Servicing Agreements or to the Master Servicer, the Securities Administrator, the Trustee or the Custodian pursuant to the terms of this Agreement with respect to the Group II Loans;

                  (f) the Servicing Fee and the Credit Risk Management Fee for each Group II Loan for such Distribution Date;

                  (g) all investment earnings, if any, on amounts on deposit in the related Distribution Account and each Protected Account;

                  (h) any premiums payable in connection with any lender paid primary mortgage insurance policies with respect to the Group II Loans; and

                  (i) the amount of any Prepayment Charges collected by the related Servicers in connection with the Principal Prepayment of any of the Group II Loans.

         (2) to the extent advanced by the related Servicers and/or the Master Servicer and not previously distributed, the amount of all Advances made by the related Servicers and/or the Master Servicer with respect to such Distribution Date relating to the Group II Loans;

         (3) to the extent advanced by the related Servicers and/or the Master Servicer and not previously distributed, all amounts payable as Compensating Interest by the related Servicers and/or the Master Servicer on such Distribution Date relating to the Group II Loans; and

         (4) the total amount, to the extent not previously distributed, of all cash received by the Distribution Date by the Trustee or the Master Servicer, in respect of a Purchase Obligation with respect to a Group II Loan under Section
2.3 or any permitted repurchase of a Group II Loan.

         GROUP II CERTIFICATES: The Group II Senior, Group II Mezzanine, Class II-CE and Class II-P Certificates.

         GROUP II CLEANUP CALL: As defined in Section 9.1.

         GROUP II CREDIT ENHANCEMENT PERCENTAGE: For any Class of Group II Certificates and any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class or Classes of Group II Certificates subordinate thereto and (ii) the related Overcollateralization Amount by (y) the aggregate Principal Balance of the Group II Loans, calculated after taking into account distributions of principal on the Group II Loans and distribution of the Group II Principal Distribution Amount to the Holders of the Group II Certificates then entitled to distributions of principal on such Distribution Date.

         GROUP II LOANS: Those Loans identified on the Loan Schedule as Group II Loans.

         GROUP II MARKER RATE: With respect to the Class II-CE Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC III Pass-Through Rate for each of REMIC III Regular Interest LTIII-2AR1, REMIC III Regular Interest LTIII-2AR2, REMIC III Regular Interest LTIII-2MR1, REMIC III Regular Interest LTIII-2MR2, REMIC III Regular Interest LTIII-2MR3 and REMIC III Regular Interest LTIII-2ZZ, with the rate on each such REMIC III Regular Interest (other than REMIC III Regular Interest LTIII-2ZZ) subject to a cap equal to Pass-Through Rate for the Corresponding Certificate, and with the rate on REMIC III Regular Interest LTIII-2ZZ subject to a cap of zero for the purpose of this calculation; provided however, each such cap for each REMIC III Regular Interest (other than REMIC III Regular Interest LTIII-2ZZ) shall be multiplied by a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

         GROUP II MEZZANINE CERTIFICATES: The Class II-MR-1, Class II-MR-2 and Class II-MR-3 Certificates.

         GROUP II PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, the sum of the Group II-1 Principal Distribution Amount and Group II-2 Principal Distribution Amount.

         GROUP II PRINCIPAL REMITTANCE AMOUNT: For any Distribution Date and the Group II Loans, the sum of the amounts described in clauses (i) through (iii) of the definition of Group II-1 Principal Distribution Amount and Group II-2 Principal Distribution Amount, net of any amounts payable or reimbursable therefrom to the related Servicers, the Trustee, the Custodian, the Master Servicer or the Securities Administrator.

         GROUP II REO PROPERTY: A Mortgaged Property related to a Group II Loan, title to which has been acquired by the related Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

         GROUP II REQUIRED OVERCOLLATERALIZATION AMOUNT: For the first six Distribution Dates, approximately $0.00, and with respect to any Distribution Date on or after the seventh Distribution Date, an amount equal to approximately 0.50% of the aggregate Principal Balance of the Group II Loans as of the Cut-Off Date.

         GROUP II RESERVE FUND: Shall mean the separate trust account created and maintained by the Securities Administrator pursuant to Section 3.25 hereof on behalf of the Holders of the Group II Certificates.

         GROUP II SENIOR CERTIFICATES: The Class II-AR-1 Certificates and Class II-AR-2 Certificates.

         GROUP II SENIOR PRINCIPAL DISTRIBUTION AMOUNT: The sum of the Class II-AR-1 Principal Distribution Amount and the Class II-AR-2 Principal Distribution Amount.

         GROUP II STEPDOWN DATE: The earlier to occur of (1) the first Distribution Date on which the aggregate Certificate Principal Balance of the Group II Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date in June 2007 and (y) the first

Distribution Date on which the Group II Credit Enhancement Percentage of the Group II Senior Certificates (calculated for this purpose only after taking into account distributions of principal on the Group II Loans, but prior to any distribution of the Group II Principal Distribution Amount to the Holders of the Group II Certificates then entitled to distributions of principal on the Distribution Date) is greater than or equal to 13.50%.

         GROUP II TERMINATOR: As defined in Section 9.1.

         GROUP II TRIGGER EVENT: With respect to any Distribution Date and the Group II Certificates, the occurrence of any of the following events: (x) the related Delinquency Percentage exceeds 45% of the Group II Credit Enhancement Percentage of the Group II Senior Certificates for the prior Distribution Date, or (y) the aggregate amount of Realized Losses on the Group II Loans incurred since the Cut-Off Date through the last day of the related Due Period divided by the aggregate Principal Balance of the Group II Loans as of the Cut-Off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:


                  Distribution Date                      Percentage
                  -----------------                      ----------
June 2007 to May 2008............................           1.00%
June 2008 to May 2009............................           1.50%
June 2009 to May 2010............................           1.75%
June 2010 and thereafter.........................           2.00%


         GROUP II-1 LOANS: Those Loans identified on the Loan Schedule as Group II-1 Loans.

         GROUP II-1 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, the sum of (i) the principal portion of all scheduled Monthly Payments on the Group II-1 Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all repurchase proceeds received with respect to any Group II-1 Loan which was repurchased by the Depositor pursuant to a Purchase Obligation or as permitted by this Agreement (or, in the case of a substitution, certain amounts representing a principal adjustment) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections on the Group II-1 Loans, including Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and all Curtailments and Payoffs, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II-1 Loans minus
(iv) the Class II-AR-1 Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date and any amounts payable or reimbursable therefrom to the related Servicers, the Trustee, the Custodian, the Master Servicer or the Securities Administrator. In no event will the Group II-1 Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Group II Certificates.

         GROUP II-2 LOANS: Those Loans identified on the Loan Schedule as Group II-2 Loans.

         GROUP II-2 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, the sum of (i) the principal portion of all scheduled Monthly Payments on the Group II-2 Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all repurchase proceeds received with respect to any Group II-2 Loan which was repurchased by the Depositor pursuant to a Purchase Obligation or as permitted by this Agreement (or, in the case of a substitution, certain amounts representing a principal adjustment) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections on the Group II-2 Loans, including Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and all Curtailments and Payoffs, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II-2 Loans minus (iv) the Class II-AR-2 Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date and any amounts payable or reimbursable therefrom to the related Servicers, the Trustee, the Custodian, the Master Servicer or the Securities Administrator. In no event will the Group II-2 Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Group II Certificates.

         GROUP III AVAILABLE DISTRIBUTION AMOUNT: For any Distribution Date, the sum of the amounts described in the definition of Group III-VII Available Distribution Amount that are related to the Group III Loans.

         GROUP III LOANS: Those Loans identified on the Loan Schedule as Group III Loans.

         GROUP III-VII AVAILABLE DISTRIBUTION AMOUNT: With respect to a Distribution Date, the sum of the following amounts:

         (1) the total amount of all cash received by or on behalf of the related Servicers with respect to the Group III-VII Loans by the Determination Date for such Distribution Date and not previously distributed (including Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries), except:

                  (a) all Prepaid Monthly Payments on the Group III-VII Loans;

                  (b) all Curtailments on the Group III-VII Loans received after the applicable Prepayment Period;

                  (c) all Payoffs on the Group III-VII Loans received after the applicable Prepayment Period together with all interest paid by the related Mortgagors in connection with such Payoffs;

                  (d) Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries on the Group III-VII Loans received after the applicable Prepayment Period;

                  (e) all amounts which are due and reimbursable to the related Servicers pursuant to the terms of the related Servicing Agreements or to the Master Servicer, the Securities Administrator, the Trustee or the Custodian pursuant to the terms of this Agreement with respect to the Group III-VII Loans;

                  (f) the Servicing Fee for each Group III-VII Loan for such Distribution Date;

                  (g) all investment earnings, if any, on amounts on deposit in the related Distribution Account and each Protected Account;

                  (h) any premiums payable in connection with any lender paid primary mortgage insurance policies with respect to the Group III-VII Loans;

                  (i) the amount of any Prepayment Charges collected by the related Servicers in connection with the Principal Prepayment of any of the Group IV Loans, Group V Loans, Group VI Loans and Group VII Loans, if any.

         (2) to the extent advanced by the related Servicers and/or the Master Servicer and not previously distributed, the amount of all Advances made by the related Servicers and/or the Master Servicer with respect to such Distribution Date relating to the Group III-VII Loans;

         (3) to the extent advanced by the related Servicers and/or the Master Servicer and not previously distributed, all amounts payable as Compensating Interest by the related Servicers and/or the Master Servicer on such Distribution Date relating to the Group III-VII Loans; and

         (4) the total amount, to the extent not previously distributed, of all cash received by the Distribution Date by the Trustee or the Master Servicer, in respect of a Purchase Obligation with respect to a Group III-VII Loan under
Section 2.3 or any permitted repurchase of a Group III-VII Loan.

         GROUP III-VII CERTIFICATES: The Group III-VII Senior Certificates and Group III-VII Subordinate Certificates.

         GROUP III-VII CLEANUP CALL:  As defined in Section 9.1

         GROUP III-VII LOAN GROUP: Any Loan Group consisting of Group III-VII Loans.

         GROUP III-VII LOANS: The Group III Loans, Group IV Loans, Group V Loans, Group VI Loans and Group VII Loans.

         GROUP III-VII OFFERED SUBORDINATE CERTIFICATES: The Class M, Class B-1 and Class B-2 Certificates.

         GROUP III-VII PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date and any Loan Group consisting of Group III-VII Loans, the sum of:

         (1) scheduled principal payments on the related Loans due during the related Due Period;

         (2) the principal portion of repurchase proceeds received with respect to the related Loans which were repurchased as permitted or required hereunder during the related Prepayment Period; and

         (3) any other unscheduled payments of principal which were received on the related Loans during the related Prepayment Period, other than Payoffs, Curtailments or Liquidation Principal; plus

         (4)      Transfer Payments received, plus interest thereon; minus

         (5)      Transfer Payments made, plus interest thereon.

         GROUP III-VII REO PROPERTY: A Mortgaged Property related to a Group III-VII Loan, title to which has been acquired by the related Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

         GROUP III-VII SENIOR CERTIFICATES: The Class III-AR-1, Class IV-AR-1, Class V-AR-1, Class VI-AR-1, Class VII-AR-1, Class VII-AR-2, Class VII-AR-3 and Class A-R Certificates.

         GROUP III-VII SUBORDINATE CERTIFICATES: The Group III-VII Offered Subordinate Certificates and the Junior Subordinate Certificates.

         GROUP III-VII TERMINATOR: As defined in Section 9.1.

         GROUP IV AVAILABLE DISTRIBUTION AMOUNT: For any Distribution Date, the sum of the amounts described in the definition of Group III-VII Available Distribution Amount that are related to the Group IV Loans.

         GROUP IV LOANS: Those Loans identified on the Loan Schedule as Group IV Loans.

         GROUP V AVAILABLE DISTRIBUTION AMOUNT: For any Distribution Date, the sum of the amounts described in the definition of Group III-VII Available Distribution Amount that are related to the Group V Loans.

         GROUP V LOANS: Those Loans identified on the Loan Schedule as Group V Loans.

         GROUP VI AVAILABLE DISTRIBUTION AMOUNT: For any Distribution Date, the sum of the amounts described in the definition of Group III-VII Available Distribution Amount that are related to the Group VI Loans.

         GROUP VI LOANS: Those Loans identified on the Loan Schedule as Group VI Loans.

         GROUP VII AVAILABLE DISTRIBUTION AMOUNT: For any Distribution Date, the sum of the Group VII-1 Available Distribution Amount and Group VII-2 Available Distribution Amount.

         GROUP VII CERTIFICATES: The Class VII-AR-1 Certificates, Class VII-AR-2 Certificates and Class VII-AR-3 Certificates, collectively.

         GROUP VII LOANS:  The Group VII-1 Loans and Group VII-2 Loans.

         GROUP VII-1 AVAILABLE DISTRIBUTION AMOUNT: For any Distribution Date will equal the sum of the amounts described in the definition of Group III-VII Available Distribution Amount that are related to the Group VII-1 Loans.

         GROUP VII-1 LOANS: Those Loans identified on the Loan Schedule as Group VII-1 Loans.

         GROUP VII-2 AVAILABLE DISTRIBUTION AMOUNT: For any Distribution Date will equal the sum of the amounts described in the definition of Group III-VII Available Distribution Amount that are related to the Group VII-2 Loans.

         GROUP VII-2 LOANS: Those Loans identified on the Loan Schedule as Group VII-2 Loans.

         GROUP VII RESERVE FUND: The separate trust account created and maintained by the Securities Administrator pursuant to Section 3.25 hereof on behalf of the Holders of the Class VII-AR-1 Certificates and Class VII-AR-2 Certificates.

         INDEPENDENT: When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Servicer and the Master Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, any Servicer or the Master Servicer or any Affiliate of either and (iii) is not connected with the Depositor, any Servicer or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         INDEX: As of any Adjustment Date, the index applicable to the determination of the Mortgage Interest Rate on each Adjustable Rate Loan which will generally be (A) with respect to approximately 97.72%, and 28.50% of the Group II Loans and Group III-VII Loans, respectively, by aggregate Principal Balance as of the Cut-Off Date, the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to that Adjustment Date or (ii) as of the first business day of the month preceding the month of the Adjustment Date, as specified in the related mortgage note, (B) with respect to approximately 2.28%, and 0.56% of the Group II Loans and Group III-VII Loans, respectively, by aggregate Principal Balance as of the Cut-Off Date, the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as published in the Federal Reserve Statistical Release H.15 (519) as most recently announced as of a date 45 days prior to that Adjustment Date, (C) with respect to approximately 70.37% of the Group III-VII Loans by Principal Balance as of the Cut-Off Date, the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related Mortgage Note or (D) with respect to 0.57% of the Group III-VII Loans, by aggregate Principal Balance as of the Cut-Off Date, the weighted average cost of funds for the member savings institutions of the Federal Home Loan Bank of San Francisco.

         INDIRECT DEPOSITORY PARTICIPANTS: Entities such as banks, brokers, dealers or trust companies that clear through or maintain a custodial relationship with a Depository Participant, either directly or indirectly.

         INSURANCE PROCEEDS: Proceeds of any title policy, hazard policy, mortgage guaranty policy or other insurance policy covering a Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicing Agreement.

         INTEREST ACCRUAL PERIOD: With respect to each Distribution Date and each Class of Certificates (other than the Adjustable Rate Certificates, Class VII-AR-3, Class CE Certificates, Class P Certificates and Class I/II-R Certificates), the calendar month preceding the month in which that Distribution Date occurs. The Interest Accrual Period for the Class I-A-1, Group II Senior and Group II Mezzanine Certificates shall be (a) as to the Distribution Date in June 2004, the period commencing on the Closing Date and ending on the day preceding the Distribution

Date in June 2004, and (b) as to any Distribution Date after the Distribution Date in June 2004, the period commencing on the Distribution Date in the month immediately preceding the month in which that Distribution Date occurs and ending on the day preceding that Distribution Date. The Interest Accrual Period for the Class VII-AR-1, Class VII-AR-2 and Class VII-AR-3 Certificates shall be the period from and including the 25th calendar day of the month preceding the month in which the Distribution Date occurs to and including the 24th calendar day of the month in which that Distribution Date occurs. Interest on each Class of Certificates (other than the Class I-A-1, Group II Senior, Group II Mezzanine, Class CE Certificates, Class P Certificates and Class I/II-R Certificates), will be calculated based on a 360-day year consisting of twelve 30-day months. Interest on the Class I-A-1, Group II Senior and Group II Mezzanine Certificates will be calculated based on a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.

         INTEREST CARRY FORWARD AMOUNT: With respect to any Distribution Date and any Class of Group I Senior, Group II Senior, Group I Mezzanine and Group II Mezzanine Certificates, the sum of (i) the amount, if any, by which (a) the related Interest Distribution Amount for such Class of Certificates for the immediately preceding Distribution Date exceeded (b) the actual amount distributed on such Class of Certificates in respect of interest on such immediately preceding Distribution Date and (ii) the amount of any related Interest Carry Forward Amount for such Class of Certificates remaining unpaid from the previous Distribution Date, plus accrued interest on such sum calculated at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

         INTEREST DISTRIBUTION AMOUNT: On any Distribution Date, for any Class of Group I Senior, Group II Senior, Group I Mezzanine and Group II Mezzanine Certificates, the amount of interest accrued on such Class during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount of that Class, which shall be an amount, not less than zero, equal to (a) the product of (1) 1/12th of the Pass-Through Rate for such Class and (2) the Certificate Principal Balance or Notional Amount, as applicable, for such Class before giving effect to allocations of Realized Losses in connection with such Distribution Date or distributions to be made on such Distribution Date, REDUCED BY (b) Uncompensated Interest Shortfalls allocated to such Class pursuant to
Section 1.2 and, with respect to the Group I Mezzanine Certificates and Class I-CE Certificates or the Group II Mezzanine Certificates and Class II-CE Certificates, the interest portion of Realized Losses allocated to such Class pursuant to Section 1.2. On any Distribution Date, for any Class of Group III-VII Certificates, the sum of (i) interest accrued on the related Group III-VII Certificates during the related Interest Accrual Period on the related Certificate Principal Balance of such Class, which shall be an amount, not less than zero, equal to (a) the product of (1) 1/12th of the Pass-Through Rate or Subordinate Interest Rate, as applicable, for such Class and (2) the Certificate Principal Balance or Notional Amount, as applicable, for such Class before giving effect to Realized Losses in connection with such Distribution Date or distributions to be made on such Distribution Date, REDUCED BY (b) such Class' allocable share, if any, of Uncompensated Interest Shortfalls with respect to the related Loans and the interest portion of Realized Losses allocated to such Class pursuant to Section 4.6 and (ii) the amount of interest accrued but unpaid to such Class from prior Distribution Dates.

         INTEREST ONLY CERTIFICATES: Either the Class I-A-IO Certificates or the Class VII-AR-3 Certificates.

         INTEREST REMITTANCE AMOUNT: With respect to any Distribution Date and the Group I Loans or Group II Loans, as applicable, that portion of the related Available Distribution Amount attributable to interest received or advanced on the Group I Loans or the Group II Loans, as applicable.

         INVESTMENT WITHDRAWAL DISTRIBUTION DATE: As defined in Section 3.23(c).

         JUNIOR SUBORDINATE CERTIFICATES: The Class B-3, Class B-4 and Class B-5 Certificates.

         LAST SCHEDULED DISTRIBUTION DATE: With respect to each Class of Group I Certificates other than the Class I-A-IO Certificates, the Distribution Date in April 2034. With respect to the Class I-A-IO Certificates, the Distribution Date in May 2006. With respect to each Class of Group II Certificates and Group III-VII Certificates, the Distribution Date in June 2034.

         LIBOR: For the initial Interest Accrual Period, on the Closing Date, the Securities Administrator will determine the One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date with respect to the Class I-A-1, Group II Senior, Group II Mezzanine, Class VII-AR-1 and Class VII-AR-2 Certificates, and for any Interest Accrual Period thereafter, the one month rate which appears on the Dow Jones Telerate System, page 3750, as of 11:00 a.m., London time on the LIBOR Determination Date. If such rate is not provided, LIBOR shall mean the rate determined by the Securities Administrator (or a calculation agent on its behalf) in accordance with the following procedure:

                  (i) The Securities Administrator on the LIBOR Determination Date will request the principal London offices of each of four major Reference Banks in the London interbank market, as selected by the Securities Administrator, to provide the Securities Administrator with its offered quotation for deposits in United States dollars for the upcoming one-month period, commencing on the second LIBOR Business Day immediately following such LIBOR Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m. London time on such LIBOR Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of such quotations.

                  (ii) If fewer than two quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York City on such LIBOR Determination Date by three major banks in New York City selected by the Securities Administrator for one-month United States dollar loans to lending European banks, in a principal amount that is representative for a single transaction in United States dollars in such market at such time; provided, however, that if the banks so selected by the Securities Administrator are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Determination Date will continue to be LIBOR as then currently in effect on such LIBOR Determination Date.

         LIBOR BUSINESS DAY: Any day on which dealings in United States dollars are transacted in the London interbank market.

         LIBOR DETERMINATION DATE: The second LIBOR Business Day before the first day of the related Interest Accrual Period.

         LIQUIDATED LOAN: A Loan as to which the related Servicer has determined in accordance with its customary servicing practices that all amounts which it expects to recover from or on account of such Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise, have been recovered. For purposes of this definition, acquisition of a Mortgaged Property by the Trust Fund shall not constitute final liquidation of the related Loan.

         LIQUIDATION PRINCIPAL: With respect to any Distribution Date and any Group III-VII Loan, the principal portion of net Liquidation Proceeds received with respect to each such Group III-VII Loan which became a Liquidated Loan (but not in excess of the Principal Balance thereof) during the related Prepayment Period.

         LIQUIDATION PROCEEDS: The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the applicable Servicer pursuant to the related Servicing Agreement or the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Loan through a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Loan or an REO Property pursuant to or as contemplated by Section 2.3 or Section 9.1.

         LOAN DOCUMENTS: The documents evidencing or relating to each Loan delivered to the Custodian under the Custodial Agreement on behalf of the Trustee.

         LOAN GROUP: The Group I Loans, Group II Loans, Group III Loans, Group IV Loans, Group V Loans, Group VI Loans, Group VII-1 Loans or Group VII-2 Loans, as applicable.

         LOAN SCHEDULE: The schedule, as amended from time to time, of Loans, attached hereto as Schedule One, which shall set forth as to each Loan the following, among other things:

               (i)    the loan number of the Loan and name of the related
                      Mortgagor;

               (ii) the street address of the Mortgaged Property including city, state and zip code;

               (iii)  the Mortgage Interest Rate as of the Cut-Off Date;

               (iv) the original term and maturity date of the related Mortgage Note;

               (v)    the original Principal Balance;

               (vi)   the first payment date;

               (vii)  the Monthly Payment in effect as of the Cut-Off Date;

               (viii) the date of the last paid installment of interest;

               (ix) the unpaid Principal Balance as of the close of business on the Cut-Off Date;

               (x)    the Loan-to-Value ratio at origination;

               (xi) the type of property and the Original Value of the Mortgaged Property;

               (xii) whether a primary mortgage insurance policy is in effect as of the Cut-Off Date;

               (xiii) the nature of occupancy at origination;

               (xiv) a code indicating whether the Loan is subject to Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge;

               (xv) with respect to each Adjustable Rate Loan, the first Adjustment Date;

               (xvi)  with respect to each Adjustable Rate Loan, the Gross
                      Margin;

               (xvii) with respect to each Adjustable Rate Loan, the Maximum
                      Mortgage Interest Rate under the terms of the Mortgage
                      Note;

               (xviii) with respect to each Adjustable Rate Loan, the Minimum
                      Mortgage Interest Rate under the terms of the Mortgage
                      Note;

               (xix) with respect to each Adjustable Rate Loan, the Periodic Rate Cap;

               (xx) with respect to each Adjustable Rate Loan, the first Adjustment Date immediately following the Cut-off Date;

               (xxi)  with respect to each Adjustable Rate Loan, the Index;

               (xxii) the related Loan Group; and

               (xxiii) the related Servicer.

         LOANS: The Mortgages and the related Mortgage Notes, each transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as part of the Trust Fund, as so identified in the Loan Schedule. Each of the Loans is referred to individually in this Agreement as a "Loan".

         LOAN-TO-VALUE RATIO: The original principal amount of a Loan divided by the Original Value; however, references to "current Loan-to-Value Ratio" shall mean the then current Principal Balance of a Loan divided by the Original Value.

         M&T: M&T Mortgage Corporation, a New York banking corporation, or any successor thereto.

         M&T SERVICING AGREEMENT: The Interim Servicing and Servicing Rights Purchase Agreement, dated as of March 1, 2004 between the Seller and M&T (as modified pursuant to the related Assignment Agreement).

         MASTER SERVICER: As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Master Servicer and the Securities Administrator shall at all times be the same Person.

         MASTER SERVICER EVENT OF DEFAULT: One or more of the events described in Section 7.1 hereof.

         MAXIMUM MORTGAGE INTEREST RATE: With respect to each Adjustable Rate Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Interest Rate thereunder.

         MEZZANINE CERTIFICATES: The Class I-M-1, Class I-M-2, Class I-M-3, Class II-MR-1, Class II-MR-2, Class II-MR-3 and Class M Certificates, collectively, and designated as such on the face thereof in substantially the form attached hereto as Exhibit A-3.

         MINIMUM MORTGAGE INTEREST RATE: With respect to each Adjustable Rate Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Interest Rate thereunder.

         MONTHLY PAYMENT: The scheduled payment of principal and interest on a Loan which is due on any Due Date for such Loan after giving effect to any reduction in the amount of interest collectible from any Mortgagor pursuant to the Relief Act.

         MOODY'S: Moody's Investors Service, Inc. or its successor in interest.

         MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

         MORTGAGE FILE: The Loan Documents pertaining to a particular Loan.

         MORTGAGE INTEREST RATE: With respect to each Loan, the annual rate at which interest accrues on such Loan from time to time in accordance with the provisions of the related Mortgage Note without regard to any reduction thereof as a result of the Relief Act, which rate with respect to each Adjustable Rate Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and
(B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Interest Rate on such Adjustable Rate Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Interest Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Interest Rate, and shall never be less than the greater of (i) the Mortgage Interest Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage

Interest Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

         MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement dated as of May 27, 2004, between the Depositor and the Seller.

         MORTGAGE NOTE: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Loan.

         MORTGAGE POOL: All of the Loans.

         MORTGAGED PROPERTY: With respect to any Loan, the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Loan.

         MORTGAGOR: The obligor on a Mortgage Note.

         NATIONAL CITY:  National City Mortgage Co. or any successor thereto.

         NATIONAL CITY SERVICING AGREEMENT: The Master Seller's Warranties and Servicing Agreement, dated as of May 1, 2004, between National City and the Seller (as modified pursuant to the related Assignment Agreement).

         NET INTEREST SHORTFALL: For any Distribution Date and the Group III-VII Loans will be, the sum of (1) any Prepayment Interest Shortfall with respect to the Group III-VII Loans for such Distribution Date, (2) any Relief Act Interest Shortfall with respect to the Group III-VII Loans for such Distribution Date and
(3) the portion of Realized Losses attributable to interest allocated to the Group III-VII Certificates on such Distribution Date.

         NET MONTHLY EXCESS CASHFLOW: With respect to any Distribution Date and the Group I Loans or Group II Loans, as applicable, the sum of (i) any related Overcollateralization Reduction Amount and (ii) the excess of (x) the related Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the aggregate Senior Interest Distribution Amounts payable to the Holders of the Group I Senior or Group II Senior Certificates, as applicable, (B) the aggregate Interest Distribution Amounts payable to the Holders of the related Mezzanine Certificates and (C) the related Principal Remittance Amount.

         NET MORTGAGE RATE: For each Loan and for any date of determination, a per annum rate equal to the Mortgage Interest Rate for such Loan less the related Servicing Fee Rate, the rate at which the premium payable in connection with any lender paid primary mortgage insurance policy is paid, if applicable, and, with respect to each Group I Loan and Group II Loan, the Credit Risk Management Fee Rate.

         NET WAC PASS-THROUGH RATE:

         (a) For the Group I Senior Certificates (other than the Class I-A-IO Certificates) and the Group I Mezzanine Certificates for (i) the June 2004 Distribution Date through the May 2006 Distribution Date, a per annum rate equal to (1) the weighted average of the Net Mortgage Rates of the Group I Loans as of the first day of the month preceding the month in which such

Distribution Date occurs minus (2) the Pass-Through Rate for the Class I-A-IO Certificates for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount of the Class I-A-IO Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Principal Balance of the Group I Loans before giving effect to distributions on such Distribution Date and (ii) any subsequent Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group I Loans as of the first day of the month preceding the month in which such Distribution Date occurs; provided that in each case the per annum rate applicable to the Class I-A-1 Certificates shall be subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period. For United States federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC III Pass-Through Rates on REMIC III Regular Interest LTIII-1AA, REMIC III Regular Interest LTIII-1A1, REMIC III Regular Interest LTIII-1A2, REMIC III Regular Interest LTIII-1A3, REMIC III Regular Interest LTIII-1A4, REMIC III Regular Interest LTIII-1A5, REMIC III Regular Interest LTIII-1A6, REMIC III Regular Interest LTIII-1M1, REMIC III Regular Interest LTIII-1M2, REMIC III Regular Interest LTIII-1M3, REMIC III Regular Interest LTIII-1ZZ and REMIC III Regular Interest LTIII-1P, weighted on the basis of the Uncertificated Principal Balance of each such REMIC III Regular Interest.

         (b) For any Distribution Date and the Class II-AR-1 Certificates, a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Rates of the Group II-1 Loans. For United States federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC III Pass-Through Rate on REMIC III Regular Interest LTIII-2GRP1, weighted on the basis of the Uncertificated Principal Balance of such REMIC III Regular Interest.

         (c) For any Distribution Date and the Class II-AR-2 Certificates, will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Rates of the Group II-2 Loans. For United States federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC III Pass-Through Rate on REMIC III Regular Interest LTIII-2GRP2, weighted on the basis of the Uncertificated Principal Balance of such REMIC III Regular Interest.

         (d) For any Distribution Date and the Group II Mezzanine Certificates, will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average (weighted on the basis of the results of subtracting from the aggregate Principal Balance of the Group II-1 Loans and Group II-2 Loans the Certificate Principal Balance of the Class II-AR-1 Certificates and Class II-AR-2 Certificates, respectively) of (i) the weighted average of the Net Mortgage Rates of the Group II-1 Loans, and (ii) the weighted average of the Net Mortgage Rates of the Group II-2 Loans. For United States federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC III Pass-Through Rate on (i) REMIC III Regular Interest LTIII-2SUB1, subject to a cap and a floor equal to the weighted average of the Net Mortgage Rates on the Group II-1 Loans, and (ii) REMIC III Regular Interest LTIII-2SUB2, subject to a cap and a floor equal to the weighted average of the Net Mortgage Rates on the

Group II-2 Loans, weighted, in each case, on the basis of the Uncertificated Principal Balance of such REMIC III Regular Interest.

         (e) For any Distribution Date and the Class VII-AR-1 Certificates, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group VII-1 Loans. For United States federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC VI Pass-Through Rate on REMIC VI Regular Interest LTVI-VIIAR1, weighted on the basis of the Uncertificated Principal Balance of such REMIC VI Regular Interest.

         (f) For any Distribution Date and the Class VII-AR-2 Certificates, will be a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group VII-2 Loans. For United States federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC VI Pass-Through Rate on REMIC VI Regular Interest LTVI-VIIAR2, weighted on the basis of the Uncertificated Principal Balance of such REMIC VI Regular Interest.

         NET WAC RATE CARRYOVER AMOUNT: With respect to the Group I Senior Certificates (other than the Class I-A-IO Certificates), Group II Senior, Group I Mezzanine, Group II Mezzanine, Class VII-AR-1 and Class VII-AR-2 Certificates and any Distribution Date on which the related Pass-Through Rate is limited to the related Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such Certificates would have been entitled to receive on such Distribution Date if the Net WAC Pass-Through Rate had not been applicable to such Certificates on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the related Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the related Pass-Through Rate for such Class of Certificates for the most recently ended Interest Accrual Period determined without taking into account the applicable Net WAC Pass-Through Rate.

         NONRECOVERABLE ADVANCE: With respect to any Loan, any Advance or Servicing Advance which the related Servicer shall have determined to be a Nonrecoverable Advance as defined in and pursuant to the related Servicing Agreement, or which the Master Servicer shall have determined to be nonrecoverable pursuant to Section 4.9, respectively, and which was or is proposed to be made by such Servicer or the Master Servicer.

         NON-U.S. PERSON: A Person that is not a U.S. Person.

         NOTIONAL AMOUNT: With respect to the Class I-A-IO Certificates will be as follows: the lesser of (x) from and including the 1st Distribution Date through and including the 6th Distribution Date, $31,252,000; from and including the 7th Distribution Date through and including the 10th Distribution Date, $25,002,000; from and including the 11th Distribution Date through and including the 13th Distribution Date, $22,500,000; from and including the 14th Distribution Date through and including the 15th Distribution Date, $18,751,000; from and including the 16th Distribution Date through and including the 19th Distribution Date, $15,000,000; from and including the 20th Distribution Date through and including the 21st Distribution Date, $12,501,000; from and including the 22nd Distribution Date through and including the 23rd Distribution Date, $10,000,000; on the 24th Distribution Date, $6,500,000;

thereafter $0 and (y) the then aggregate Principal Balance of the Group I Loans (prior to giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period). For United States federal income tax purposes, the Class I-A-IO Certificates will not have a Notional Amount, but will be entitled to 100% of amounts distributed on REMIC III Regular Interest LTIII-IO-A and REMIC III Regular Interest LTIII-IO-B. With respect to the Class I-CE Certificates, immediately prior to any Distribution Date, the aggregate of the Uncertificated Principal Balances of the REMIC III Group I Regular Interests (other than REMIC III Regular Interest LTIII-IO-A, REMIC III Regular Interest LTIII-IO-B and REMIC III Regular Interest LTIII-1P). With respect to the Class II-CE Certificates, immediately prior to any Distribution Date, the aggregate of the Uncertificated Principal Balances of the REMIC III Group II Regular Interests (other than REMIC III Regular Interest LTIII-2P). With respect to the Class-VII-AR-3 Certificates, the aggregate Scheduled Principal Balance of Group VII Loans. For federal income tax purposes, the Class VII-AR-3 Certificates will consist of two components which will have notional amounts equal to (i) the Uncertificated Principal Balance of REMIC VI Regular Interest LTVI-VIIAR1 and (ii) the Uncertificated Principal Balance of REMIC VI Regular Interest LTVI-VIIAR2.

         OFFICER'S CERTIFICATE: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice-President, however denominated, of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

         OPINION OF COUNSEL: A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, a Servicer, the Securities Administrator or the Master Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or
(b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

         ORIGINAL VALUE: With respect to any Loan other than a Loan originated for the purpose of refinancing an existing mortgage debt, the lesser of (a) the Appraised Value (if any) of the Mortgaged Property at the time the Loan was originated or (b) the purchase price paid for the Mortgaged Property by the Mortgagor. With respect to a Loan originated for the purpose of refinancing existing mortgage debt, the Original Value shall be equal to the lesser of (a) the Appraised Value of the Mortgaged Property at the time the Loan was originated or (b) the appraised value at the time the refinanced mortgage debt was incurred.

         OTS: The Office of Thrift Supervision, or any successor thereto.

         OVERCOLLATERALIZATION AMOUNT: With respect to the Group I Loans and Group II Loans and any Distribution Date following the Closing Date, the excess, if any, of (a) the aggregate Principal Balances of the Group I Loans or Group II Loans and related REO Properties immediately following such Distribution Date over (b) the sum of the aggregate Certificate Principal Balances of the related Senior Certificates, the related Mezzanine Certificates and the related Class P Certificates as of such Distribution Date (after taking into account all payments of principal on such Distribution Date).

         OVERCOLLATERALIZATION INCREASE AMOUNT: With respect to any Distribution Date and the Group I Loans and Group II Loans, the amount, if any, by which the related Required Overcollateralization Amount exceeds the related Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the related Principal Remittance Amount on such Distribution Date has been distributed).

         OVERCOLLATERALIZATION REDUCTION AMOUNT: With respect to any Distribution Date and the Group I Loans and Group II Loans, the lesser of (i) the related Principal Remittance Amount on such Distribution Date and (ii) the excess, if any, of (a) the related Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the related Principal Remittance Amount on such Distribution Date has been distributed) over (b) the related Required Overcollateralization Amount for such Distribution Date; provided however that on any Distribution Date on which a Group I Trigger Event or Group II Trigger Event, as applicable, is in effect, the related Overcollateralization Reduction Amount shall equal zero.

         OVERCOLLATERALIZED GROUP: With respect to any Distribution Date and a Group III-VII Loan Group, any Group which is not an Undercollateralized Group.

         OWNERSHIP INTEREST: With respect to any Residual Certificate, any ownership or security interest in such Residual Certificate, including any interest in a Residual Certificate as the Holder thereof and any other interest therein whether direct or indirect, legal or beneficial, as owner or as pledge.

         PASS-THROUGH ENTITY: Any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate, and any organization to which Section 1381 of the Code applies.

         PASS-THROUGH RATE: With respect to the Group I Senior Certificates (other than the Class I-A-IO Certificates), Group II Senior, Group I Mezzanine, Group II Mezzanine, Class VII-AR-1 and Class VII-AR-2 Certificates and any Distribution Date, the lesser of (i) the interest rate listed in the Preliminary Statement hereto and (ii) the related Net WAC Pass-Through Rate; provided, that with respect to the Class I-A-5, Class I-A-6, Class I-M-1, Class I-M-2 and Class I-M-3 Certificates, the interest rates listed in the Preliminary Statement hereto shall be increased by 0.50% per annum on the Distribution Date following the date of the first possible date on which the Group I Cleanup Call may be exercised; provided, further, that the margins applicable to the interest rates listed in the Preliminary Statement hereto with respect to the Class II-AR-1 Certificates and Class II-AR-2 Certificates will increase by 100% per annum and the margins applicable to the interest rates listed in the Preliminary Statement hereto with respect to the Group II Mezzanine Certificates will increase by 50% per annum, on the Distribution Date following the date of the first possible date on which the Group II Cleanup Call may be exercised. With respect to the Class I-A-IO Certificates (i) for the first twelve Distribution Dates, 4.50% per annum, (ii) for the next twelve Distribution Dates, 3.50% per annum and (iii) for any Distribution Date thereafter, 0.00%. For United States federal income tax purposes, however, the Class I-A-IO Certificates will not have a Pass-Through Rate, and the Interest Distribution Amount for the Class I-A-IO Certificates and any Distribution Date will be deemed to be 100% of the amount distributed on REMIC III Regular Interest LTIII-IO-A and REMIC III Regular Interest LTIII-IO-B for such Distribution Date.

         With respect to the Group III-VII Senior Certificates (other than the Class VII-AR-1, Class VII-AR-2 and Class VII-AR-3 Certificates) and any Distribution Date, a per annum rate equal to the excess of the weighted average of the Net Mortgage Rates of the related Loans (weighted on the basis of the Principal Balance of the related Loans) as of the Due Date in the month prior to the month in which the related Distribution Date occurs, after taking into account scheduled payments of principal received or advanced on that date.

         With respect to the Class VII-AR-1 Certificates, the lesser of (i) One-Month LIBOR + 0.35% per annum and (ii) the applicable Net WAC Pass-Through Rate for that Distribution Date. With respect to the Class VII-AR-2 Certificates, the lesser of (i) One-Month LIBOR + 0.45% per annum and (ii) the applicable Net WAC Pass-Through Rate for that Distribution Date.

         For federal income tax purposes, the Pass-Through Rates for the (i) Class III-AR-1, (ii) Class IV-AR-1, (iii) Class V-AR-1, (iv) Class VI-AR-1, (v) Class VII-AR-1 and (vi) Class VII-AR-2 will be equal to the weighted average of the Uncertificated REMIC VI Pass-Through Rate, weighted, in each case, on the basis of such REMIC VI Regular Interest on (i) REMIC VI Regular Interest LTVI-IIIA, (ii) REMIC VI Regular Interest LTVI-IVA, (iii) REMIC VI Regular Interest LTVI-VA, (iv) REMIC VI Regular Interest LTVI-VI, (v) REMIC VI Regular Interest LTVI-VIIAR1 and (i) REMIC VI Regular Interest LTVI-VIIAR2, respectively.

         With respect to the Class VII-AR-3 Certificates, the excess of the weighted average of the Net Mortgage Rates of the Group VII Loans over the weighted average of the Pass-Through Rates on the Class VII-AR-1 Certificates and Class VII-AR-2 Certificates. For federal income tax purposes, the equivalent of the foregoing shall be expressed as (a) the excess, if any, of (i) the weighted average of the REMIC VI Pass-Through Rate on REMIC VI Regular Interest LTVI-VIIAR1 over (ii) the lesser of (x) One-Month LIBOR plus 0.35% per annum and
(y) the weighted average of the REMIC VI Pass-Through Rate on REMIC VI Regular Interest LTVI-VIIAR1 and (b) the excess, if any, of (i) the weighted average of the REMIC VI Pass-Through Rate on REMIC VI Regular Interest LTVI-VIIAR2 over
(ii) the lesser of (x) One-Month LIBOR plus 0.45% per annum and (y) the weighted average of the REMIC VI Pass-Through Rate on REMIC VI Regular Interest LTVI-VIIAR2.

         With respect to the Group III-VII Subordinate Certificates and any Distribution Date, the Subordinate Interest Rate for such Distribution Date.

         With respect to the Class I-CE Certificates, on any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of the amounts calculated pursuant to clauses (A) through (L) below, and the denominator of which is (y) the aggregate of the Uncertificated Principal Balances of the REMIC III Group I Regular Interests (other than REMIC III Regular Interest LTIII-IO-A, REMIC III Regular Interest LTIII-IO-B and REMIC III Regular Interest LTIII-1P). For purposes of calculating the Pass-Through Rate for the Class I-CE Certificates, the numerator is equal to the sum of the following components:

                  (A) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-1AA minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-1AA;

                  (B) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-1A1 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-1A1;

                  (C) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-1A2 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-1A2;

                  (D) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-1A3 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-1A3;

                  (E) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-1A4 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-1A4;

                  (F) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-1A5 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-1A5;

                  (G) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-1A6 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-1A6;

                  (H) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-1M1 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-1M1;

                  (I) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-1M2 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-1M2;

                  (J) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-1M3 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-1M3;

                  (K) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-1ZZ minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-1ZZ; and

                  (L) 100% of the interest distributable on REMIC III Regular Interest LTIII-1P.

         With respect to the Class II-CE Certificates, on any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of the amounts calculated pursuant to clauses (A) through (H) below, and the denominator of which is (y) the aggregate of the Uncertificated Principal Balances of REMIC III Regular Interest LTIII-2AA, REMIC III Regular Interest LTIII-2AR1, REMIC III Regular Interest LTIII-2AR2, REMIC III Regular Interest LTIII-2MR1, REMIC III Regular Interest LTIII-2MR2, REMIC III

Regular Interest LTIII-2MR3 and REMIC III Regular Interest LTIII-2ZZ. For purposes of calculating the Pass-Through Rate for the Class II-CE Certificates, the numerator is equal to the sum of the following components:

                  (A) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-2AA minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-2AA;

                  (B) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-2AR1 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-2AR1;

                  (C) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-2AR2 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-2AR2;

                  (D) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-2MR1 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-2MR1;

                  (E) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-2MR2 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-2MR2;

                  (F) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-2MR3 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-2MR3;

                  (G) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-2ZZ minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-2ZZ; and

                  (H) 100% of the interest distributable on REMIC III Regular Interest LTIII-2P.

         PAYOFF: Any voluntary payment of principal on a Loan by a Mortgagor equal to the entire outstanding Principal Balance of such Loan, if received in advance of the last scheduled Due Date for such Loan and is not accompanied by scheduled interest due on any date or dates in any month or months subsequent to the month of such payment-in-full.

         PERCENTAGE INTEREST: With respect to any Class of Certificates (other than the Residual Certificates) and any date of determination, the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or Notional Amount of all of the Certificates of such Class. Each Certificate is issuable only in minimum Percentage Interests corresponding to the Authorized Denomination of the related Class of Certificates; provided, however, that a single Certificate of each such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance of such

Class or to an otherwise Authorized Denomination for such Class plus such remainder. With respect to any Residual Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, is as set forth on the face of such Certificate.

         PERIODIC RATE CAP: With respect to each Adjustable Rate Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Adjustable Rate Loan may increase or decrease (without regard to the Maximum Mortgage Interest Rate or the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

         PERMITTED TRANSFEREE: With respect to the holding or ownership of any Residual Certificate, any Person other than (i) the United States, a State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government or International Organization, or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Code Section 521) which is exempt from the taxes imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C), (v) any electing large partnership under Section 775 of the Code, (vi) any Person from whom the Trustee or the Securities Administrator has not received an affidavit to the effect that it is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Code, and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the transfer of an Ownership Interest in a Residual Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation shall not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

         PERSON: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         PLAN: As defined in Section 5.3.

         PREPAID MONTHLY PAYMENT: Any Monthly Payment received prior to its scheduled Due Date, which is intended to be applied to a Loan on its scheduled Due Date and held in the related Protected Account until the related Servicer Remittance Date following its scheduled Due Date.

         PREPAYMENT CHARGE: With respect to any Principal Prepayment, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Loan pursuant to the terms of the related Mortgage Note.

         PREPAYMENT CHARGE SCHEDULE: As of any date, the list of Loans providing for a Prepayment Charge included in the Trust Fund on such date, attached hereto as Schedule Two (including the prepayment charge summary attached thereto). The Depositor shall deliver or cause the delivery of the Prepayment Charge Schedule to the Master Servicer, the Trustee and the Credit Risk Manager on the Closing Date. The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

                  (i)      the Loan identifying number;

                  (ii)     a code indicating the type of Prepayment Charge;

                  (iii) the date on which the first Monthly Payment was due on the related Mortgaged Loan;

                  (iv)     the term of the related Prepayment Charge;

                  (v)      the original Principal Balance of the related Loan;
                           and

                  (vi) the Principal Balance of the related Loan as of the Cut-off Date.

         PREPAYMENT INTEREST SHORTFALL: For any Distribution Date and any Loan on which a Payoff was made by a Mortgagor during the related Prepayment Period, an amount equal to one month's interest at the applicable Net Mortgage Rate on such Loan less the amount of interest actually paid by the Mortgagor with respect to such Payoff.

         PREPAYMENT PERIOD: For any Distribution Date and the Loans serviced by M&T, the period beginning on the 16th day of the month preceding the month in which such Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs with respect to Payoffs, and the calendar month immediately preceding the month in which such Distribution Date occurs with respect to Curtailments. For any Distribution Date and the Loans serviced by Countrywide, the period beginning on the 2nd day of the month preceding the month in which such Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs. For any Distribution Date and the Loans serviced by Chase, Greenpoint, GMAC and National City, the calendar month immediately preceding the month in which such Distribution Date occurs.

         PRINCIPAL BALANCE: For any Loan and at the time of any determination, the principal balance of such Loan remaining to be paid at the close of business on the Cut-Off Date, after deduction of all principal payments due on or before the Cut-Off Date whether or not received, reduced by the principal portion of all amounts received with respect to such Loan after the Cut-Off Date and distributed or to be distributed to Certificateholders through the Distribution Date in the month of such determination. In the case of a Substitute Loan, "Principal Balance" shall mean, at the time of any determination, the principal balance of such Substitute Loan on the related Cut-Off Date, reduced by the principal portion of all amounts received with respect to such Loan after the Cut-Off Date and distributed or to be distributed to Certificateholders through the Distribution Date in the month of determination. The Principal Balance of a Liquidated Loan shall be zero.

         PRINCIPAL DISTRIBUTION AMOUNT: Principal Distribution Amount for any Distribution Date and a Loan Group consisting of Group III-VII Loans will be the sum of:

       (1) scheduled principal payments on the related Loans due during the related Due Period;

       (2) the principal portion of repurchase proceeds received with respect to the related Loans which were repurchased as permitted or required pursuant to Section 2.3 of this Agreement during the related Prepayment Period;

       (3) any other unscheduled payments of principal which were received on the related Loans during the related Prepayment Period, other than Payoffs, Curtailments or Liquidation Principal; plus

       (4) Transfer Payments Received, plus interest thereon, for such Loan Group and Distribution Date; minus

       (5) Transfer Payments Made, plus interest thereon, from such Loan Group and Distribution Date.

         PRINCIPAL PREPAYMENT: Any payment of principal on a Loan which constitutes a Payoff or a Curtailment.

         PRINCIPAL PREPAYMENT AMOUNT: On any Distribution Date and for any Loan Group, the sum of all (i) Curtailments received during the related Prepayment Period and (ii) Payoffs received during the related Prepayment Period.

         PRINCIPAL REMITTANCE AMOUNT: The Group I Principal Remittance Amount or Group II Principal Remittance Amount, as applicable.

         PRO RATA ALLOCATION: For any Distribution Date and any Group III-VII Senior Certificate and Group III-VII Subordinate Certificate, pro rata according to their outstanding Certificate Principal Balance.

         PROTECTED ACCOUNT: An account or accounts established and maintained for the benefit of the Certificateholders by each Servicer with respect to the related Loans and with respect to REO Property pursuant to the applicable Servicing Agreement.

         PURCHASE OBLIGATION: An obligation of the Depositor to repurchase Loans under the circumstances and in the manner provided in Section 2.3.

         PURCHASE PRICE: With respect to any Loan to be purchased pursuant to a Purchase Obligation, or any Loan to be purchased or repurchased relating to an REO Property, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee and the Securities Administrator, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or, in the case of an REO Property being purchased pursuant to Section 9.1, 100% of the fair market value of such REO Property, such valuation to be conducted by an appraiser mutually agreed upon by the related Terminator and the Securities Administrator, in their reasonable discretion), (ii) in the case of (x) a Loan, accrued interest on such Principal Balance at the applicable Net Mortgage Rate from the date interest was last paid by the related Mortgagor or the date an Advance by the applicable Servicer or the Master Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to
Section 4.1, 4.3 or 4.5, through the end of the calendar month in which the purchase is to be effected (or, in the case of a Loan being purchased pursuant to Section 9.1, through the end of the calendar month immediately preceding the month in which the purchase is to be effected) and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Net Mortgage Rate from the date interest was last paid by the related Mortgagor or the date an Advance by the applicable Servicer or the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest in accordance with the applicable Servicing Agreement, (iii) any unreimbursed Servicing Advances and Advances (including Nonrecoverable Advances) and any unpaid Servicing Fees allocable to such Loan or REO Property and (iv) in the case of a Loan required to be purchased pursuant to Section 2.3, expenses reasonably incurred or to be incurred by the Master Servicer, the Servicers, the Trustee or the Securities Administrator in respect of the breach or defect giving rise to a Purchase Obligation and any costs and damages incurred by the Trust Fund in connection with any violation by any such Mortgage Loan of any predatory or abusive lending law.

         RATE CHANGE DATE: With respect to a REMIC II Regular Interest Component, the first month in which the pass-through rate for such component is equal to 0.00%.

         RATING AGENCY: Initially, each of S&P and Moody's; thereafter, each nationally recognized statistical rating organization that has rated the Certificates at the request of the Depositor, or their respective successors in interest.

         RATINGS: As of any date of determination, the ratings, if any, of the Certificates as assigned by each Rating Agency.

         REALIZED LOSS: (a) For any Distribution Date and any Group I Loan or Group II Loan which became a Liquidated Loan during the related Prepayment Period, the sum of (i) the Principal Balance of such Group I Loan or Group II Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances which have been reimbursed with respect to such Loan, and (ii) the accrued interest on such Loan remaining unpaid and the interest portion of Advances which have been reimbursed from Liquidation Proceeds with respect to such Loan. The amounts described in clause
(i) shall be the principal portion of Realized Losses for the Group I Loans and Group II Loans and the amounts described in clause (ii) shall be the interest portion of Realized Losses for the Group I Loans and Group II Loans. For any Distribution Date and any Group I Loan or Group II Loan which is not a Liquidated Loan, the amount of any Bankruptcy Loss incurred with respect to such Loan as of the related Due Date shall be treated as a Realized Loss.

         (b) For any Distribution Date and any Group III-VII Loan which became a Liquidated Loan during the related Prepayment Period the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which the related Group III-VII Loan was finally liquidated or charged-off, after application of all amounts recovered (net of amounts reimbursable to the related Servicer or Master Servicer for Advances, Servicing Advances and other related expenses, including attorneys' fees) towards interest and principal owing on the Group III-VII Loan.

         RECORD DATE: With respect to each Distribution Date and each Class of Certificates (other than the Class I-A-1, Group II Senior and Group II Mezzanine Certificates) the last Business Day of the month immediately preceding the month of the related Distribution Date. With respect to the Class I-A-1, Group II Senior and Group II Mezzanine Certificates, the Business Day preceding the related Distribution Date.

         REGULAR INTEREST CERTIFICATES: The Certificates, other than the Class I/II-R Certificates and the Class A-R Certificate.

         REGULATION S PERMANENT GLOBAL CERTIFICATE: As defined in Section 5.1.

         REGULATION S TEMPORARY GLOBAL CERTIFICATE: As defined in Section 5.1.

         RELEASE DATE: The 40th day after the later of (i) commencement of the offering of the Certificates and (ii) the Closing Date.

         RELIEF ACT: The Servicemembers Civil Relief Act or similar state laws.

         RELIEF ACT INTEREST SHORTFALL: With respect to any Distribution Date and a Loan, the reduction in the amount of interest collectible on such Loan for the most recently ended calendar month immediately preceding such Distribution Date as a result of the application of the Relief Act.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC I: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of: (i) the Group I Loans (exclusive of payments of principal and interest due on or before the Cut-off Date, if any, received by the Master Servicer which shall not constitute an asset of the Trust
Fund) as from time to time are subject to this Agreement and all payments under and proceeds of such Loans (exclusive of any Prepayment Charges and late payment fees received on such Loans), together with all documents included in the related Mortgage File, subject to Section 2.1; (ii) such funds or assets as from time to time are deposited in the related Distribution Account in respect of a Loan and belonging to the Trust Fund; (iii) any REO Property in respect of a Group I Loan; (iv) the primary hazard insurance policies, if any, the primary insurance policies, if any, and all other insurance policies with respect to the Loans; and (v) the Depositor's interest in respect of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement as assigned to the Trustee pursuant to Section 2.1 hereof. REMIC I specifically excludes the Group I Reserve Fund and the Class I-A-1 Cap Contract.

         REMIC I REGULAR INTEREST LTI-1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LTI-IO-1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-IO-1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LTI-IO-2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-IO-2 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LTI-IO-3: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-IO-3 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LTI-IO-4: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-IO-4 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LTI-IO-5: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-IO-5 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LTI-IO-6: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-IO-6 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LTI-IO-7: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-IO-7 shall accrue interest at the related Uncertificated REMIC I

Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LTI-IO-8: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-IO-8 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST LTI-P: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-P shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTERESTS: REMIC I Regular Interest LTI-1, REMIC I Regular Interest LTI-IO-1, REMIC I Regular Interest LTI-IO-2, REMIC I Regular Interest LTI-IO-3, REMIC I Regular Interest LTI-IO-4, REMIC I Regular Interest LTI-IO-5, REMIC I Regular Interest LTI-IO-6, REMIC I Regular Interest LTI-IO-7, REMIC I Regular Interest LTI-IO-8 and REMIC I Regular Interest LTI-P.

         REMIC II: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of: (i) the Group II Loans (exclusive of payments of principal and interest due on or before the Cut-off Date, if any, received by the Master Servicer which shall not constitute an asset of the Trust
Fund) as from time to time are subject to this Agreement and all payments under and proceeds of the Group II Loans (exclusive of any Prepayment Charges and late payment fees received on the Group II Loans), together with all documents included in the related Mortgage File, subject to Section 2.1; (ii) such funds or assets as from time to time are deposited in the related Distribution Account in respect of a Group II Loan and belonging to the Trust Fund; (iii) any REO Property in respect of a Group II Loan; (iv) the primary hazard insurance policies, if any, the primary insurance policies, if any, and all other insurance policies with respect to the Loans and (v) the Depositor's interest in respect of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement as assigned to the Trustee pursuant to Section 2.1 hereof. REMIC II specifically excludes the Group II Reserve Fund and the Class II-AR-1 Cap Contract, Class II-AR-2 Cap Contract, Class II-MR-1 Cap Contract, Class II-MR-2 Cap Contract and Class II-MR-3 Cap Contract.

         REMIC II REGULAR INTEREST LTII-1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LTII-1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST LTII-2: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LTII-2 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST LTII-P: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LTII-P shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTERESTS: REMIC II Regular Interest LTII-1, REMIC II Regular Interest LTII-2 and REMIC II Regular Interest LTII-P.

         REMIC III: The pool of assets consisting of the REMIC I Regular Interests and the REMIC II Regular Interests and all payments of principal or interest on or with respect to the REMIC I Regular Interests and the REMIC II Regular Interests after the Cut-Off Date.

         REMIC III GROUP I INTEREST LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group I Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-1AA minus the Group I Marker Rate, divided by (b) 12.

         REMIC III GROUP I OVERCOLLATERALIZATION AMOUNT: With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC III Group I Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC III Regular Interest LTIII-1A1, REMIC III Regular Interest LTIII-1A2, REMIC III Regular Interest LTIII-1A3, REMIC III Regular Interest LTIII-1A4, REMIC III Regular Interest LTIII-1A5, REMIC III Regular Interest LTIII-1A6, REMIC III Regular Interest LTIII-1M1, REMIC III Regular Interest LTIII-1M2, REMIC III Regular Interest LTIII-1M3 and REMIC III Regular Interest LTII-1P, in each case as of such date of determination.

         REMIC III GROUP I OVERCOLLATERALIZATION TARGET AMOUNT: 1% of the Group I Required Overcollateralization Amount.

         REMIC III GROUP I PRINCIPAL LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group I Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC III Regular Interest LTIII-1A1, REMIC III Regular Interest LTIII-1A2, REMIC III Regular Interest LTIII-1A3, REMIC III Regular Interest LTIII-1A4, REMIC III Regular Interest LTIII-1A5, REMIC III Regular Interest LTIII-1A6, REMIC III Regular Interest LTIII-1M1, REMIC III Regular Interest LTIII-1M2, REMIC III Regular Interest LTIII-1M3 and REMIC III Regular Interest LTIII-1ZZ.

         REMIC III GROUP I REGULAR INTEREST LTIII-1ZZ MAXIMUM INTEREST DEFERRAL
AMOUNT: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC III Pass-Through Rate applicable to REMIC III Regular Interest LTIII-1ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-1ZZ minus the REMIC III Group I Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Accrued Interest on REMIC III Regular Interest LTIII-1A1, REMIC III Regular Interest LTIII-1A2, REMIC III Regular Interest LTIII-1A3, REMIC III Regular Interest LTIII-1A4, REMIC III Regular Interest LTIII-1A5, REMIC III Regular Interest LTIII-1A6, REMIC III Regular Interest LTIII-1M1, REMIC III Regular Interest LTIII-1M2 and REMIC III Regular Interest LTIII-1M3 for such Distribution Date, with the rate on each such REMIC III Regular Interest subject to a cap equal to the related Pass-Through Rate for the Corresponding Certificate.

         REMIC III GROUP I REGULAR INTERESTS: REMIC III Regular Interest LTIII-1AA, REMIC III Regular Interest LTIII-1A1, REMIC III Regular Interest LTIII-1A2, REMIC III Regular Interest LTIII-1A3, REMIC III Regular Interest LTIII-1A4, REMIC III Regular Interest LTIII-1A5, REMIC III Regular Interest LTIII-1A6, REMIC III Regular Interest LTIII-1M1, REMIC III Regular Interest LTIII-1M2, REMIC III Regular Interest LTIII-1M3, REMIC III Regular Interest LTIII-1ZZ, REMIC III Regular Interest LTIII-1P, REMIC III Regular Interest LTIII-IO-A and REMIC III Regular Interest LTIII-IO-B.

         REMIC III GROUP II INTEREST LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group II Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-2AA minus the Group II Marker Rate, divided by (b) 12.

         REMIC III GROUP II MARKER ALLOCATION PERCENTAGE: 50% of any amount payable or loss attributable from the Group II Loans, which shall be allocated to REMIC III Regular Interest LTIII-2AA, REMIC III Regular Interest LTIII-2AR1, REMIC III Regular Interest LTIII-2AR2, REMIC III Regular Interest LTIII-2MR1, REMIC III Regular Interest LTIII-2MR2, REMIC III Regular Interest LTIII-2MR3, REMIC III Regular Interest LTIII-2ZZ and REMIC III Regular Interest LTIII-2P.

         REMIC III GROUP II OVERCOLLATERALIZATION AMOUNT: With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Principal Balances of the REMIC III Group II Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC III Regular Interest LTIII-2AR1, REMIC III Regular Interest LTIII-2AR2, REMIC III Regular Interest LTIII-2MR1, REMIC III Regular Interest LTIII-2MR2, REMIC III Regular Interest LTIII-2MR3 and REMIC III Regular Interest LTIII-2P, in each case as of such date of determination.

         REMIC III GROUP II OVERCOLLATERALIZATION TARGET AMOUNT: 0.50% of the Group II Required Overcollateralization Amount.

         REMIC III GROUP II PRINCIPAL LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group II Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC III Regular Interest LTIII-2AR1, REMIC III Regular Interest LTIII-2AR2, REMIC III Regular Interest LTIII-2MR1, REMIC III Regular Interest LTIII-2MR2, REMIC III Regular Interest LTIII-2MR3 and REMIC III Regular Interest LTIII-2ZZ.

         REMIC III GROUP II REGULAR INTEREST LTIII-2ZZ MAXIMUM INTEREST DEFERRAL
AMOUNT: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC III Pass-Through Rate applicable to REMIC III Regular Interest LTIII-2ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-2ZZ minus the REMIC III Group II Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Accrued Interest on REMIC III Regular Interest LTIII-2AR1, REMIC III Regular Interest LTIII-2AR2, REMIC III Regular Interest LTIII-2MR1, REMIC III Regular Interest LTIII-2MR2 and REMIC III Regular Interest LTIII-2MR3 for such Distribution Date, with the rate on each such REMIC III Regular Interest subject to a cap equal to the related Pass-Through Rate for the Corresponding Certificate.

         REMIC III GROUP II REGULAR INTERESTS: REMIC III Regular Interest LTIII-2AA, REMIC III Regular Interest LTIII-2AR1, REMIC III Regular Interest LTIII-2AR2, REMIC III Regular Interest LTIII-2MR1, REMIC III Regular Interest LTIII-2MR2, REMIC III Regular Interest LTIII-2MR3, REMIC III Regular Interest LTIII-2ZZ, REMIC III Regular Interest LTIII-2P, REMIC III Regular Interest LTIII-2SUB1, REMIC III Regular Interest LTIII-2GRP1, REMIC III Regular Interest LTIII-2SUB2, REMIC III Regular Interest LTIII-2GRP2 and REMIC III Regular Interest LTIII-2XX.

         REMIC III REGULAR INTEREST: Any one of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. Each REMIC III Regular Interest shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal (other than REMIC III Regular Interest LTIII-IO-A and REMIC III Regular Interest LTIII-IO-B), subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III SUB WAC ALLOCATION PERCENTAGE: 50% of any amount payable from or loss attributable to the Group II Loans, which shall be allocated to REMIC III Regular Interest LTIII-2SUB1, REMIC III Regular Interest LTIII-2GRP1, REMIC III Regular Interest LTIII-2SUB2, REMIC III Regular Interest LTIII-2GRP2 and REMIC III Regular Interest LTIII-2XX.

         REMIC III SUBORDINATED BALANCE RATIO: The ratio among the Uncertificated Principal Balances of each REMIC III Regular Interest ending with the designation "SUB,", equal to the ratio among, with respect to each such REMIC III Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Group II Loans over (y) the current Certificate Principal Balance of Certificates.

         REMIC IV: The pool of assets consisting of the REMIC III Regular Interests and all payments of principal or interest on or with respect to the REMIC III Regular Interests after the Cut Off Date.

         REMIC V: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of: (i) the Group III-VII Loans (exclusive of payments of principal and interest due on or before the Cut-off Date, if any, received by the Master Servicer which shall not constitute an asset of the Trust
Fund) as from time to time are subject to this Agreement and all payments under and proceeds of the Group III-VII Loans (exclusive of any Prepayment Charges and late payment fees received on the Group III-VII Loans), together with all documents included in the related Mortgage File, subject to Section 2.1; (ii) such funds or assets as from time to time are deposited in the related Distribution Account in respect of a Group III-VII Loan and belonging to the Trust Fund; (iii) any REO Property in respect of a Group III-VII Loan; (iv) the primary hazard insurance policies, if any, the primary insurance policies, if any, and all other insurance policies with respect to the Loans and (v) the Depositor's interest in respect of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement as assigned to the Trustee pursuant to Section 2.1 hereof. REMIC V specifically excludes the Group VII Reserve Fund and the Class VII-AR-1 Cap Contract and the Class VII-AR-2 Cap Contract.

         REMIC V REGULAR INTEREST LTV-IIISUB: One of the separate non-certificated beneficial ownership interests in REMIC V issued hereunder and designated as a Regular Interest in REMIC V. REMIC V Regular Interest LTV-IIISUB shall accrue interest at the related Uncertificated REMIC V Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC V REGULAR INTEREST LTV-IIIGRP: One of the separate non-certificated beneficial ownership interests in REMIC V issued hereunder and designated as a Regular Interest in REMIC V. REMIC V Regular Interest LTV-IIIGRP shall accrue interest at the related Uncertificated REMIC V Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC V REGULAR INTEREST LTV-IVSUB: One of the separate non-certificated beneficial ownership interests in REMIC V issued hereunder and designated as a Regular Interest in REMIC V. REMIC V Regular Interest LTV-IVSUB shall accrue interest at the related Uncertificated REMIC V Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC V REGULAR INTEREST LTV-IVGRP: One of the separate non-certificated beneficial ownership interests in REMIC V issued hereunder and designated as a Regular Interest in REMIC V. REMIC V Regular Interest LTV-IVGRP shall accrue interest at the related Uncertificated REMIC V Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC V REGULAR INTEREST LTV-VSUB: One of the separate non-certificated beneficial ownership interests in REMIC V issued hereunder and designated as a Regular Interest in REMIC V. REMIC V Regular Interest LTV-VSUB shall accrue interest at the related Uncertificated REMIC V Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC V REGULAR INTEREST LTV-VGRP: One of the separate non-certificated beneficial ownership interests in REMIC V issued hereunder and designated as a Regular Interest in REMIC V. REMIC V Regular Interest LTV-VGRP shall accrue interest at the related Uncertificated REMIC V Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC V REGULAR INTEREST LTV-VISUB: One of the separate non-certificated beneficial ownership interests in REMIC V issued hereunder and designated as a Regular Interest in REMIC V. REMIC V Regular Interest LTV-VISUB shall accrue interest at the related Uncertificated REMIC V Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC V REGULAR INTEREST LTV-VIGRP: One of the separate non-certificated beneficial ownership interests in REMIC V issued hereunder and designated as a Regular Interest in REMIC V. REMIC V Regular Interest LTV-VIGRP shall accrue interest at the related Uncertificated REMIC V Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC V REGULAR INTEREST LTV-VII-1SUB: One of the separate non-certificated beneficial ownership interests in REMIC V issued hereunder and designated as a Regular Interest in REMIC V. REMIC V Regular Interest LTV-VII-1SUB shall accrue interest at the related Uncertificated REMIC V Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC V REGULAR INTEREST LTV-VII-1GRP: One of the separate non-certificated beneficial ownership interests in REMIC V issued hereunder and designated as a Regular Interest in REMIC V. REMIC V Regular Interest LTV-VII-1GRP shall accrue interest at the related Uncertificated REMIC V Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC V REGULAR INTEREST LTV-VII-2SUB: One of the separate non-certificated beneficial ownership interests in REMIC V issued hereunder and designated as a Regular Interest in REMIC V. REMIC V Regular Interest LTV-VII-2SUB shall accrue interest at the related Uncertificated REMIC V Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC V REGULAR INTEREST LTV-VII-2GRP: One of the separate non-certificated beneficial ownership interests in REMIC V issued hereunder and designated as a Regular Interest in REMIC V. REMIC V Regular Interest LTV-VII-2GRP shall accrue interest at the related Uncertificated REMIC V Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC V REGULAR INTEREST LTV-XX: One of the separate non-certificated beneficial ownership interests in REMIC V issued hereunder and designated as a Regular Interest in REMIC V. REMIC V Regular Interest LTV-XX shall accrue interest at the related Uncertificated REMIC V Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC V REGULAR INTEREST LTV-R: One of the separate non-certificated beneficial ownership interests in REMIC V issued hereunder and designated as a Regular Interest in REMIC V. REMIC V Regular Interest LTV-R shall accrue interest at the related Uncertificated REMIC V Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC V REGULAR INTERESTS: REMIC V Regular Interest LTV-IIISUB, REMIC V Regular Interest LTV-IIIGRP, REMIC V Regular Interest LTV-IVSUB, REMIC V Regular Interest LTV-IVGRP, REMIC V Regular Interest LTV-VSUB, REMIC V Regular Interest LTV-VGRP, REMIC V Regular Interest LTV-VISUB, REMIC V Regular Interest LTV-VIGRP, REMIC V Regular Interest LTV-VII-1SUB, REMIC V Regular Interest LTV-VII-1GRP, REMIC V Regular Interest LTV-VII-2SUB, REMIC V Regular Interest LTV-VII-2GRP, REMIC V Regular Interest LTV-XX and REMIC V Regular Interest LTV-R.

         REMIC V SUBORDINATED BALANCE RATIO: The ratio among the Uncertificated Principal Balances of each REMIC V Regular Interest ending with the designation "SUB,", equal to the ratio among, with respect to each such REMIC V Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Group III Loans, Group IV Loans, Group V Loans, Group VI Loans, Group VII-1 or Group VII-2 Loans, as applicable over (y) the current Certificate Principal Balance of related Class of Senior Certificates.

         REMIC VI: The pool of assets consisting of the REMIC V Regular Interests and all payments of principal or interest on or with respect to the REMIC V Regular Interests after the Cut-Off Date.

         REMIC VI REGULAR INTEREST LTVI-IIIA: One of the separate non-certificated beneficial ownership interests in REMIC VI issued hereunder and designated as a Regular Interest in REMIC VI. REMIC VI Regular Interest LTVI-IIIA shall accrue interest at the related Uncertificated REMIC VI Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC VI REGULAR INTEREST LTVI-IVA: One of the separate non-certificated beneficial ownership interests in REMIC VI issued hereunder and designated as a Regular Interest in REMIC VI. REMIC VI Regular Interest LTVI-IVA shall accrue interest at the related Uncertificated REMIC VI Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC VI REGULAR INTEREST LTVI-VA: One of the separate non-certificated beneficial ownership interests in REMIC VI issued hereunder and designated as a Regular Interest in REMIC VI. REMIC VI Regular Interest LTVI-VA shall accrue interest at the related Uncertificated REMIC VI Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC VI REGULAR INTEREST LTVI-VIA: One of the separate non-certificated beneficial ownership interests in REMIC VI issued hereunder and designated as a Regular Interest in REMIC VI. REMIC VI Regular Interest LTVI-VIA shall accrue interest at the related Uncertificated REMIC VI Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC VI REGULAR INTEREST LTVI-VII-AR1: One of the separate non-certificated beneficial ownership interests in REMIC VI issued hereunder and designated as a Regular Interest in REMIC VI. REMIC VI Regular Interest LTVI-VII-AR1 shall accrue interest at the related Uncertificated REMIC VI Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC VI REGULAR INTEREST LTVI-VII-AR2: One of the separate non-certificated beneficial ownership interests in REMIC VI issued hereunder and designated as a Regular Interest in REMIC VI. REMIC VI Regular Interest LTVI-VII-AR2 shall accrue interest at the related Uncertificated REMIC VI Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC VI REGULAR INTEREST LTVI-M: One of the separate non-certificated beneficial ownership interests in REMIC VI issued hereunder and designated as a Regular Interest in REMIC VI. REMIC VI Regular Interest LTVI-M shall accrue interest at the related Uncertificated REMIC VI Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC VI REGULAR INTEREST LTVI-B1: One of the separate non-certificated beneficial ownership interests in REMIC VI issued hereunder and designated as a Regular Interest in REMIC VI. REMIC VI Regular Interest LTVI-B1 shall accrue interest at the related Uncertificated REMIC VI Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC VI REGULAR INTEREST LTVI-B2: One of the separate non-certificated beneficial ownership interests in REMIC VI issued hereunder and designated as a Regular Interest in REMIC VI. REMIC VI Regular Interest LTVI-B2 shall accrue interest at the related Uncertificated REMIC VI Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC VI REGULAR INTEREST LTVI-B3: One of the separate non-certificated beneficial ownership interests in REMIC VI issued hereunder and designated as a Regular Interest in REMIC VI. REMIC VI Regular Interest LTVI-B3 shall accrue interest at the related Uncertificated REMIC VI Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC VI REGULAR INTEREST LTVI-B4: One of the separate non-certificated beneficial ownership interests in REMIC VI issued hereunder and designated as a Regular Interest in REMIC VI. REMIC VI Regular Interest LTVI-B4 shall accrue interest at the related Uncertificated REMIC VI Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC VI REGULAR INTEREST LTVI-51: One of the separate non-certificated beneficial ownership interests in REMIC VI issued hereunder and designated as a Regular Interest in REMIC VI. REMIC VI Regular Interest LTVI-B5 shall accrue interest at the related Uncertificated REMIC VI Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC VI REGULAR INTEREST LTVI-R: One of the separate non-certificated beneficial ownership interests in REMIC VI issued hereunder and designated as a Regular Interest in REMIC VI. REMIC VI Regular Interest LTVI-R shall accrue interest at the related Uncertificated REMIC VI Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC VI REGULAR INTERESTS: REMIC VI Regular Interest LTVI-IIIA, REMIC VI Regular Interest LTVI-IVA, REMIC VI Regular Interest LTVI-VA, REMIC VI Regular Interest LTVI-VIA, REMIC VI Regular Interest LTVI-VII-AR1, REMIC VI Regular Interest LTVI-VII-AR2, REMIC VI Regular Interest LTVI-M, REMIC VI Regular Interest LTVI-B1 REMIC VI Regular Interest LTVI-B2, REMIC VI Regular Interest LTVI-B3, REMIC VI Regular Interest LTVI-B4, REMIC VI Regular Interest LTVI-B5 and REMIC VI Regular Interest LTVI-R.

         REMIC VII: The pool of assets consisting of the REMIC VI Regular Interests and all payments of principal or interest on or with respect to the REMIC VI Regular Interests after the Cut Off Date.

         REMIC PROVISIONS: Provisions of the United States federal income tax law relating to real estate mortgage investment conduits, which appear at
Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         REMIC REGULAR INTEREST: A REMIC I Regular Interest, REMIC II Regular Interest, REMIC III Regular Interest, REMIC V Regular Interest, REMIC VI Regular Interest or a Regular Interest Certificate.

         REMITTANCE REPORT: A report by the Securities Administrator pursuant to
Section 4.8.

         REO DISPOSITION: The sale or other disposition of an REO Property on behalf of REMIC I.

         REO IMPUTED INTEREST: As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month's interest at the applicable Net Mortgage Rate on the Scheduled Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

         REO PROPERTY: A Group I REO Property, Group II REO Property or Group III-VII REO Property.

         REQUIRED OVERCOLLATERALIZATION AMOUNT: The Group I Required Overcollateralization Amount or the Group II Required Overcollateralization Amount, as applicable.

         REQUIRED OVERCOLLATERALIZATION PERCENTAGE: For any Distribution Date and the Group I Loans and Group II Loans, a percentage equal to (a) the related Required Overcollateralization Amount divided by (b) the aggregate Principal Balance of the Loans in the related Loan Group as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the Loans in the related Loan Group incurred during the related Prepayment Period).

         RESERVE FUND: The Group I Reserve Fund, Group II Reserve Fund or Group VII Reserve Fund, as applicable.

         RESERVE INTEREST RATE: The rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

         RESIDUAL CERTIFICATES: The Class I/II-R Certificates and Class A-R Certificates.

         RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer in the corporate trust department or similar group of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject. When used with respect to the Master Servicer or the Securities Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice-President, any Assistant Vice-President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller, any Assistant Controller or any other officer customarily performing functions similar to those performed by any of the above-designated officers and in each case having direct responsibility for the administration of this Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Depositor or any other Person, the Chairman or Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of any executive committee of the Board of Directors, the President, any Vice-President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any other officer of the Depositor customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         S&P: Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. provided, that at any time it is a Rating Agency.

         SCHEDULED PRINCIPAL BALANCE: With respect to any Loan and a Due Date, the unpaid principal balance of such Loan as specified in the amortization schedule (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) for such Due Date, after giving effect to any previously applied Curtailments, the payment of principal on such Due Date and any reduction of the principal balance of such Loan by a bankruptcy court, irrespective of any delinquency in payment by the related Mortgagor.

         SECURITIES ACT: The Securities Act of 1933, as amended.

         SECURITIES ADMINISTRATOR: As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Securities Administrator and the Master Servicer shall at all times be the same Person.

         SELLER: DB Structured Products, Inc., or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement and in its capacity as assignor under the Assignment Agreements.

         SENIOR CERTIFICATES: The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-IO, Class II-AR-1, Class II-AR-2, Class III-AR-1, Class IV-AR-1, Class V-AR-1, Class VI-AR-1, Class VII-AR-1, Class VII-AR-2, Class VII-AR-3 and Class A-R Certificates, collectively.

         SENIOR INTEREST DISTRIBUTION AMOUNT: With respect to any Distribution Date and the Group I Senior Certificates or Group II Senior Certificates, as applicable, an amount equal to the sum of (i) the Interest Distribution Amount for such Distribution Date for Certificates and (ii) the Interest Carry Forward Amount, if any, for such Distribution Date for such Certificates.

         SENIOR INTEREST SHORTFALL AMOUNT: For any Distribution Date and any Class of Group III-VII Senior Certificates, the amount by which the aggregate Interest Distribution Amounts payable to that class of Group III-VII Senior Certificates on such Distribution Date exceeds the related Available Distribution Amount.

         SENIOR LIQUIDATION AMOUNT: For any Distribution Date and any Group III-VII Loan Group, the aggregate, for each Loan in such Loan Group which became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, of the lesser of:

         (1) the related Senior Percentage of the Principal Balance of such Loan; and

         (2) the related Senior Prepayment Percentage of the Liquidation Principal with respect to such Loan.

         SENIOR PERCENTAGE: For each Loan Group consisting of Group III-VII Loans and any Distribution Date, the percentage equivalent of a fraction, not less than zero, the numerator of which is the aggregate Certificate Principal Balance of the related Group III-VII Senior Certificates immediately prior to that Distribution Date, and the denominator of which is the sum of the Principal Balances of the related Group III-VII Loans as of the first day of the related Due Period.

         SENIOR PREPAYMENT PERCENTAGE: for any Distribution Date occurring during the seven years beginning on the first Distribution Date, 100%, and for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage with respect to a Group III-VII Senior Certificate exceeds the initial Senior Percentage of such Senior Certificate as of the Closing Date, in which case such Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

         Notwithstanding the foregoing, the related Senior Prepayment Percentage for any Loan Group will equal 100% unless both of the step down conditions listed below are satisfied with respect to all of the Group III-VII Loans:

    o the aggregate Principal Balance of all of the Group III-VII Loans delinquent 60 days or more (including Group III-VII Loans in foreclosure, real estate owned by the trust fund and Group III-VII Loans the Mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinate Percentage of the aggregate Principal Balance of the Group III-VII Loans, or (b) if such date is after a Senior Termination Date, the aggregate Certificate Principal Balance of the Group III-VII Subordinate Certificates, is less than 50%, and

    o cumulative Realized Losses on the Loans in the related Loan Group do not exceed:

         o for the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Subordinate Percentage of the aggregate Principal Balance of the Loans in that Loan Group as of the Cut-Off Date or (ii) if such date is after a Senior Termination Date, the aggregate Certificate Principal Balance of the Group III-VII Subordinate Certificates as of the closing date (in either case, the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE"),

         o for the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the Original Subordinate Principal Balance,

         o for the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the Original Subordinate Principal Balance,

         o for the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the Original Subordinate Principal Balance, and

         o for the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the Original Subordinate Principal Balance.

         Notwithstanding the foregoing, if (x) on or before the Distribution Date in May 2007, the Aggregate Subordinate Percentage is at least 200% of the Aggregate Subordinate Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the Original Subordinate Principal Balance, the related Senior Prepayment Percentage will equal the related Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage for that Distribution Date and (y) after the Distribution Date in May 2007, the Aggregate Subordinate Percentage is at least 200% of the Aggregate Subordinate Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the Original Subordinate Principal Balance, the related Senior Prepayment Percentage will equal the related Senior Percentage.

         SENIOR PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date and any Loan Group consisting of Group III-VII Loans, the sum of the following for that Distribution Date:

         (1) the related Senior Percentage of the related Principal Distribution Amount;

         (2) the related Senior Prepayment Percentage of the related Principal Prepayment Amount; and

         (3)      the related Senior Liquidation Amount.

         SENIOR TERMINATION DATE: The date on which the aggregate Certificate Principal Balance of the Senior Certificates of a Loan Group is reduced to zero.

         SERVICER: M&T, Countrywide, Chase, GMAC, National City or Greenpoint, as applicable, or any successor appointed under the applicable Servicing Agreement.

         SERVICER CREDIT RISK MANAGEMENT AGREEMENT: As defined in Section 3.1.

         SERVICER REMITTANCE DATE: With respect to each Distribution Date shall mean (i) with respect to M&T, GMAC and Chase the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day, (ii) with respect to National City and Countrywide, the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately following such 18th day and (iii) with respect to Greenpoint, the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately preceding such 10th day.

         SERVICING ADVANCES: The customary reasonable and necessary "out-of-pocket" costs and expenses incurred by the applicable Servicer in connection with a default, delinquency or other unanticipated event by the applicable Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Loan and (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property. No Servicer shall be required to make any Servicing Advance in respect of a Loan or REO Property that, in the good faith business judgment of such Servicer, would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Loan or REO Property as provided herein.

         SERVICING AGREEMENT: The M&T Servicing Agreement, the Countrywide Servicing Agreement, the Chase Servicing Agreement, the GMAC Servicing Agreement, the National City Servicing Agreement or the Greenpoint Servicing Agreement.

         SERVICING FEE: With respect to each Loan and for any Distribution Date, an amount equal to one twelfth of the product of the related Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Loan as of the Due Date in the month preceding the month of such Distribution Date. The Servicing Fee is payable solely from collections of interest on the Loans or as otherwise provided in the related Servicing Agreement.

         SERVICING FEE RATE: With respect to each Loan serviced by Chase, Countrywide, GMAC, M&T or National City, 0.25% per annum. With respect to each Loan serviced by Greenpoint, (x) prior to the first Adjustment Date on such Loan, 0.25% per annum and (y) thereafter, 0.375% per annum.

         SERVICING OFFICER: Any individual involved in, or responsible for, the administration and servicing of the Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee, the Depositor and the Securities Administrator on the Closing Date by each Servicer and the Master Servicer, as such lists may from time to time be amended.

         SPECIAL HAZARD COVERAGE: As of the Cut-Off Date, approximately $4,599,564.03. On each Anniversary, the Special Hazard Coverage will be reduced to an amount equal to the lesser of:

         (1)      the greatest of:

                  (a) the aggregate Principal Balance of the Group III-VII Loans located in the California zip code containing the largest aggregate Principal Balance of the Group III-VII Loans;

                  (b) 1.00% of the aggregate Principal Balance of the Group III-VII Loans; and

                  (c) twice the Principal Balance of the largest Group III-VII Loan, calculated as of the Due Date in the immediately preceding month (after giving effect to all scheduled payments whether or not received); and

         (2) the Special Hazard Coverage as of the Cut-Off Date as reduced by the Special Hazard Losses allocated to the Group III-VII Certificates since the Cut-Off Date.

         SPECIAL HAZARD LOSSES: Losses on a Group III-VII Loan that is a Liquidated Loan that have been the subject of certain hazards (including earthquakes, tidal waves and related water damage) not insured against under any applicable insurance policy. Special Hazard Losses do not include losses occasioned by war, civil insurrection, certain government actions, errors in design, faulty workmanship or materials (except under certain circumstances, nuclear reaction, chemical contamination or waste by the related Mortgagor).

         STARTUP DAY: With respect to each REMIC, the day designated as such pursuant to Section 10.1(b) hereof.

         SUBORDINATE AMOUNT: For any Loan Group consisting of Group III-VII Loans, and on any date of determination, the excess of the aggregate Principal Balance of the related Group III-VII Loans over the aggregate Certificate Principal Balance of the related Group III-VII Senior Certificates.

         SUBORDINATE INTEREST RATE: With respect any Distribution Date and the Group III-VII Subordinate Certificates, a per annum rate equal to (1) the sum of the following for each Loan Group consisting of Group III-VII Loans: the product of (x) the weighted average Net Mortgage Rate of the related Loans and (y) the Subordinate Amount immediately prior to that Distribution Date, divided by (2) the aggregate Certificate Principal Balance of the Group III-VII Subordinate Certificates immediately prior to that Distribution Date. The Subordinate Interest Rate for each Class of Group III-VII Subordinate Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 4.2851% per annum. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated REMIC VI Pass-Through Rate on REMIC VI Regular Interest LTVI-M, REMIC VI Regular Interest LTVI-B1, REMIC VI Regular Interest LTVI-B2, REMIC VI Regular Interest LTVI-B3, REMIC VI Regular Interest LTVI-B4 and REMIC VI Regular Interest LTVI-B5, weighted on the basis of the Uncertificated Principal Balance of each such REMIC VI Regular Interest.

         SUBORDINATE LIQUIDATION AMOUNT: For any Distribution Date and a Loan Group consisting of Group III-VII Loans, the excess, if any, of (i) the aggregate Liquidation Principal for all Loans in that Loan Group which became Liquidated Loans during the related Prepayment Period minus (ii) the related Senior Liquidation Amount for such Distribution Date during the related Prepayment Period.

         SUBORDINATE PERCENTAGE: For any Distribution Date and a Loan Group consisting of Group III-VII Loans, 100% minus the related Senior Percentage.

         SUBORDINATE PREPAYMENT PERCENTAGE: For any Distribution Date and any Loan Group consisting of Group III-VII Loans, 100% minus the related Senior Prepayment Percentage.

         SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date and any Loan Groups consisting of Group III-VII Loans, the sum of the following for that Distribution Date:

         (1) the related Subordinate Percentage of the related Principal Distribution Amount;

         (2)      the related Subordinate Principal Prepayment Amount; and

         (3)      the related Subordinate Liquidation Amount;


PROVIDED, HOWEVER, that the Subordinate Principal Distribution Amount for each Loan Group consisting of Group III-VII Loans will be reduced by amounts described in Section 4.5(a)(vii). Any reduction in the Subordinate Principal Distribution Amount pursuant to the proviso above shall offset the amount calculated pursuant to clause (1), clause (3) and clause (2), in that order, of the definition of Subordinate Principal Amount.

         SUBORDINATE PRINCIPAL PREPAYMENT AMOUNT: For any Distribution Date and any Loan Group consisting of Group III-VII Loans, the related Subordinate Prepayment Percentage of the Principal Prepayment Amount.

         SUBORDINATION LEVEL: On any specified date with respect to any class of Group III-VII Subordinate Certificates, the percentage obtained by dividing:

         (1) the sum of the Certificate Principal Balances of all Classes of Group III-VII Certificates which are subordinate in right of payment to such Class as of such date before giving effect to distributions of principal or allocations of Realized Losses on the Group III-VII Loans on such date; by

         (2) the sum of the Certificate Principal Balances of all Classes of Group III-VII Certificates as of such date before giving effect to distributions of principal or allocations of Realized Losses on the Group III-VII Loans on such date.

         SUBSEQUENT RECOVERIES: With respect to any Distribution Date and a Loan Group will be amounts received during the related Prepayment Period by the related Servicer specifically related to a defaulted Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Loan.

         SUBSTITUTE LOAN: A mortgage loan substituted for a Deleted Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the Deleted Loan, (iii) if the mortgage loan is an Adjustable Rate Loan, have a Maximum Mortgage Interest Rate not less than the Maximum Mortgage Interest Rate on the Deleted Loan, (iv) if the mortgage loan is an Adjustable Rate Loan, have a Minimum Mortgage Interest Rate not less than the Minimum Mortgage Interest Rate of the Deleted Loan, (v) if the mortgage loan is an Adjustable Rate Loan, have a Gross Margin equal to the Gross Margin of the Deleted Loan, (vi) if the mortgage loan is an Adjustable Rate Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Loan, (viii) have the same Due Date as the Due Date on the Deleted Loan, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Loan as of such date, (x) have a risk grading at least equal to the risk grading assigned on the Deleted Loan, (xi) is a "qualified mortgage" as defined in the REMIC Provisions and (xii) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xii) hereof must be satisfied as to each Substitute Loan or in the aggregate, as the case may be. In the event that the Deleted Loan is a Discount Loan, the Substitute Loan(s) shall be deemed to be a Discount Loan(s) regardless of the Net Mortgage Rate thereof.

         SWISS RE: Swiss Re Financial Products Corporation, or any successor thereto.

         TAX MATTERS PERSON: The Holder of the Class I/II-R Certificates issued hereunder or any Permitted Transferee of such Class I/II-R Certificateholder shall be the initial "tax matters person" for REMIC I, REMIC II, REMIC III and REMIC IV within the meaning of Section 6231(a)(7) of the Code. The Holder of the Class A-R Certificates issued hereunder or any Permitted Transferee of such Class A-R Certificateholder shall be the initial "tax matters person" for REMIC V, REMIC VI and REMIC VII within the meaning of Section 6231(a)(7) of the Code. For tax years commencing after any transfer of the Class I/II-R Certificate or Class A-R Certificate, the holder of the greatest Percentage Interest in such Residual Certificate at year end shall be designated as the Tax Matters Person with respect to that year. If the Tax Matters Person becomes a Disqualified Organization, the last preceding Holder of such Authorized Denomination of the Class I/II-R Certificate or Class A-R Certificate that is not a Disqualified Organization shall be Tax Matters Person pursuant to Section 5.3(e). If any Person is appointed as tax matters person by the Internal Revenue Service pursuant to the Code, such Person shall be Tax Matters Person.

         TERMINATION PRICE:  As defined in Section 9.1.

         TERMINATOR:  As defined in Section 9.1.

         TRANSFER: Any direct or indirect transfer, sale, pledge or other disposition of, or directly or indirectly transferring, selling or pledging, any Ownership Interest in a Class CE Certificate, Class P Certificate or Residual Certificate.

         TRANSFER PAYMENT: With respect to any Distribution Date and an Undercollateralized Group, the excess, if any, of the Certificate Principal Balance of the Group III-VII Senior Certificates related to such Undercollateralized Group immediately prior to such Distribution Date over the aggregate Principal Balance of the Loans in such Loan Group at the end of the Prepayment Period related to the immediately preceding Distribution Date.

         TRANSFER PAYMENT RECEIVED: The Transfer Payment received by the Undercollateralized Group.

         TRANSFER PAYMENT MADE: The Transfer Payment made by the
Overcollateralized Group.

         TRANSFEREE: Any Person who is acquiring by Transfer any Ownership Interest in a Class CE Certificate, Class P Certificate or Residual Certificate.

         TRUST FUND: Collectively, all of the assets of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V, REMIC VI and REMIC VII, and the Reserve Funds and any amounts on deposit therein and any proceeds thereof, the Prepayment Charges and the Cap Contracts.

         TRUSTEE: HSBC Bank USA, a New York banking corporation, or its successor in interest, or any successor trustee appointed as herein provided.

         UNCERTIFICATED ACCRUED INTEREST: With respect to each Uncertificated REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance or Uncertificated Notional Amount, as applicable, of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls, Curtailment Shortfalls and shortfalls resulting from application of the Relief Act (allocated to such REMIC Regular Interests as set forth in Sections 1.2 and 4.9).

         UNCERTIFICATED NOTIONAL AMOUNT: With respect to REMIC III Regular Interest LTIII-IO-A and (i) each Distribution Date from and including the 1st Distribution to and including the 6th Distribution Date, the aggregate Uncertificated Principal Balances of REMIC I Regular Interest LTI-IO-1 through REMIC I Regular Interest LTI-IO-8, (ii) each Distribution Date from and including the 7th Distribution to and including the 10th Distribution Date, the aggregate Uncertificated Principal Balances of REMIC I Regular Interest LTI-IO-2 through REMIC I Regular Interest LTI-IO-8, (iii) each Distribution Date from and including the 11th Distribution Date to and including the 13th Distribution Date, the aggregate Uncertificated Principal Balances of REMIC I Regular Interest LTI-IO-3 and REMIC I Regular Interest LTI-IO-8, (iv) each Distribution Date from and including the 14th Distribution Date to and including the 15th Distribution Date, the aggregate Uncertificated Principal Balances of REMIC I Regular Interest LTI-IO-4 through REMIC I Regular Interest LTI-IO-8, (v) each Distribution Date from and including the 16th Distribution to and including the 19th Distribution Date, the aggregate Uncertificated Principal Balances of REMIC I Regular Interest LTI-IO-5 through REMIC I Regular Interest LTI-IO-8, (vi) each Distribution Date from and including the 20th Distribution to and including the 21st Distribution Date, the aggregate Uncertificated Principal Balances of REMIC I Regular Interest LTI-IO-6 through REMIC I Regular Interest LTI-IO-8, (vii) each Distribution Date from and including the 22nd Distribution to and including the 23rd Distribution Date, the aggregate Uncertificated Principal Balances of REMIC I Regular Interest LTI-IO-7 and REMIC I Regular Interest LTI-IO-8, and
(viii) the 24th Distribution Date, the aggregate Uncertificated Principal Balance of REMIC I Regular Interest LTI-IO-8, and (ix) each Distribution Date thereafter, $0.

         UNCERTIFICATED PRINCIPAL BALANCE: With respect to each REMIC Regular Interest (other than REMIC III Regular Interest LTIII-IO-A and REMIC III Regular Interest LTIII-IO-B) the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.11 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Sections 4.2, 4.4 and 4.6. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero. REMIC III Regular Interest LTIII-IO-A and REMIC III Regular Interest LTIII-IO-B will not have Uncertificated Principal Balances.

         UNCERTIFICATED REMIC I PASS-THROUGH RATE: A per annum rate equal to the average of the Net Mortgage Rates of the Group I Loans as of the first day of the related Due Period, weighted on the basis of the Stated Principal Balances as of the first day of the related Due Period.

         UNCERTIFICATED REMIC II PASS-THROUGH RATE: A per annum rate equal to the average of the Net Mortgage Rates of the Group II Loans as of the first day of the related Due Period, weighted on the basis of the Stated Principal Balances as of the first day of the related Due Period.

         UNCERTIFICATED REMIC III PASS-THROUGH RATE: With respect to REMIC III Regular Interest LTIII-1AA, REMIC III Regular Interest LTIII-1A1, REMIC III Regular Interest LTIII-1A2, REMIC III Regular Interest LTIII-1A3, REMIC III Regular Interest LTIII-1A4, REMIC III Regular Interest LTIII-1A5, REMIC III Regular Interest LTIII-1A6, REMIC III Regular Interest LTIII-1M1, REMIC III Regular Interest LTIII-1M2, REMIC III Regular Interest LTIII-1M3 and REMIC III Regular Interest LTIII-1ZZ, a per annum rate (but not less than zero) equal to the weighted average of: (x) with respect to REMIC I Regular Interest LTI-1 and REMIC I Regular Interest LTI-P, the Uncertificated REMIC I Pass-Through Rate for such REMIC I Regular Interest for each such Distribution Date, and (y) with respect to REMIC I Regular Interest LTI-IO-1 through REMIC I Regular Interest LTI-IO-8 for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC I Regular Interest listed below, weighted on the basis of the Uncertificated Principal Balance of each such REMIC I Regular Interest:


DISTRIBUTION
   DATE          REMIC I REGULAR INTERESTS                              RATE
------------     -------------------------                              ----
     1           LTI-IO-1 through LTI-IO-8        (a) Uncertificated  REMIC I Pass-Through Rate over (b) 4.50%
     2           LTI-IO-1 through LTI-IO-8        (a) Uncertificated  REMIC I Pass-Through Rate over (b) 4.50%
     3           LTI-IO-1 through LTI-IO-8        (a) Uncertificated  REMIC I Pass-Through Rate over (b) 4.50%
     4           LTI-IO-1 through LTI-IO-8        (a) Uncertificated  REMIC I Pass-Through Rate over (b) 4.50%
     5           LTI-IO-1 through LTI-IO-8        (a) Uncertificated  REMIC I Pass-Through Rate over (b) 4.50%
     6           LTI-IO-1 through LTI-IO-8        (a) Uncertificated  REMIC I Pass-Through Rate over (b) 4.50%
     7           LTI-IO-2 through LTI-IO-8        (a) Uncertificated  REMIC I Pass-Through Rate over (b) 4.50%
                 LTI-IO-1                         Uncertificated REMIC I Pass-Through Rate
     8           LTI-IO-2 through LTI-IO-8        (a) Uncertificated  REMIC I Pass-Through Rate over (b) 4.50%
                 LTI-IO-1                         Uncertificated REMIC I Pass-Through Rate
     9           LTI-IO-2 through LTI-IO-8        (a) Uncertificated  REMIC I Pass-Through Rate over (b) 4.50%
                 LTI-IO-1                         Uncertificated REMIC I Pass-Through Rate
    10           LTI-IO-2 through LTI-IO-8        (a) Uncertificated  REMIC I Pass-Through Rate over (b) 4.50%
                 LTI-IO-1                         Uncertificated REMIC I Pass-Through Rate
    11           LTI-IO-3 through LTI-IO-8        (a) Uncertificated  REMIC I Pass-Through Rate over (b) 4.50%
                 LTI-IO-1 and LTI-IO-2            Uncertificated REMIC I Pass-Through Rate
    12           LTI-IO-3 through LTI-IO-8        (a) Uncertificated  REMIC I Pass-Through Rate over (b) 4.50%
                 LTI-IO-1 and LTI-IO-2            Uncertificated REMIC I Pass-Through Rate
    13           LTI-IO-3 through LTI-IO-8        (a) Uncertificated  REMIC I Pass-Through Rate over (b) 3.50%
                 LTI-IO-1 and LTI-IO-2            Uncertificated REMIC I Pass-Through Rate
    14           LTI-IO-4 through LTI-IO-8        (a) Uncertificated  REMIC I Pass-Through Rate over (b) 3.50%
                 LTI-IO-1 through LTI-IO-3        Uncertificated REMIC I Pass-Through Rate
    15           LTI-IO-4 through LTI-IO-8        (a) Uncertificated  REMIC I Pass-Through Rate over (b) 3.50%
                 LTI-IO-1 through LTI-IO-3        Uncertificated REMIC I Pass-Through Rate
    16           LTI-IO-5 through LTI-IO-8        (a) Uncertificated  REMIC I Pass-Through Rate over (b) 3.50%
                 LTI-IO-1 through LTI-IO-4        Uncertificated REMIC I Pass-Through Rate
    17           LTI-IO-25 through LTI-IO-8       (a) Uncertificated  REMIC I Pass-Through Rate over (b) 3.50%
                 LTI-IO-1 through LTI-IO-4        Uncertificated REMIC I Pass-Through Rate
    18           LTI-IO-5 through LTI-IO-8        (a) Uncertificated  REMIC I Pass-Through Rate over (b) 3.50%
                 LTI-IO-1 through LTI-IO-4        Uncertificated REMIC I Pass-Through Rate
    19           LTI-IO-6 through LTI-IO-8        (a) Uncertificated  REMIC I Pass-Through Rate over (b) 3.50%
                 LTI-IO-1 through LTI-IO-5        Uncertificated REMIC I Pass-Through Rate
    20           LTI-IO-6 through LTI-IO-8        (a) Uncertificated  REMIC I Pass-Through Rate over (b) 3.50%
                 LTI-IO-1 through LTI-IO-5        Uncertificated REMIC I Pass-Through Rate



                                      -75-



    21           LTI-IO-6 through LTI-IO-8        (a) Uncertificated  REMIC I Pass-Through Rate over (b) 3.50%
                 LTI-IO-1 through LTI-IO-5        Uncertificated REMIC I Pass-Through Rate
    22           LTI-IO-7 and LTI-IO-8            (a) Uncertificated  REMIC I Pass-Through Rate over (b) 3.50%
                 LTI-IO-1 through LTI-IO-6        Uncertificated REMIC I Pass-Through Rate
    23           LTI-IO-7 and LTI-IO-8            (a) Uncertificated  REMIC I Pass-Through Rate over (b) 3.50%
                 LTI-IO-1 through LTI-IO-6        Uncertificated REMIC I Pass-Through Rate
    24           LTI-IO-8                         (a) Uncertificated  REMIC I Pass-Through Rate over (b) 3.50%
                 LTI-IO-1 through LTI-IO-7        Uncertificated REMIC I Pass-Through Rate
 25 and
thereafter       LTI-IO-1 through LTI-IO-8        Uncertificated REMIC I Pass-Through Rate


With respect to REMIC III Regular Interest LTIII-IO-A, (i) for the first twelve distribution dates, 1.00% and (ii) thereafter, 0.00%. With respect to REMIC III Regular Interest LTIII-IO-B, (i) for the first twenty-four distribution dates, 3.50% and (ii) thereafter, 0.00%.

With respect to REMIC III Regular Interest LTIII-2AA, REMIC III Regular Interest LTIII-2AR1, REMIC III Regular Interest LTIII-2AR2, REMIC III Regular Interest LTIII-2MR1, REMIC III Regular Interest LTIII-2MR2, REMIC III Regular Interest LTIII-2MR3, REMIC III Regular Interest LTIII-2ZZ, REMIC III Regular Interest LTIII-2P, REMIC III Regular Interest LTIII-2SUB1, REMIC III Regular Interest LTIII-2SUB2 and REMIC III Regular Interest LTIII-2XX, the weighted average of the Uncertificated REMIC III Pass-Through Rates on each REMIC III Regular Interest, weighted on the basis of the Uncertificated Principal Balance of each such REMIC III Regular Interest.

With respect to REMIC III Regular Interest LTIII-2GRP1, the weighted average of the Uncertificated REMIC III Pass-Through Rate on REMIC II Regular Interest LTII-1, weighted on the basis of the Uncertificated Principal Balance of such REMIC III Regular Interest.

With respect to REMIC III Regular Interest LTIII-2GRP2, the weighted average of the Uncertificated REMIC III Pass-Through Rate on REMIC III Regular Interest LTII-2, weighted on the basis of the Uncertificated Principal Balance of such REMIC III Regular Interest.

         UNCERTIFICATED REMIC V PASS-THROUGH RATE: With respect to REMIC V Regular Interest LTV-IIISUB, REMIC V Regular Interest LTV-IVSUB, REMIC V Regular Interest LTV-VSUB, REMIC V Regular Interest LTV-VISUB, REMIC V Regular Interest LTV-VII-1SUB, REMIC V Regular Interest LTV-VII-2SUB and REMIC V Regular Interest LTV-XX, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group III-VII Loans as of the first day of the related Due Period, weighted on the basis of the Stated Principal Balances thereof as of the first day of the related Due Period. With respect to REMIC V Regular Interest LTV-IIIA, REMIC V Regular Interest LTV-IVA, REMIC V Regular Interest VA, REMIC V Regular Interest LTV-VIA, REMIC V Regular Interest LTV-VIIAR1 and REMIC V Regular Interest LTV-VII-AR2, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group III Loans, Group IV Loans, Group V Loans, Group VI Loans, Group VII-1 Loans and Group VII-2 Loans, respectively, as of the first day of the related Due Period, weighted on the basis of the Stated Principal Balances thereof as of the first day of the related Due Period. With respect to REMIC V Regular Interest LTV-R, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group III Loans as of the first day of the related Due Period, weighted on the basis of the Stated Principal Balances as of the first day of the related Due Period.

         UNCERTIFICATED REMIC VI PASS-THROUGH RATE: With respect to REMIC VI Regular Interest LTVI-IIIA and REMIC VI Regular Interest LTVI-R, the weighted average of the Uncertificated REMIC V Pass-Through Rate on REMIC V Regular Interest LTV-IIIGRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC V Regular Interest. With respect to REMIC VI Regular Interest LTVI-IVA, the weighted average of the Uncertificated REMIC V Pass-Through Rate on REMIC V Regular Interest LTV-IVGRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC V Regular Interest. With respect to REMIC VI Regular Interest LTVI-VA, the weighted average of the Uncertificated REMIC V Pass-Through Rate on REMIC V Regular Interest LTV-VGRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC V Regular Interest. With respect to REMIC VI Regular Interest LTVI-VIA, the weighted average of the Uncertificated REMIC V Pass-Through Rate on REMIC V Regular Interest LTV-VIGRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC V Regular Interest. With respect to REMIC VI Regular Interest LTVI-VIIAR1, the weighted average of the Uncertificated REMIC V Pass-Through Rate on REMIC V Regular Interest LTV-VII-1GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC V Regular Interest. With respect to REMIC VI Regular Interest LTVI-VIIAR2, the weighted average of the Uncertificated REMIC V Pass-Through Rate on REMIC V Regular Interest LTV-VII-2GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC V Regular Interest. With respect to REMIC VI Regular Interest LTVI-M, REMIC VI Regular Interest LTVI-B1, REMIC VI Regular Interest LTVI-B2, REMIC VI Regular Interest LTVI-B3, REMIC VI Regular Interest LTVI-B4 and REMIC VI Regular Interest LTVI-B5, the weighted average of the Uncertificated REMIC V Pass-Through Rate on REMIC V Regular Interest LTV-IIISUB, REMIC V Regular Interest LTV-IVSUB, REMIC V Regular Interest LTV-VSUB, REMIC V Regular Interest LTV-VISUB, REMIC V Regular Interest LTV-VII-1SUB and REMIC V Regular Interest LTV-VII-2SUB, in each case subject to a cap and a floor equal to the weighted average of the Net Mortgage Rates on the Loans in the related Loan Group, weighted on the basis of the Uncertificated Principal Balance of each such REMIC V Regular Interest.

         UNCOLLECTED INTEREST: With respect to any Distribution Date, the sum of
(i) the aggregate Prepayment Interest Shortfalls with respect to the Loans for such Distribution Date and (ii) the aggregate Curtailment Shortfalls with respect to the Loans for such Distribution Date.

         UNCOMPENSATED INTEREST SHORTFALL: For any Distribution Date, the excess, if any, of (i) the sum of (a) the related Uncollected Interest for such Distribution Date, and (b) any shortfall in interest collections for the Loans in the calendar month immediately preceding such Distribution Date resulting from a Relief Act Interest Shortfall over (ii) the aggregate Compensating Interest paid by the Servicers and the Master Servicer with respect to the Loans for such Distribution Date, which excess shall be allocated to each Class of Certificates, pro rata, according to the amount of interest accrued thereon in reduction thereof.

         UNDERCOLLATERALIZED GROUP: With respect to any Distribution Date, a Loan Group consisting of Group III-VII Loans for which the aggregate Certificate Principal Balance of the related Group III-VII Senior Certificates immediately prior to such Distribution Date is greater than the aggregate Principal Balance of the Loans in such Loan Group at the end of the Prepayment Period related to the immediately preceding Distribution Date.

         UNDERWRITER: Deutsche Bank Securities Inc.

         UNINSURED CAUSE: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.9.

         U.S. PERSON: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part 1 of subchapter J of chapter 1 of the Code), and which was treated as a U.S. Person on August 20, 1996 may elect to continue to be treated as a U.S. Person notwithstanding the previous sentence.

         WELLS FARGO: Wells Fargo Bank, N.A., or any successor thereto.

         Section 1.2 ALLOCATION OF CERTAIN INTEREST SHORTFALL.

         For purposes of calculating the Interest Distribution Amount for the Group I Certificates for any Distribution Date, (1) the aggregate amount of any Prepayment Interest Shortfalls and Curtailment Shortfalls with respect to the Group I Loans, to the extent not covered by payment by the related Servicers pursuant to the related Servicing Agreements or the Master Servicer pursuant to
Section 3.20, shall first reduce the related Net Monthly Excess Cashflow for such Distribution Date, second, reduce the Interest Distribution Amount payable to the Class I-CE Certificates, third, reduce the Interest Distribution Amount payable to the Class I-M-3 Certificates, fourth, reduce the Interest Distribution Amount payable to the Class I-M-2 Certificates, fifth, reduce the Interest Distribution Amount payable to the Class I-M-1 Certificates and sixth, reduce the Interest Distribution Amount payable to the Group I Senior Certificates (on a pro rata basis based on their respective Senior Interest Distribution Amounts before such reduction), in that order and (2) any Relief Act Interest Shortfalls on the Group I Loans shall be allocated to the Group I Certificates on a pro rata basis based on their respective Interest Distribution Amounts before such reduction.

         For purposes of calculating the Interest Distribution Amount for the Group II Certificates for any Distribution Date, (1) the aggregate amount of any Prepayment Interest Shortfalls and Curtailment Shortfalls with respect to the Group II Loans, to the extent not covered by payment by the related Servicers pursuant to the related Servicing Agreements or the Master Servicer pursuant to
Section 3.20, shall first reduce the related Net Monthly Excess Cashflow for such Distribution Date, second, reduce the Interest Distribution Amount payable to the Class II-CE Certificates, third, reduce the Interest Distribution Amount payable to the Class II-MR-3 Certificates, fourth, reduce the Interest Distribution Amount payable to the Class II-MR-2 Certificates, fifth, reduce the Interest Distribution Amount payable to the Class II-MR-1 Certificates and sixth, with respect to Prepayment Interest Shortfalls and Curtailment Shortfalls on the Group II-1 Loans, reduce the Interest Distribution Amount payable to the Class II-AR-1 Certificates, and with respect to Prepayment Interest Shortfalls and Curtailment Shortfalls on the

Group II-2 Loans, reduce the Interest Distribution Amount payable to the Class II-AR-2 Certificates, and (2) any Relief Act Interest Shortfalls on the Group II-1 Loans shall be allocated to the Class II-AR-1 Certificates and the Group II Mezzanine Certificates on a pro rata basis based on their respective Interest Distribution Amounts before such reduction, and any Relief Act Interest Shortfalls on the Group II-2 Loans shall be allocated to the Group II-AR-2 Certificates and the Group II Mezzanine Certificates on a pro rata basis based on their respective Interest Distribution Amounts before such reduction.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls and Curtailment Shortfalls with respect to the Group I Loans, to the extent not covered by payment by the related Servicers pursuant to the related Servicing Agreements or the Master Servicer pursuant to Section 3.20, shall be allocated first, to REMIC I Regular Interest LTI-1 and REMIC I Regular Interest LTI-P, to the extent of one month's interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the Uncertificated Principal Balance of each such REMIC I Regular Interest; and then, to REMIC I Regular Interest LTI-IO-1, REMIC I Regular Interest LTI-IO-2, REMIC I Regular Interest LTI-IO-3, REMIC I Regular Interest LTI-IO-4, REMIC I Regular Interest LTI-IO-5, REMIC I Regular Interest LTI-IO-6, REMIC I Regular Interest LTI-IO-7 and REMIC I Regular Interest LTI-IO-8, in each case to the extent of one month's interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the respective Uncertificated Notional Amount of each such REMIC I Regular Interest.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC II Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls and Curtailment Shortfalls with respect to the Group II Loans, to the extent not covered by payment by the related Servicers pursuant to the related Servicing Agreements or the Master Servicer pursuant to Section 3.20, shall be allocated to REMIC II Regular Interest LTII-1, REMIC II Regular Interest LTII-2 and REMIC II Regular Interest LTII-P, to the extent of one month's interest at the then applicable respective Uncertificated REMIC II Pass-Through Rate on the Uncertificated Principal Balance of each such REMIC II Regular Interest.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC III Group I Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls and Curtailment Shortfalls with respect to the Group I Loans, to the extent not covered by payment by the related Servicers pursuant to the related Servicing Agreements or the Master Servicer pursuant to Section 3.20, shall be allocated first, to Uncertificated Accrued Interest payable to REMIC III Regular Interest LTIII-1-AA and REMIC III Regular Interest LTIII-1 ZZ up to an aggregate amount equal to the REMIC III Group I Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC III Regular Interest LTIII-1A1, REMIC III Regular Interest LTIII-1A2, REMIC III Regular Interest LTIII-1A3, REMIC III Regular Interest LTIII-1A4, REMIC III Regular Interest LTIII-1A5, REMIC III Regular Interest LTIII-1A6, REMIC III Regular Interest LTIII-1M1, REMIC III Regular Interest LTIII-1M2, REMIC III Regular Interest LTIII-1M3 and REMIC III Regular Interest LTIII-1ZZ, pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC III Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC III Regular Interest.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC III Group II Regular Interests for any Distribution Date:

                  (A) The REMIC III Group II Marker Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls and Curtailment Shortfalls with respect to the Group II Loans, to the extent not covered by payment by the related Servicers pursuant to the related Servicing Agreements or the Master Servicer pursuant to Section 3.20, shall be allocated first, to Uncertificated Accrued Interest payable to REMIC III Regular Interest LTIII-2AA and REMIC III Regular Interest LTIII-2ZZ up to an aggregate amount equal to the REMIC III Group II Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among, REMIC III Regular Interest LTIII-2AR1, REMIC III Regular Interest LTIII-2AR2, REMIC III Regular Interest LTIII-2MR1, REMIC III Regular Interest LTIII-2MR2, REMIC III Regular Interest LTIII-2MR3, REMIC III Regular Interest LTIII-2ZZ, pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC III Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC III Regular Interest; and

                  (B) The REMIC III Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls and Curtailment Shortfalls with respect to the Group II Loans, to the extent not covered by payment by the related Servicers pursuant to the related Servicing Agreements or the Master Servicer pursuant to Section 3.20, shall be allocated to Uncertificated Accrued Interest payable to REMIC III Regular Interest LTIII-2SUB1, REMIC III Regular Interest LTIII-2GRP1, REMIC III Regular Interest LTIII-2SUB2, REMIC III Regular Interest LTIII-2GRP2 and REMIC III Regular Interest LTIII-2XX, pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC III Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC III Regular Interest.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC V Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls and Curtailment Shortfalls incurred in respect of the Group III-VII Loans to the extent not covered by payment by the related Servicer pursuant to the related Servicing Agreements or the Master Servicer pursuant to Section 3.20, shall be allocated to the REMIC V Regular Interests, pro rata, to the extent of one month's interest at the then applicable respective Uncertificated REMIC V Pass-Through Rate on the Uncertificated Principal Balance of each such REMIC V Regular Interest.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC VI Regular Interests for any Distribution Date, the aggregate amount of any Unpaid Interest Shortfalls incurred in respect of the Group III-VII Loans for any Distribution Date shall be allocated to the REMIC VI Regular Interests, pro rata, to the extent of one month's interest at the then applicable respective Uncertificated REMIC VI Pass-Through Rate on the Uncertificated Principal Balance of each such REMIC VI Regular Interest.

                                   ARTICLE II

                            CONVEYANCE OF TRUST FUND;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.1 CONVEYANCE OF TRUST FUND. The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Loans identified on the Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement and the Assignment Agreements (including, without limitation the right to enforce the obligations of the other parties thereto thereunder), and all other assets included or to be included in REMIC I, REMIC II and REMIC V. Such assignment includes all interest and principal received by the Depositor or the applicable Servicer on or with respect to the Loans (other than payments of principal and interest due on such Loans on or before the Cut-Off Date). The Depositor herewith delivers to the Trustee executed copies of the Mortgage Loan Purchase Agreement, the Servicing Agreements and the Assignment Agreements.

                  In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Custodian pursuant to the Custodial Agreement the documents with respect to each Loan as described under
Section 2 of the Custodial Agreement (the "Loan Documents"). In connection with such delivery and as further described in the Custodial Agreement, the Custodian will be required to review such Loan Documents and deliver to the Trustee, the Depositor, the Master Servicer and the Seller certifications (in the forms attached to the Custodial Agreement) with respect to such review with exceptions noted thereon. In addition, the Depositor under the Custodial Agreement will have to cure certain defects with respect to the Loan Documents for the related Loans after the delivery thereof by the Depositor to the Custodian as more particularly set forth therein.

         Section 2.2 ACCEPTANCE BY TRUSTEE.

         The Trustee acknowledges receipt, subject to the provisions of Section
2.1 hereof and Section 2 of the Custodial Agreement, of the Loan Documents and all other assets included in the definitions of "REMIC I", "REMIC II" and "REMIC V" under clauses (i), (iii), (iv) and (v) (to the extent of amounts deposited into the Distribution Accounts) and declares that it holds (or the Custodian on its behalf holds) and will hold such documents and the other documents delivered to it constituting a Loan Document, and that it holds (or the Custodian on its behalf holds) or will hold all such assets and such other assets included in the definitions of "REMIC I", "REMIC II" and "REMIC V" in trust for the exclusive use and benefit of all present and future Certificateholders.

         Section 2.3 REPURCHASE OR SUBSTITUTION OF LOANS.

                  (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of a breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Loan that materially and adversely affects the value of such Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Seller of such defect, missing document or breach and request that the Seller deliver such missing document, cure such defect or breach within 60 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to repurchase such Loan from REMIC I, REMIC II or REMIC V, as applicable, at the Purchase Price within 90 days after the date on which the Seller was notified of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Loan shall be deposited in the related Distribution Account and the Trustee, upon receipt of written certification from the Securities Administrator of such deposit and receipt by the Custodian of a properly completed request for release for such Loan in the form of EXHIBIT 3 to the Custodial Agreement, shall release or cause the Custodian to release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Loan released pursuant hereto, and the Trustee shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may cause such Loan to be removed from REMIC I, REMIC II or REMIC V, as applicable, (in which case it shall become a Deleted Loan) and substitute one or more Substitute Loans in the manner and subject to the limitations set forth in Section 2.3(b). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee and the Certificateholders.

                  In addition, should the Master Servicer become aware of or in the event of its receipt of notice by a Responsible Officer of the Master Servicer of the breach of the representation or covenant of the Seller set forth in Section 5(x) of the Mortgage Loan Purchase Agreement which materially and adversely affects the interests of a Holder of a Class P Certificate in any Prepayment Charge, the Master Servicer shall promptly notify the Seller and the Trustee of such breach. The Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to remedy such breach to the extent and in the manner set forth in the Mortgage Loan Purchase Agreement.

                  (b) Any substitution of Substitute Loans for Deleted Loans made pursuant to Section 2.3(a) must be effected prior to the date which is two years after the Startup Day for REMIC I, REMIC II or REMIC V.

                  As to any Deleted Loan for which the Seller, substitutes a Substitute Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee or the Custodian on behalf of the Trustee, for such Substitute Loan or Loans, the Mortgage Note, the Mortgage, and the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2 of the Custodial Agreement, as applicable, together with an Officers' Certificate providing that each such Substitute Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Custodian on behalf of the Trustee shall acknowledge receipt of such Substitute Loan or Loans and, within ten Business Days thereafter, review such

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documents and deliver to the Depositor, the Trustee and the Master Servicer,
with respect to such Substitute Loan or Loans, an initial certification pursuant to the Custodial Agreement, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Custodian on behalf of the Trustee shall deliver to the Depositor, the Trustee and the Master Servicer a final certification pursuant to the Custodial Agreement with respect to such Substitute Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Substitute Loans in the month of substitution are not part of REMIC I, REMIC II or REMIC V and shall be retained by the Seller. For the month of substitution, distributions to Certificateholders shall reflect the Monthly Payment due on such Deleted Loan on or before the Due Date in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Loan Schedule to reflect the removal of such Deleted Loan from the terms of this Agreement and the substitution of the Substitute Loan or Loans and shall deliver a copy of such amended Loan Schedule to the Trustee and the Master Servicer. Upon such substitution, such Substitute Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement including all applicable representations and warranties thereof included herein or in the Mortgage Loan Purchase Agreement.

                  For any month in which the Seller substitutes one or more Substitute Loans for one or more Deleted Loans, the Master Servicer shall determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Loans exceeds the aggregate of, as to each such Substitute Loan, the Scheduled Principal Balance thereof as of the Due Date in the month of substitution, together with one month's interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate, plus all outstanding Advances and Servicing Advances (including Nonrecoverable Advances) related thereto. On the date of such substitution, the Seller shall deliver or cause to be delivered to the Securities Administrator for deposit in the related Distribution Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee or the Custodian on behalf of the Trustee, upon receipt of the related Substitute Loan or Loans and certification by the Securities Administrator of such deposit and receipt by the Custodian of a properly completed request for release for such Loan in the form of EXHIBIT 3 to the Custodial Agreement, shall release to the Seller the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Loan released pursuant hereto.

                  In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any REMIC, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (c) Upon discovery by the Depositor, the Seller, the Master Servicer or the Trustee that any Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or substitute one or more Substitute Loans for the affected Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Loan. Such repurchase or substitution shall be made by
(i) the Seller, if the affected Loan's status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Seller under the Mortgage Loan Purchase Agreement or (ii) the Depositor, if the affected Loan's status as a non-qualified mortgage does not result from a breach of representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.3(a). The Trustee shall reconvey to the Seller or the Depositor the Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Loan repurchased for breach of a representation or warranty.

                  (d) Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section
2.5 which materially and adversely affects the interests of the Certificateholders in any Loan or Prepayment Charge, the Master Servicer shall cure such breach in all material respects.

         Section 2.4 AUTHENTICATION AND DELIVERY OF CERTIFICATES; DESIGNATION OF CERTIFICATES AS REMIC REGULAR AND RESIDUAL INTERESTS.

                  (a) The Trustee acknowledges the transfer to the extent provided herein and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has caused the Securities Administrator to execute and authenticate and has delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates evidencing the entire ownership of the Trust Fund.

                  (b) This Agreement shall be construed so as to carry out the intention of the parties that each of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V, REMIC VI and REMIC VII be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC IV shall consist of the Group I Certificates and the Group II Certificates (exclusive of any right to receive payments from a Reserve Fund). The "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC IV shall consist of Component R-4. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) of REMIC III shall consist of the REMIC III Regular Interests. The "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code) of REMIC III shall consist of Component R-3. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) of REMIC II shall consist of the REMIC II Regular Interests. The "residual interest" (within the meaning of
Section 860(G)(a)(2) of the Code) of REMIC II shall consist of Component R-2. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) of REMIC I shall consist of the REMIC I Regular Interests. The "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code) of REMIC I shall consist of Component R-1. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC VII shall consist of the Group III-VII Certificates (exclusive of any right to receive payments from a Reserve Fund). The "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC VII shall consist of Component R-7. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) of REMIC VI shall consist of the REMIC VI Regular Interests. The "residual interest" (within the meaning of
Section 860(G)(a)(2) of the Code) of REMIC VI shall consist of Component R-6. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) of REMIC V shall consist of the REMIC V Regular Interests. The "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code) of REMIC V shall consist of Component R-5.

         Section 2.5 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER.

         The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificateholders and the Depositor that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

                  (ii) The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

                  (iii) The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

                  (iv) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

                  (v) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof,

                  (vi) There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

                  (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

         It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.5 shall inure to the benefit of the Trustee, the Depositor and the Certificateholders.

         Section 2.6 ESTABLISHMENT OF THE TRUST.

         The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as "Deutsche Mortgage Securities, Inc., Mortgage Loan Trust, Series 2004-4" and does hereby appoint HSBC Bank USA, as Trustee in accordance with the provisions of this Agreement.

                                  ARTICLE III
               ADMINISTRATION AND SERVICING OF THE LOANS; ACCOUNTS

         Section 3.1 MASTER SERVICER. The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers' and Master Servicer's records, and based on such reconciled and corrected information, prepare the statements specified in Section 4.8 and any other information and statements required to be provided by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Loan monitoring with the actual remittances of the Servicers to the related Distribution Account pursuant to the applicable Servicing Agreements.

         Notwithstanding anything in this Agreement or any Servicing Agreement to the contrary, the Master Servicer shall not have any duty or obligation to enforce any Credit Risk Management Agreement that a Servicer is a party to (a "Servicer Credit Risk Management Agreement") or to supervise, monitor or oversee the activities of the Credit Risk Manager under any such Servicer Credit Risk Management Agreement with respect to any action taken or not taken by the applicable Servicer pursuant to a recommendation of the Credit Risk Manager.

         The Trustee shall furnish the Servicers and the Master Servicer with any limited powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicers and the Master Servicer to service or master service and administer the related Loans and REO Property. The Trustee shall have no responsibility for any action of the Master Servicer or any Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer or such Servicer for any cost, liability or expense arising from the misuse thereof by the Master Servicer or such Servicer.

         The Trustee, the Custodian and the Securities Administrator shall provide access to the records and documentation in possession of the Trustee, the Custodian or the Securities Administrator regarding the related Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee, the Custodian or the Securities Administrator; provided, however, that, unless otherwise required by law, none of the Trustee, the Custodian or the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee, the Custodian and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's, the Custodian's or the Securities Administrator's actual costs.

         The Trustee shall execute and deliver to the related Servicer or the Master Servicer upon request any court pleadings, requests for trustee's sale or other documents necessary or desirable and, in each case, provided to the Trustee by such Servicer or Master Servicer to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or any other Loan Document; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or any other Loan Document or otherwise available at law or equity.

         Section 3.2 REMIC-RELATED COVENANTS. For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall treat such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Seller, the related Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Loans pursuant to this Agreement or the Trustee has received an Opinion of Counsel stating that such sale will not result in an Adverse REMIC Event as defined in Section 10.1(f) hereof prepared at the expense of the Trust Fund; and
(b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreements, the Assignment Agreements or Section 2.3 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of an Opinion of Counsel stating that such contribution will not result in an Adverse REMIC Event as defined in Section 10.1(f) hereof.

         Section 3.3 MONITORING OF SERVICERS.

                  (a) The Master Servicer shall be responsible for monitoring the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer's activities, the Master Servicer may rely upon an officer's certificate of any Servicer with regard to such Servicer's compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Seller and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

                  (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Loans or to cause the Trustee to enter in to a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received indemnity reasonably acceptable to it for its costs and expenses in pursuing such action.

                  (c) To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the related Distribution Account.

                  (d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

                  (e) If the Master Servicer acts as Servicer, it shall not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

         Section 3.4 FIDELITY BOND. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy that would meet the requirements of Fannie Mae or Freddie Mac, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees. Any such errors and omissions policy and fidelity bond may not be cancelable without thirty (30) days' prior written notice to the Trustee.

         Section 3.5 POWER TO ACT; PROCEDURES. The Master Servicer shall master service the Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents,
(ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.3, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V, REMIC VI or REMIC VII to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code) unless the Master Servicer, the Securities Administrator has received an Opinion of Counsel (but not at the expense of the Master Servicer, the Securities Administrator) to the effect that the contemplated action will not cause REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V, REMIC VI or REMIC VII to fail to qualify as a REMIC or result in the imposition of a tax upon REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V, REMIC VI or REMIC VII as the case may be. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer or applicable Servicer may request, to enable the Master Servicer to master service and administer the Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for the misuse of any such powers of attorney by the Master Servicer or any Servicer and shall be indemnified by the Master Servicer or such Servicer for any costs, liabilities or expenses incurred by the Trustee in connection with such misuse). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to
Section 8.10 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action authorized pursuant to this Agreement to be taken by it in the name of the Trustee, be deemed to be the agent of the Trustee.

         Section 3.6 DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS. To the extent provided in the applicable Servicing Agreement and to the extent Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

         Section 3.7 RELEASE OF MORTGAGE FILES.

                  (a) Upon becoming aware of the payment in full of any Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the applicable Servicer will (or if the Servicer does not, the Master Servicer may), if required under the applicable Servicing Agreement, promptly furnish to the Custodian, on behalf of the Trustee, two copies of a request for release substantially in the form attached to the Custodial Agreement, and signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the applicable Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the applicable Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, each Servicer is authorized to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the related Distribution Account.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the request of a Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form attached to the Custodial Agreement (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable. Such request for release shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by the Servicer or the Master Servicer no longer exists unless the Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Servicer or the Master Servicer.

         Section 3.8 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF MASTER SERVICER TO BE HELD FOR TRUSTEE.

                  (a) The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any Loan shall be held for the benefit of the Trustee and the related Certificateholders subject to the Master Servicer's right to retain or withdraw from the related Distribution Account the Master Servicing Compensation and other amounts provided in



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this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and (to the extent provided in the applicable Servicing Agreement) shall cause each Servicer to, provide access to information and documentation regarding the Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the OTS, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the OTS or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

                  (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the related Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

         Section 3.9 STANDARD HAZARD INSURANCE AND FLOOD INSURANCE POLICIES.

                  (a) For each Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

                  (b) Pursuant to Section 3.23, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the related Distribution Account, subject to withdrawal pursuant to Section 3.24. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Loan where the terms of the Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 3.24.

         Section 3.10 PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS. The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to, prepare and present on behalf of the Trustee and the related Certificateholders all claims under

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any insurance policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the related Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Loan to the insurer under any applicable insurance policy need not be so deposited (or remitted).

         Section 3.11 MAINTENANCE OF THE PRIMARY MORTGAGE INSURANCE POLICIES.

                  (a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any primary mortgage insurance policy or any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any primary mortgage insurance policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b) The Master Servicer agrees to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the related Certificateholders, claims to the insurer under any primary mortgage insurance policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any primary mortgage insurance policies respecting defaulted Loans. Pursuant to Section 3.22 and 3.23, any amounts collected by the Master Servicer or any Servicer under any primary mortgage insurance policies shall be deposited by the related Servicer in its Protected Account or by the Master Servicer in the related Distribution Account, subject to withdrawal pursuant to Sections 3.22 or 3.24, as applicable.

         Section 3.12 TRUSTEE TO RETAIN POSSESSION OF CERTAIN INSURANCE POLICIES AND DOCUMENTS.

                  The Trustee or the applicable Custodian, shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Group I Certificates, Group II Certificates and Group III-VII Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement with respect to the Group I Certificates, Group II Certificates and Group III-VII Certificates, respectively, the Trustee or the Custodian shall also retain possession and custody of each related Mortgage File in accordance with and subject to the terms and conditions of this Agreement and the Custodial Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the Custodian, upon the execution or receipt thereof the originals

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of any primary mortgage insurance policies, any certificates of renewal, and such other documents or instruments that constitute Loan Documents that come into the possession of the Master Servicer from time to time.

         Section 3.13 REALIZATION UPON DEFAULTED LOANS. The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

         Section 3.14 COMPENSATION FOR THE MASTER SERVICER.

                  (a) All income and gain realized from any investment of funds in each Distribution Account shall be for the benefit of the Master Servicer as compensation. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any Prepayment Charges other than with respect to the Loans serviced by Countrywide) shall be retained by the applicable Servicer and shall not be deposited in the Protected Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

                  (b) The amount of the aggregate compensation payable as set forth in Section 3.14(a) (the "Master Servicing Compensation") to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with
Section 3.20.

         Section 3.15 REO PROPERTY.

                  (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Further, the Master Servicer shall, to the extent provided in the related Servicing Agreement, cause the applicable Servicer to sell any REO Property prior to three years after the end of the calendar year of its acquisition by REMIC I, REMIC II or REMIC V as applicable, unless (i) the Trustee and the Securities Administrator shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such REO Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of any REMIC hereunder as defined in Section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the applicable Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. The Master Servicer shall cause the applicable Servicer (to the extent provided in the related Servicing Agreement) to protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on "net income from foreclosure property" or cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

                  (b) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

                  (c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

                  (d) To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the related Distribution Account on the next succeeding Remittance Date.

         Section 3.16 ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE.

                  (a) The Master Servicer shall deliver to the Trustee and the Rating Agencies on or before March 15 of each year, commencing on March 15, 2005, an Officer's Certificate signed by a Servicing Officer, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

                  (b) Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

         Section 3.17 ANNUAL INDEPENDENT ACCOUNTANT'S SERVICING REPORT. If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Rating Agencies and the Seller on or before March 15 of each year, commencing on March 15, 2005 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and
(iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies (unless
(i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement). If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and shall take prompt action to do so.

         Section 3.18 REPORTS FILED WITH SECURITIES AND EXCHANGE COMMISSION.

                  (a) Within 15 days after each Distribution Date, the Master Servicer shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K with a copy of the statement to be furnished by the Securities Administrator to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2005, the Master Servicer shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to March 30, 2005 and annually thereafter (if required), the Master Servicer shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include, to the extent available, as exhibits (i) each applicable Servicer's annual statement of compliance described under the related Servicing Agreement, (ii) each applicable Servicer's accountant's report described under the related Servicing Agreement,
(iii) the Master Servicer's accountant's report described in Section 3.17, if applicable, in each case to the extent timely delivered, if applicable, to the Master Servicer, and (iv) a written certification signed by an officer of the Master Servicer that complies with the Sarbanes-Oxley Act of 2002 as in effect on the date of this Agreement and the February 3, 2003 Statement by the Staff of the Division of Corporation Finance of the Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14 as in effect as of the date of this Agreement. The Depositor hereby grants to the Master Servicer a limited power of attorney to execute and file each Form 8-K and Form 10-K on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Master Servicer from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor and the Trustee each agree to promptly furnish to the Master Servicer, from time to time upon

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request, such further information, reports and financial statements within its control related to this Agreement and the Loans as the Master Servicer reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Master Servicer shall cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Master Servicer under the Exchange Act shall be sent to the Depositor.

                  (b) The Master Servicer shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master Servicer's obligations under this Section 3.18 or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith. Fees and expenses incurred by the Master Servicer in connection with this Section 3.18 shall not be reimbursable from the Trust Fund.

         Section 3.19 UCC. The Depositor shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code. The Depositor agrees to file continuation statements for any such Uniform Commercial Code financing statements which the Seller or the Depositor filed in connection with the Trust Fund.

         Section 3.20 OBLIGATION OF THE MASTER SERVICER IN RESPECT OF COMPENSATING INTEREST. The Master Servicer shall deposit in the related Distribution Account not later than each related Distribution Account Deposit Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by the related Servicer under the related Servicing Agreement with respect to Compensating Interest on the related Loans for the related Distribution Date, and not so paid by such Servicer and (ii) the Master Servicing Compensation for such Distribution Date, without reimbursement therefor.

         Section 3.21 RESERVED.

         Section 3.22 PROTECTED ACCOUNTS.

                  (a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Loan by Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and advances made from the Servicer's own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the Protected Account. Each Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by the related Servicing Agreement. To the extent provided in the related Servicing Agreement, the Protected Account shall be held in a depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of the related Certificateholders.

                  (b) To the extent provided in the related Servicing Agreement, amounts on deposit in a Protected Account may be invested in Eligible Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Eligible Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the related Distribution Account, and shall be held until required for such deposit. The income earned from Eligible Investments made pursuant to this Section 3.22 shall be paid to the related Servicer under the applicable Servicing Agreement, and amounts required to be distributed to the Certificateholders resulting from the loss of monies from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

                  (c) To the extent provided in the related Servicing Agreement and subject to this Article III, on or before each Servicer Remittance Date, the related Servicer shall withdraw or shall cause to be withdrawn from the Protected Accounts and shall immediately deposit or cause to be deposited in the related Distribution Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Loans due on or before the Cut-Off Date):

                  (i) Monthly Payments on the Loans received or any related portion thereof advanced by the Servicers pursuant to the Servicing Agreements which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

                  (ii) Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received by the Servicers with respect to such Loans in the related Prepayment Period, Compensating Interest and the amount of any related Prepayment Charges; and

                  (iii) Any amount to be used as an Advance.

                  (d) Withdrawals may be made from an Account only to make remittances as provided in Section 3.22(c), 3.23 and 3.24 or as otherwise provided in the Servicing Agreements; to reimburse the Master Servicer or a Servicer for Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with
Section 9.1. As provided in Sections 3.22(c) and 3.23(b) or as otherwise provided in the Servicing Agreements certain amounts otherwise due to the Servicers may be retained by them and need not be deposited in the related Distribution Account.

         Section 3.23 DISTRIBUTION ACCOUNTS.

                  (a) The Securities Administrator shall establish and maintain, for the benefit of the Certificateholders, a Distribution Account with respect to the Group I Loans, a Distribution Account with respect to the Group II Loans and a Distribution Account with respect to the Group III-VII Loans, in each case as a segregated trust account or accounts. The Master Servicer shall deposit in the related Distribution Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts with respect to the related Loan Group(s):

                  (i) Any amounts withdrawn from a Protected Account;

                  (ii) Any Advance and any amounts in respect of Prepayment Interest Shortfalls or Curtailment Shortfalls;

                  (iii) Any Insurance Proceeds, Liquidation Proceeds, or Subsequent Recoveries received by or on behalf of the Master Servicer;

                  (iv) The Purchase Price with respect to any Loans purchased by the Seller pursuant to Section 2.3 and all proceeds of any Loans or property acquired with respect thereto purchased by the Terminator pursuant to Section 9.1;

                  (v) Any amounts required to be deposited by the Master Servicer or any Servicer with respect to losses on investments of deposits in an Account; and

                  (vi) Any other amounts received by or on behalf of the Master Servicer and required to be deposited in a Distribution Account pursuant to this Agreement.

                  (b) All amounts deposited to a Distribution Account shall be held by the Securities Administrator in trust for the benefit of the related Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the related Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Master Servicer or the related Servicer to the related Distribution Account. In the event that the Master Servicer shall deposit or cause to be deposited to a Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

                  (c) The Distribution Accounts shall constitute trust accounts of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator in trust in its Corporate Trust Office, and the Distribution Accounts and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator). The amount at any time credited to the Distribution Accounts shall be invested in the name of the Master Servicer, in such Eligible Investments selected by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Master Servicer, provided that time deposits of such depository institutions would be an Eligible Investment. All Eligible Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the Distribution Date following the date of the investment of such funds (the "Investment

Withdrawal Distribution Date") if the obligor for such Eligible Investment is the Securities Administrator or, if such obligor is any other Person, the Business Day preceding such Investment Withdrawal Distribution Date. All investment earnings on amounts on deposit in the Distribution Accounts from time to time shall be for the account of the Master Servicer. The Master Servicer shall be permitted to receive distribution of any and all investment earnings from the Distribution Accounts on each Distribution Date. If there is any loss on an Eligible Investment or demand deposit, the Master Servicer shall deposit such amount in the related Distribution Account. With respect to each Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the related Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Securities Administrator) as provided by 12 U.S.C. ss. 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

         Section 3.24 PERMITTED WITHDRAWALS AND TRANSFERS FROM THE DISTRIBUTION ACCOUNTS.

                  (a) The Securities Administrator shall, from time to time on demand of the Master Servicer make or cause to be made such withdrawals or transfers from the related Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreements with respect to the related Loans for the following purposes, not in any order of priority:

                  (i) to reimburse the Master Servicer or any Servicer for any Advance of its own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Loan respecting which such Advance was made;

                  (ii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Loan;

                  (iii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Loan for insured expenses incurred with respect to such Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Loan for Liquidation Expenses incurred with respect to such Loan;

                  (iv) to pay the Master Servicer or any Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Loan, the amount which it or such Servicer would have been entitled to receive under subclause (vii) of this Subsection (a) as servicing compensation on account of each defaulted scheduled payment on such Loan if paid in a timely manner by the related Mortgagor;

                  (v) to pay the Master Servicer or any Servicer from the Purchase Price for any Loan, the amount which it or such Servicer would have been entitled to receive under subclause (vii) of this Subsection
         (a) as servicing compensation;

                  (vi) to reimburse the Master Servicer or any Servicer for any Nonrecoverable Advance, after a Realized Loss has been allocated with respect to the related Loan if the Advance or Servicing Advance has not been reimbursed pursuant to clause (i);

                  (vii) to pay the Servicing Fee to the Servicers (to the extent such Servicing Fee was not retained by the Servicer pursuant to the related Servicing Agreement) and, with respect to the Group I Loans and Group II Loans, the Credit Risk Management Fee to the Credit Risk Manager, for such Distribution Date and the amount of any income or gain realized from investments of funds on deposit in the Distribution Account pursuant to Section 3.14 hereof and to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.3 and 6.3;

                  (viii) to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement;

                  (ix) to reimburse the Trustee, the Custodian and the Securities Administrator for expenses, costs and liabilities, if any, incurred by or reimbursable to such parties pursuant to this Agreement;

                  (x) to remove amounts deposited in error; and

                  (xi) to clear and terminate the related Distribution Account pursuant to Section 9.1.

                  (b) The Master Servicer shall keep and maintain separate accounting, on a Loan by Loan basis, for the purpose of accounting for any reimbursement from the related Distribution Account pursuant to subclauses (i) through (v), inclusive, or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the related Distribution Account under
Section 3.23(b).

                  (c) On each Distribution Date, the Securities Administrator shall distribute the Available Distribution Amount with respect to each Loan Group to the Holders of the related Certificates in accordance with Section 4.1,
4.3 or 4.5, as applicable.

         Section 3.25 RESERVE FUNDS.

                  (a) No later than the Closing Date, the Securities Administrator shall establish and maintain (i) a separate, segregated trust account titled, "Reserve Fund, Wells Fargo Bank, N.A., in trust for the registered holders of Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 2004-4, Mortgage Pass-Through Certificates, Group I Certificates" (the "Group I Reserve Fund"), (ii) a separate, segregated trust account titled, "Reserve Fund, Wells Fargo Bank, N.A., in trust for the registered holders of Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 2004-4, Mortgage Pass-Through Certificates, Group II Certificates" (the

"Group II Reserve Fund") and (iii) a separate, segregated trust account titled, "Reserve Fund, Wells Fargo Bank, N.A., in trust for the registered holders of Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 2004-4, Mortgage Pass-Through Certificates, Group VII Certificates" (the "Group VII Reserve Fund"). The Group I Reserve Fund shall include any payments received by the Securities Administrator under the Class I-A-1 Cap Contract which shall be deposited into the Group I Reserve Fund for the benefit of the related Certificateholders. The Group II Reserve Fund shall include any payments received by the Securities Administrator under the Class II-AR-1 Cap Contract, Class II-AR-2 Cap Contract, Class II-MR-1 Cap Contract, Class II-MR-2 Cap Contract and Class II-MR-3 Cap Contract, which payments shall be deposited into the Group II Reserve Fund for the benefit of the related Certificateholders. The Group VII Reserve Fund shall include any payments received by the Securities Administrator under the Class VII-AR-1 Cap Contract and Class VII-AR-2 Cap Contract, which payments shall be deposited into the Group VII Reserve Fund for the benefit of the related Certificateholders.

                  (b) (i) On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Group I Senior Certificates and Group I Mezzanine Certificates, the Securities Administrator will deposit into the Group I Reserve Fund the amounts described in Section 4.1(c)(v) rather than distributing such amounts to the Class I-CE Certificateholders. On each such Distribution Date, the Securities Administrator shall hold all such amounts for the benefit of the Holders of the Group I Senior Certificates (other than the Class I-A-IO Certificates) and the Group I Mezzanine Certificates, and will distribute such amounts to the Holders of the Group I Senior Certificates (other than the Class I-A-IO Certificates) and the Group I Mezzanine Certificates in the amounts and priorities set forth in the last paragraph of Section 4.1(c).

                           (ii) On each Distribution Date as to which there is a
Net WAC Rate Carryover Amount payable to the Group II Senior Certificates and the Group II Mezzanine Certificates, the Securities Administrator will deposit into the related Reserve Fund the amounts described in Section 4.3(c)(v) rather than distributing such amounts to the Class II-CE Certificateholders. On each such Distribution Date, the Securities Administrator shall hold all such amounts for the benefit of the Holders of the Group II Senior Certificates and the Group II Mezzanine Certificates, and will distribute such amounts to the Holders of the Group II Senior Certificates and the Group II Mezzanine Certificates in the amounts and priorities set forth in the last paragraph of Section 4.3(c).

                  (c) For federal and state income tax purposes, the Class I-CE Certificateholders will be deemed to be the owners of the Group I Reserve Fund, and the Class II-CE Certificateholders will be deemed to be the owners of the Group II Reserve Fund and all amounts deposited into the related Reserve Fund (other than the initial deposit therein of $1,000) shall be treated as amounts distributed by REMIC IV to the Holders of the related Class CE Certificates. Upon the termination of the Trust Fund, a Cleanup Call pursuant to Section 9.1 or the payment in full of the Group I Certificates or Group II Certificates, all amounts remaining on deposit in the related Reserve Funds will be released by the Trust Fund and distributed to the related Class CE Certificateholders or their designees. The Reserve Funds will be part of the Trust Fund but not part of any REMIC and any payments to the Holders of the related Senior Certificates or the related Mezzanine Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

                  (d) For federal and state income tax purposes, the Seller will be deemed to be the owners of the Group VII Reserve Fund and all amounts deposited into the Group VII Reserve Fund (other than the initial deposit therein of $1,000) shall be treated as amounts distributed by REMIC VII to the Seller. Upon the termination of the Trust Fund, a Cleanup Call pursuant to
Section 9.1 or the payment in full of the Group III-VII Certificates, all amounts remaining on deposit in the Group VII Reserve Fund will be released by the Trust Fund and distributed to the Seller or its designee. The Group VII Reserve Fund will be part of the Trust Fund but not part of any REMIC and any payments to the Holders of the related Group III-VII Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

                  (e) By accepting a Class CE Certificate, each Class CE Certificateholder hereby agrees that the Securities Administrator will deposit into the related Reserve Fund the amounts described above on each Distribution Date rather than distributing such amounts to the Class CE Certificateholders. By accepting a Class CE Certificate, each Class CE Certificateholder further agrees that its agreement to such action by the Securities Administrator is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

                  (f) The Securities Administrator shall direct any depository institution maintaining a Reserve Fund to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator or an Affiliate manages or advises such investment, and
(ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator or an Affiliate manages or advises such investment. All income and gain earned upon such investment shall be deposited into the related Reserve Fund. In no event shall the Securities Administrator be liable for any investments made pursuant to this clause (e).

                  (g) For federal tax return and information reporting, the right of the Holders of the (i) Class I-A-1 Certificates, (ii) Class II-AR-1 Certificates, (iii) Class II-AR-2 Certificates, (iv) Class II-MR-1 Certificates,
(v) Class II-MR-2 Certificates, (vi) Class II-MR-3 Certificates, (vii) Class VII-AR-1 Certificates and (viii) Class VII-AR-2 Certificates to receive payments from the related Reserve Fund in respect of any Net WAC Rate Carryover Amount shall be assigned a value of (i) $20,000.00, (ii) $1,833,288.00, (iii)
$1,612,023.00, (iv) $101,062.00, (v) $82,690.00, (vi) $45,938.00, (vii)
$1,058,000.00 and (viii) $3,030,000.00, respectively. For federal tax return and information reporting, the right of the Holders of the Group I Senior Certificates (other than the Class I-A-1 Certificates) and the Group I Mezzanine Certificates to receive payments from the related Reserve Fund in respect of any Net WAC Rate Carryover Amount shall be assigned a value of $0.00.

         Section 3.26 PREPAYMENT PENALTY VERIFICATION.

                  On or prior to each Servicer Remittance Date, each Servicer shall, to the extent provided in the respective Servicing Agreement, provide in an electronic format acceptable to the Master Servicer the data necessary for the Master Servicer to perform its verification duties agreed to by the Master Servicer and the Depositor. The Master Servicer or a third party reasonably acceptable to the Master Servicer and the Depositor (the "Verification Agent") will perform such verification duties and will use its best efforts to issue its findings in a report (the "Verification Report") delivered to the Master Servicer and the Depositor within ten (10) Business Days following the related Distribution Date; provided, however, that if the Verification Agent is unable to issue the Verification Report within ten (10) Business Days following the Distribution Date, the Verification Agent may issue and deliver to the Master Servicer and the Depositor the Verification Report upon the completion of its verification duties. The Master Servicer shall forward the Verification Report to the respective Servicer and shall notify such Servicer if the Master Servicer has determined that such Servicer did not deliver the appropriate Prepayment Charges to the Master Servicer in accordance with the respective Servicing Agreement. Such written notification from the Master Servicer shall include the loan number, prepayment penalty code and prepayment penalty amount as calculated by the Master Servicer or the Verification Agent, as applicable, of each Loan for which there is a discrepancy. If the respective Servicer agrees with the verified amounts, such Servicer shall adjust the immediately succeeding Remittance Report and the amount remitted to the Master Servicer with respect to prepayments accordingly. If the respective Servicer disagrees with the determination of the Master Servicer, such Servicer shall, within five (5) Business Days of its receipt of the Verification Report, notify the Master Servicer of such disagreement and provide the Master Servicer with detailed information to support such Servicer's position. The respective Servicer and the Master Servicer shall cooperate to resolve any discrepancy on or prior to the immediately succeeding Servicer Remittance Date, and such Servicer will indicate the effect of such resolution on the related Remittance Report and shall adjust the amount remitted with respect to prepayments on such Servicer Remittance Date accordingly.

                  During such time as the respective Servicer and the Master Servicer are resolving discrepancies with respect to the Prepayment Charges, no payments in respect of any disputed Prepayment Charges will be remitted to the related Distribution Account(s) and the Master Servicer shall not be obligated to remit such payments, unless otherwise required pursuant to Section 7.1 hereof. In connection with such duties, the Master Servicer shall be able to rely solely on the information provided to it (if any) by the respective Servicer in accordance with this Section. The Master Servicer shall not be responsible for verifying the accuracy of any of the information provided to it by the respective Servicer.

                                   ARTICLE IV

                    PAYMENTS TO CERTIFICATEHOLDERS; ADVANCES;
                             STATEMENTS AND REPORTS

         Section 4.1 DISTRIBUTIONS TO GROUP I CERTIFICATEHOLDERS.

                  On each Distribution Date, the Securities Administrator, to the extent on deposit therein and based solely upon the Remittance Report for such Distribution Date, shall withdraw from the Distribution Account for the Group I Loans, the Group I Available Distribution Amount for such Distribution Date and distribute to each Holder of a Group I Certificate, by wire transfer in immediately available funds for the account of such Certificateholder or by any other means of payment acceptable to each related Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 9.1 respecting the final distribution) as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register, from the amount so withdrawn and to the extent of such Group I Available Distribution Amount, such Certificateholder's Percentage Interest of the following amounts and in following order and priority:

                  (a) On each Distribution Date, the Securities Administrator shall distribute the Interest Remittance Amount with respect to the Group I Certificates for such Distribution Date in the following order and priority:

                           (i) first, to the Holders of each Class of Group I Senior Certificates, the related Senior Interest Distribution Amount for such Distribution Date and such Class, on a pro rata basis based on the entitlement of each such Class;

                           (ii) second, to the Holders of the Class I-M-1 Certificates, the related Interest Distribution Amount allocable to such Certificates to the extent of the related Interest Remittance Amount for such Distribution Date remaining after payment of the related Senior Interest Distribution Amount to the Group I Senior Certificates;

                           (iii) third, to the Holders of the Class I-M-2 Certificates, the Interest Distribution Amount allocable to such Certificates to the extent of the related Interest Remittance Amount for such Distribution Date remaining after payment of the related Senior Interest Distribution Amount to the Group I Senior Certificates and the related Interest Distribution Amount to the Class I-M-1 Certificates;

                           (iv) fourth, to the Holders of the Class I-M-3 Certificates, the Interest Distribution Amount allocable to such Certificates to the extent of the related Interest Remittance Amount for such Distribution Date remaining after payment of the related Senior Interest Distribution Amount to the Group I Senior Certificates and the related Interest Distribution Amounts to the Class I-M-1 Certificates and the Class I-M-2 Certificates;

                  (b) On each Distribution Date, the Securities Administrator shall distribute the Group I Principal Distribution Amount to the Holders of each Class of Group I Certificates, other than the Class I-A-IO Certificates, Class I-P Certificates and Class I-CE Certificates, in the following order and priority:

                           (i) The Group I Senior Principal Distribution Amount will be distributed as follows:

                                    (A) first, to the Class I-A-6 Certificates,
                           an amount up to the Class I-A-6 Lockout Distribution Amount for that Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

                                    (B) second, any remaining Group I Senior
                           Principal Distribution Amount after the distribution described above, sequentially:

                                             (1) to the Class I-A-1
                                    Certificates, until the Certificate
                                    Principal Balance thereof has been reduced to zero;

                                             (2) to the Class I-A-2
                                    Certificates, until the Certificate
                                    Principal Balance thereof has been reduced to zero;

                                             (3) to the Class I-A-3
                                    Certificates, until the Certificate
                                    Principal Balance thereof has been reduced to zero;

                                             (4) to the Class I-A-4
                                    Certificates, until the Certificate
                                    Principal Balance thereof has been reduced to zero;

                                             (5) to the Class I-A-5
                                    Certificates, until the Certificate
                                    Principal Balance thereof has been reduced to zero; and

                                             (6) to the Class I-A-6
                                    Certificates, until the Certificate
                                    Principal Balance thereof has been reduced to zero.

                           (ii) Holders of the Class I-M-1 Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Group I Principal Distribution Amount remaining after the Group I Senior Principal Distribution Amount has been distributed, the Class I-M-1 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class I-M-1 Certificates has been reduced to zero.

                           (iii) Holders of the Class I-M-2 Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Group I Principal Distribution Amount remaining after the sum of the Group I Senior Principal Distribution Amount and the Class I-M-1 Principal Distribution Amount has been distributed, the Class I-M-2 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class I-M-2 Certificates has been reduced to zero.

                           (iv) Holders of the Class I-M-3 Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Group I Principal Distribution Amount remaining after the sum of the Group I Senior Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount and the Class I-M-2 Principal Distribution Amount has been distributed, the Class I-M-3 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class I-M-3 Certificates has been reduced to zero.

                  (c) On each Distribution Date, the Securities Administrator shall distribute any related Net Monthly Excess Cashflow for such Distribution Date in the following order of priority:

                           (i) to the Holders of the Group I Senior Certificates (other than the Class I-A-IO Certificates) and Group I Mezzanine Certificates, an amount equal to the related Extra Principal Distribution Amount for such Distribution Date in accordance with clause
                                    (d) below;

                           (ii)     to the Holders of the Class I-M-1
                                    Certificates, in an amount equal to the
                                    related Interest Carry Forward Amount for such Distribution Date allocable to such Class of Certificates;

                           (iii)    to the Holders of the Class I-M-2
                                    Certificates, in an amount equal to the
                                    related Interest Carry Forward Amount for such Distribution Date allocable to such Class of Certificates;

                           (iv)     to the Holders of the Class I-M-3
                                    Certificates, in an amount equal to the
                                    related Interest Carry Forward Amount for such Distribution Date allocable to such Class of Certificates;

                           (v) to the Group I Reserve Fund, an amount equal to (a) with respect to the Group I Senior Certificates (other than the Class I-A-1 Certificates and the Class I-A-IO Certificates), the sum of the related Net WAC Rate Carryover Amounts, if any, (b) with respect to the Class I-A-1 Certificates, the amount by which the sum of the Net WAC Rate Carryover Amounts with respect to the Class I-A-1 Certificates exceeds the sum of any amounts received by the Securities Administrator with respect to the Class I-A-I Cap Contract since the prior Distribution Date and (c) with respect to the Group I Mezzanine Certificates, the sum of the related Net WAC Rate Carryover Amounts, if any;

                           (vi) to the Holders of the Class I-M-1, Class I-M-2 and Class I-M-3 Certificates, in that order, the Allocated Realized Loss Amount allocable to each such Class of Certificate;

                           (vii) to the Holders of the Class II-MR-1, Class II-MR-2 and Class II-MR-3 Certificates, in that order, the Allocated Realized Loss Amount allocable to each such Class of Certificate to the extent remaining unpaid from Net Monthly Excess Cashflow relating to the Group II Certificates as described under
                                    Section 4.3(c) hereof;

                           (viii)   to the Holders of the Class I-CE
                                    Certificates, the related Interest
                                    Distribution Amount and any related
                                    Overcollateralization Reduction Amount for such Distribution Date; and

                           (ix)     to the Holders of the Class I/II-R
                                    Certificates, any remaining amounts;
                                    provided, however, that on the Distribution
                                    Date in May 2009 and for each Distribution
                                    Date thereafter any such remaining amounts will be distributed first, to the Holders of the Class I-P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the Holders of the Class I/II-R Certificates.

         On each Distribution Date, the Securities Administrator, after making the required distributions of interest and principal to the Group I Senior Certificates and Group I Mezzanine Certificates as described in Section 4.1(a) and (b) above, and after the distribution of the Net Monthly Excess Cashflow with respect to the Group I Loans as described in Section 4.1(c), the Securities Administrator will withdraw from the Group I Reserve Fund the amounts on deposit therein and distribute such amounts to the Group I Senior Certificates (other than the Class I-A-IO Certificates) and the Group I Mezzanine Certificates, in respect of any Net WAC Rate Carryover Amounts in the following manner and order of priority: first, concurrently to the Group I Senior Certificates, other than the Class I-A-IO Certificates, on a pro rata basis, the related Net WAC Rate Carryover Amount for such Distribution Date for each such Class; second, to the Class I-M-1 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class; third, to the Class I-M-2 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class; and fourth, to the Class I-M-3 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class.

                  (d) (i) On each Distribution Date (x) prior to the Group I Stepdown Date or (y) on which a Group I Trigger Event is in effect, the related Extra Principal Distribution Amount shall be distributed in the following order of priority:

                           (A) first, to the Holders of the Class I-A-6
                  Certificates, up to the Class I-A-6 Lockout Distribution
                  Amount;

                           (B) second, to the Holders of the Class I-A-1, Class
                  I-A-2, Class I-A-3, Class I-A-4, Class I-A-5 and Class I-A-6 Certificates, on a pro rata basis based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balance of each such Class has been reduced to zero;

                           (C) third, to the Holders of the Class I-M-1
                  Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                           (D) fourth, to the Holders of the Class I-M-2
                  Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                           (E) fifth, to the Holders of the Class I-M-3
                  Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

         (ii) On each Distribution Date (x) on or after the Group I Stepdown Date and (b) on which a Group I Trigger Event is not in effect, distributions of principal to the extent of the related Extra Principal Distribution Amount shall be distributed in the following order of priority:

                           (A) first, the lesser of (x) the related Extra
                  Principal Distribution Amount and (y) the Class I-A-6 Lockout Distribution Amount, shall be distributed to the Holders of the Class I-A-6 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                           (B) second, the lesser of (x) the excess of (i) the
                  related Extra Principal Distribution Amount over (ii) the amount distributed to the Holders of the Class I-A-6 Certificates under clause (A) immediately above, and (y) the Group I Senior Principal Distribution Amount, shall be distributed to the Holders of the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5 and Class I-A-6 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero;

                           (C) third, the lesser of (x) the excess of (i) the
                  related Extra Principal Distribution Amount over (ii) the amount distributed to the Holders of the Group I Senior Certificates under clauses (A) and (B) immediately above, and
                  (y) the Class I-M-1 Principal Distribution Amount, shall be distributed to the Holders of the Class I-M-1 Certificates, until the Certificate Principal Balance of the Class I-M-1 Certificates has been reduced to zero;

                           (D) fourth, the lesser of (x) the excess of (i) the
                  related Extra Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Group I Senior Certificates under clauses (A) and (B) immediately above and to the Holders of the Class I-M-1 Certificates under clause (C) immediately above, and (y) the Class I-M-2 Principal Distribution Amount, shall be distributed to the Holders of the Class I-M-2 Certificates, until the Certificate Principal Balance of the Class I-M-2 Certificates has been reduced to zero; and

                           (E) fifth, the lesser of (x) the excess of (i) the
                  related Extra Principal Distribution Amount over (ii) the sum of the amount distributed to the Holders of the Group I Senior Certificates under clauses (A) and (B) immediately above, to the Holders of the Class I-M-1 Certificates under clause (C) immediately above and to the Holders of the Class I-M-2 Certificates under clause (D) immediately above, and (y) the Class I-M-3 Principal Distribution Amount, shall be distributed to the Holders of the Class I-M-3 Certificates, until the Certificate Principal Balance of the Class I-M-3 Certificates has been reduced to zero.

                  (e) On each Distribution Date, the Securities Administrator shall withdraw any amounts then on deposit in the related Distribution Account that represent Prepayment Charges received on the Group I Loans and shall distribute such amounts to the Holders of the Class I-P Certificates.

         Section 4.2 ALLOCATION OF REALIZED LOSSES ON THE GROUP I LOANS.

         Prior to each Distribution Date, the Master Servicer, based solely on the information provided by the related Servicers, shall determine the amount of Realized Losses, if any, with respect to the Group I Loans.

         Realized Losses on the Group I Loans for any Distribution Date will first, cause a reduction in the related Net Monthly Excess Cash Flow for that Distribution Date and second, cause a reduction in the Certificate Principal Balance of the Class I-CE Certificates for that Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero. To the extent that Realized Losses on the Group I Loans on a Distribution Date cause the aggregate Certificate Principal Balance of the Group I Senior (other than the Class I-A-IO Certificates), Group I Mezzanine and Class I-P Certificates, after taking into account all distributions on such Distribution Date to exceed the aggregate Principal Balance of the Group I Loans as of the last day of the related Due Period, such excess will be allocated first, to the Class I-M-3 Certificates; second, to the Class I-M-2 Certificates; and third, to the Class I-M-1 Certificates in each case to reduce the Certificate Principal Balance thereof until it has been reduced to zero. In addition, to the extent the related Servicer receives Subsequent Recoveries with respect to any defaulted Group I Loan, the amount of the Realized Loss with respect to that defaulted Group I Loan will be reduced to the extent such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any Class of Group I Certificates on any Distribution Date.

         Any allocation of a Realized Loss on a Group I Loan to a Group I Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of such Distribution Date after all distributions on such Distribution Date have been made. Any allocation of Realized Losses on a Group I Loan to a Class I-CE Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 4.1(c)(viii). No allocations of Realized Losses shall be made to the Group I Senior Certificates or the Class I-P Certificates. Notwithstanding anything to the contrary in this Agreement, in no event will the Certificate Principal Balance of any Group I Mezzanine Certificate be reduced more than once in respect of any particular amount both (i) allocable to the Group I Mezzanine Certificate in respect of Realized Losses and (ii) payable as principal to the Holder of such Certificate from the related Net Monthly Excess Cashflow.

         As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

         In the event that the related Servicer collects a Subsequent Recovery with respect to a defaulted Group I Loan that is a Liquidated Loan with respect to which a Realized Loss has been incurred, such Subsequent Recovery will be distributed as part of the Group I Available Distribution Amount in accordance with the priorities described under Section 4.1. In addition, the Certificate Principal Balance of each Class of Group I Mezzanine Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries, but only to the extent that such Certificate has not been reimbursed for the amount of such Realized Loss (or a portion thereof) allocated to such Certificate from Net Monthly Excess Cashflow. Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

         The principal portion of all Realized Losses on the Group I Loans shall be allocated on each Distribution Date first, to REMIC I Regular Interest LTI-1 and REMIC I Regular Interest LTI-P, until the Uncertificated Principal Balances have been reduced to zero and then sequentially to REMIC I Regular Interest LTI-IO-1, REMIC I Regular Interest LTI-IO-2, REMIC I Regular Interest LTI-IO-3, REMIC I Regular Interest LTI-IO-4, LTI-IO-5, LTI-IO-6, LTI-IO-7 and LTI-IO-8, until the Uncertificated Principal Balances have been reduced to zero.

         All Realized Losses on the REMIC I Regular Interests shall be allocated on each Distribution Date to the following REMIC III Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC III Regular Interest LTIII-1AA and REMIC III Regular Interest LTIII-1ZZ up to an aggregate amount equal to the REMIC III Group I Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of the REMIC III Regular Interest LTIII-1AA and REMIC III Regular Interest LTIII-1ZZ up to an aggregate amount equal to the REMIC III Group I Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC III Regular Interest LTIII-1AA, REMIC III Regular Interest LTIII-1M3 and to REMIC III Regular Interest LTIII-1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-1M3 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC III Regular Interest LTIII-1AA, REMIC III Regular Interest LTIII-1M2 and REMIC III Regular Interest LTIII-1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-1M2 has been reduced to zero; and fifth, to the Uncertificated Principal Balances of REMIC III Regular Interest LTIII-1AA, REMIC III Regular Interest LTIII-1M1 and REMIC III Regular Interest LTIII-1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-1M1 has been reduced to zero.

         Section 4.3 DISTRIBUTIONS TO GROUP II CERTIFICATEHOLDERS.

         On each Distribution Date, the Securities Administrator, to the extent on deposit therein and based solely upon the Remittance Report for such Distribution Date, shall withdraw from the Distribution Account for the Group II Loans, the Group II Available Distribution Amount for such Distribution Date and distribute to each Holder of a Group II Certificate by wire transfer in immediately available funds for the account of such Certificateholder or by any other means of payment acceptable to each related Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 9.1 respecting the final distribution) as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register, from the amount so withdrawn and to the extent of such Group II Available Distribution Amount, such Certificateholder's Percentage Interest of the following amounts and in following order and priority:

                  (a) (i) On each Distribution Date, the Securities Administrator shall distribute the portion of the Interest Remittance Amount relating to the Group II-1 Loans for such Distribution Date in the following order and priority:

                           (A) first, to the Holders of the Class II-AR-1
                  Certificates, the related Senior Interest Distribution Amount for such Distribution Date; and

                           (B) second, to the Holders of the Class II-AR-2
                  Certificates, the related Senior Interest Distribution Amount to the extent remaining unpaid after the distribution of the Interest Remittance Amount related to the Group II-2 Loans as set forth in clause (a)(ii)(A) immediately below;

                  (ii) On each Distribution Date, the Securities Administrator shall distribute the portion of the Interest Remittance Amount relating to the Group II-2 Loans for such Distribution Date in the following order and priority:

                           (A) first, to the Holders of the Class II-AR-2
                  Certificates, the related Senior Interest Distribution Amount for such Distribution Date; and

                           (B) second, to the Holders of the Class II-AR-1
                  Certificates, the related Senior Interest Distribution Amount to the extent remaining unpaid after the distribution of the Interest Remittance Amount related to the Group II-2 Loans as set forth in clause (a)(i)(A) immediately above;

                  (iii) On each Distribution Date, the Interest Remittance Amount relating to the Group II Loans remaining after distributions to the Class II-AR-1 Certificates and Class II-AR-2 Certificates as set forth in clauses
                           (a)(i) and (a)(ii) above will be distributed to the Holders of the Class II-MR-1, Class II-MR-2 and Class II-MR-3 Certificates, in that order, in an amount equal to the Interest Distribution Amount allocable to each such Class.

                  (b) On each Distribution Date, the Securities Administrator shall distribute the Group II Principal Distribution Amount to the Holders of each Class of Group II Certificates, other than the Class II-P Certificates and Class II-CE Certificates, in the following order and priority:

                  (i) The Class II-AR-1 Principal Distribution Amount will be distributed as follows:

                           (A) first, to the Holders of the Class II-AR-1
                  Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

                           (B) second, to the Holders of the Class II-AR-2
                  Certificates, after taking into account the distribution of the Class II-AR-2 Principal Distribution Amount as described in clause (b)(ii)(A) immediately below, until the Certificate Principal Balance thereof has been reduced to zero.

                  (ii) The Class II-AR-2 Principal Distribution Amount will be distributed as follows:

                           (A) first, to the Holders of the Class II-AR-2
                  Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

                           (B) second, to the Holders of the Class II-AR-1
                  Certificates, after taking into account the distribution of the Class II-AR-1 Principal Distribution Amount as described in clause (b)(i)(A) immediately above, until the Certificate Principal Balance thereof has been reduced to zero.

                  (iii) Holders of the Class II-MR-1 Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Group II Principal Distribution Amount remaining after the Group II Senior Principal Distribution Amount has been distributed, the Class II-MR-1 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class II-MR-1 Certificates has been reduced to zero.

                  (iv) Holders of the Class II-MR-2 Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Group II Principal Distribution Amount remaining after the sum of the Group II Senior Principal Distribution Amount and the Class II-MR-1 Principal Distribution Amount has been distributed, the Class II-MR-2 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class II-MR-2 Certificates has been reduced to zero.

                  (v) Holders of the Class II-MR-3 Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Group II Principal Distribution Amount remaining after the sum of the Group II Senior Principal Distribution Amount, the Class II-MR-1 Principal Distribution Amount and the Class II-MR-2 Principal Distribution Amount has been distributed, the Class II-MR-3 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class II-MR-3 Certificates has been reduced to zero.

                  (c) On each Distribution Date, the Securities Administrator shall distribute any related Net Monthly Excess Cashflow for such Distribution Date in the following order of priority:

                  (i) to the Holders of the Group II Senior Certificates and Group II Mezzanine Certificates, an amount equal to the related Extra Principal Distribution Amount for such Distribution Date in accordance with clause
                           (d) below;

                  (ii) to the Holders of the Class II-MR-1 Certificates, in an amount equal to the related Interest Carry Forward Amount for such Distribution Date allocable to such Class of Certificates;

                  (iii) to the Holders of the Class II-MR-2 Certificates, in an amount equal to the related Interest Carry Forward Amount for such Distribution Date allocable to such Class of Certificates;

                  (iv) to the Holders of the Class II-MR-3 Certificates, in an amount equal to the related Interest Carry Forward Amount for such Distribution Date allocable to such Class of Certificates;

                  (v) to the Group II Reserve Fund, an amount equal to the sum of:

                           (A) the amount by which the sum of the Net WAC Rate
                  Carryover Amounts with respect to the Class II-AR-1 Certificates exceeds the sum of any amounts received by the Securities Administrator with respect to the Class II-AR-1 Cap Contract; (B) the amount by which the sum of the Net WAC Rate Carryover Amounts with respect to the Class II-AR-2 Certificates exceeds the sum of any amounts received by the Securities Administrator with respect to the Class II-AR-2 Cap Contract;

                           (C) the amount by which the sum of the Net WAC Rate
                  Carryover Amounts with respect to the Class II-MR-1 Certificates exceeds the sum of any amounts received by the Securities Administrator with respect to the Class II-MR-1 Cap Contract;

                           (D) the amount by which the sum of the Net WAC Rate
                  Carryover Amounts with respect to the Class II-MR-2 Certificates exceeds the sum of any amounts received by the Securities Administrator with respect to the Class II-MR-2 Cap Contract;

                           (E) the amount by which the sum of the Net WAC Rate
                  Carryover Amounts with respect to the Class II-MR-3 Certificates exceeds the sum of any amounts received by the Securities Administrator with respect to the Class II-MR-3 Cap Contract;

                  (vi) to the Holders of the Class II-MR1, Class II-MR-2 and Class II-MR-3 Certificates, in that order, the Allocated Realized Loss Amount allocable to each such Class of Certificates;

                  (vii) to the Holders of the Class I-M-1, Class I-M-2 and Class I-M-3 Certificates, in that order, the Allocated Realized Loss Amount allocable to each such Class of Certificates to the extent remaining unpaid from Net Monthly Excess Cashflow relating to the Group I Certificates as described under Section 4.1(c);

                  (viii) to the Holders of the Class II-CE Certificates, the related Interest Distribution Amount and any related Overcollateralization Reduction Amount for such Distribution Date; and

                  (ix) to the Holders of the Class I/II-R Certificates, any remaining amounts; provided, however, that on the Distribution Date in May 2009 and for each Distribution Date thereafter any such remaining amounts will be distributed first, to the Holders of the Class II-P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the Holders of the Class I/II-R Certificates.

         On each Distribution Date, after making the required distributions of interest and principal to the Group II Senior Certificates and Group II Mezzanine Certificates as described in Section 4.3(a) and (b) above, and after the distribution of the related Net Monthly Excess Cashflow with respect to the Group II Loans as described in Section 4.3(c), the Securities Administrator will withdraw from the Group II Reserve Fund the amounts on deposit therein and distribute such amounts to the Group II Senior Certificates and the Group II Mezzanine Certificates, in respect of any Net WAC Rate Carryover Amounts in the following manner and order of priority: first, concurrently to the Group II Senior Certificates, on a pro rata basis, the related Net WAC Rate Carryover Amount for such Distribution Date for each such Class; second, to the Class II-MR-1 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class; third, to the Class II-MR-2 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class; and fourth, to the Class II-MR-3 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class.

                  (d) (i) Prior to the Distribution Date in December 2004, the Extra Principal Distribution Amount with respect to the Group II Loans on each Distribution Date will be distributed to the Class II-CE Certificates.

                  (ii) On each Distribution Date on and after the Distribution Date in December 2004 (a) prior to the Group II Stepdown Date or (b) on which a Group II Trigger Event is in effect, the related Extra Principal Distribution Amount shall be distributed in the following order of priority:

                           (A) first, concurrently to the Holders of Group II
                  Senior Certificates, on a pro rata basis based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balance of each such Class has been reduced to zero;

                           (B) second, to the Holders of the Class II-MR-1
                  Certificates, until the Certificate Principal Balance of the Class II-MR-1 Certificates has been reduced to zero;

                           (C) third, to the Holders of the Class II-MR-2
                  Certificates, until the Certificate Principal Balance of the Class II-MR-2 Certificates has been reduced to zero; and

                           (D) fourth, to the Holders of the Class II-MR-3
                  Certificates, until the Certificate Principal Balance of the Class II-MR-3 Certificates has been reduced to zero.

                  (iii) On each Distribution Date on and after the Distribution Date in December 2004 (x) on or after the Group II Stepdown Date and (y) on which a Group II Trigger Event is not in effect, distributions of principal to the extent of the related Extra Principal Distribution Amount shall be distributed in the following order of priority:

                           (A) first, concurrently to the Group II Senior
                  Certificates on a pro rata basis based on the related Principal Remittance Amount of each such Class (a) the lesser of (x) the Group II-1 Principal Distribution Amount and (y) the Class II-AR-1 Principal Distribution Amount, shall be distributed to the Holders of the Class II-AR-1 Certificates until the Certificate Principal Balance of the Class II-AR-1 Certificates has been reduced to zero and (b) the lesser of
                  (x) the Group II-2 Principal Distribution Amount and (y) the Class II-AR-2 Principal Distribution Amount, shall be distributed to the Holders of the Class II-AR-2 Certificates until the Certificate Principal Balance of the Class II-AR-2 Certificates has been reduced to zero;

                           (B) second, the lesser of (x) the excess of (i) the
                  Group II Principal Distribution Amount over (ii) the amount distributed to the Holders of the Group II Senior Certificates under clause (A) immediately above, and (y) the Class II-MR-1 Principal Distribution Amount, shall be distributed to the Holders of the Class II-MR-1 Certificates until the Certificate Principal Balance of the Class II-MR-1 Certificates has been reduced to zero;

                           (C) third, the lesser of (x) the excess of (i) the
                  Group II Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Group II Senior Certificates and Class II-MR-1 Certificates under clauses (A) and (B) immediately above, and (y) the Class II-MR-2 Principal Distribution Amount, shall be distributed to the Holders of the Class II-MR-2 Certificates until the Certificate Principal Balance of the Class II-MR-2 Certificates has been reduced to zero; and

                           (D) fourth, the lesser of (x) the excess of (i) the
                  Group II Principal Distribution Amount and (ii) the sum of the amounts distributed to the Holders of the Group II Senior, Class II-MR-1 and Class II-MR-2 Certificates under clauses
                  (A), (B) and (C) immediately above and (y) the Class II-MR-3 Principal Distribution Amount, shall be distributed to the Holders of the Class II-MR-3 Certificates until the Certificate Principal Balance of the Class II-MR-3 Certificates has been reduced to zero.

                  (e) On each Distribution Date, the Securities Administrator shall withdraw any amounts then on deposit in the related Distribution Account that represent Prepayment Charges received on the Group II Loans and shall distribute such amounts to the Holders of the Class II-P Certificates.

         Section 4.4 ALLOCATION OF REALIZED LOSSES ON THE GROUP II LOANS.

         Prior to each Distribution Date, the Master Servicer, based solely on the information provided by the related Servicer, shall determine the amount of Realized Losses, if any, with respect to the Group II Loans.

         Realized Losses on the Group II Loans for any Distribution Date will first, cause a reduction in the related Net Monthly Excess Cash Flow for that Distribution Date and second, cause a reduction in the Certificate Principal Balance of the Class II-CE Certificates for that Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero. To the extent that Realized Losses on the Group II Loans on a Distribution Date cause the aggregate Certificate Principal Balance of the Group II Senior, Group II Mezzanine, and Class II-P Certificates, after taking into account all distributions on such Distribution Date to exceed the aggregate Principal Balance of the Group II Loans as of the last day of the related Due Period, such excess will be allocated first, to the Class II-MR-3 Certificates; second, to the Class II-MR-2 Certificates; and third, to the Class II-MR-1 Certificates in each case to reduce the Certificate Principal Balance thereof until it has been reduced to zero. In addition, to the extent the related Servicer receives Subsequent Recoveries with respect to any defaulted Group II Loan, the amount of the Realized Loss with respect to that defaulted Group II Loan will be reduced to the extent such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any Class of Group II Certificates on any Distribution Date.

         Any allocation of a Realized Loss on a Group II Loan to a Group II Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of such Distribution Date after all distributions on such Distribution Date have been made. Any allocation of Realized Losses on a Group II Loan to a Class II-CE Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 4.3(c)(viii). No allocations of Realized Losses shall be made to the Group II Senior Certificates or the Class II-P Certificates. Notwithstanding anything to the contrary in this Agreement, in no event will the Certificate Principal Balance of any Group II Mezzanine Certificate be reduced more than once in respect of any particular amount both
(i) allocable to the Group II Mezzanine Certificate in respect of Realized Losses and (ii) payable as principal to the Holder of such Certificate from the Net Monthly Excess Cashflow.

         As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

         In the event that the related Servicer collects any Subsequent Recovery with respect to a defaulted Group II Loan that is a Liquidated Loan with respect to which a Realized Loss has been incurred, such Subsequent Recovery will be distributed as part of the Group II Available Distribution Amount in accordance with the priorities described under Section 4.3. In addition, the Certificate Principal Balance of each class of Group II Mezzanine Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but only to the extent that such Certificate has not been reimbursed for the amount of such Realized Loss (or a portion thereof) allocated to such Certificate from Net Monthly Excess Cashflow. Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

         The principal portion of all Realized Losses on the Group II Loans shall be allocated on each Distribution Date to REMIC II Regular Interest LTII-1, REMIC II Regular Interest LTII-2 and REMIC II Regular Interest LTII-P, until the Uncertificated Principal Balances have been reduced to zero.

         The REMIC III Group II Marker Allocation Percentage of all Realized Losses on the REMIC III Regular Interests shall be allocated on each Distribution Date to the following REMIC III Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC III Regular Interest LTIII-2AA and REMIC III Regular Interest LTIII-2ZZ up to an aggregate amount equal to the REMIC III Group II Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of the REMIC III Regular Interest LTIII-2AA and REMIC III Regular Interest LTIII-2ZZ up to an aggregate amount equal to the REMIC III Group II Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC III Regular Interest LTIII-2AA, 98%, to REMIC III Regular Interest LTIII-2MR3, 1% and to REMIC III Regular Interest LTIII-2ZZ, 1%, respectively, until the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-2MR3 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC III Regular Interest LTIII-2AA, REMIC III Regular Interest LTIII-2MR2 and REMIC III Regular Interest LTIII-2ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-2MR2 has been reduced to zero; and fifth, to the Uncertificated Principal Balances of REMIC III Regular Interest LTIII-2AA,

REMIC III Regular Interest LTIII-2MR1 and REMIC III Regular Interest LTIII-2ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-2MR1 has been reduced to zero.

         The REMIC III Sub WAC Allocation Percentage of all Realized Losses on the Group II Loans shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of each REMIC III Group II Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Group II Loans; second, to each REMIC III Regular Interest ending with the designation "SUB," so that the Uncertificated Principal Balance of each such REMIC III Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Group II Loans over (y) the current Certificate Principal Balance of the Group II Senior Certificates (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC III Regular Interests such that the REMIC III Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses on the Group II Loans shall be allocated to REMIC III Regular Interest LTIII-2XX.

         Section 4.5 DISTRIBUTIONS TO HOLDERS OF THE GROUP III-VII CERTIFICATES.

         On each Distribution Date, the Securities Administrator, to the extent on deposit therein and based solely upon the Remittance Report for such Distribution Date, shall withdraw from the related Distribution Account for the Group III-VII Loans, the Group III-VII Available Distribution Amount for such Distribution Date and distribute to each related Certificateholder, by wire transfer in immediately available funds for the account of such Certificateholder or by any other means of payment acceptable to each related Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 9.1 respecting the final distribution) as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register, from the amount so withdrawn and to the extent of the related Group III-VII Available Distribution Amount, such Certificateholder's Percentage Interest of the following amounts and in following order and priority:

                  (a) On each Distribution Date prior to the Credit Support Depletion Date, the Securities Administrator will distribute the Group III-VII Available Distribution Amount in the following order and priority:

                  (i) On each Distribution Date, the Group III Available Distribution Amount will be distributed as follows:

                           (A) first, concurrently, to the Class III-AR-1
                  Certificates and the Class A-R Certificates, the related Interest Distribution Amount with respect to each such Class;

                           (B) second, to the Class A-R Certificates from the
                  Group III Available Distribution Amount remaining after payments pursuant to clause (a)(i)(A) above until the Certificate Principal Balance of the Class A-R Certificates has been reduced to zero; and

                           (C) third, to the Class III-AR-1 Certificates from
                  the Group III Available Distribution Amount remaining after payments pursuant to clauses (a)(i)(A) and (B) above, the related Senior Principal Distribution Amount until the Certificate Principal Balance of the Class III-AR-1 Certificates has been reduced to zero.

                  (ii) On each Distribution Date, the Group IV Available Distribution Amount will be distributed as follows:

                           (A) first, to the Class IV-AR-1 Certificates, the
                  Interest Distribution Amount with respect to such Class; and

                           (B) second, to the Class IV-AR-1 Certificates from
                  the Group IV Available Distribution Amount remaining after payments pursuant to clause (a)(ii)(A) above, the related Senior Principal Distribution Amount until the Certificate Principal Balance of the Class IV-AR-1 Certificates has been reduced to zero.

                  (iii) On each Distribution Date, the Group V Available Distribution Amount will be distributed as follows:

                           (A) first, to the Class V-AR-1 Certificates, the
                  Interest Distribution Amount with respect to such Class; and

                           (B) second, to the Class V-AR-1 Certificates from the
                  Group V Available Distribution Amount remaining after payments pursuant to clause (a)(iii)(A) above, the related Senior Principal Distribution Amount until the Certificate Principal Balance of the Class V-AR-1 Certificates has been reduced to zero.

                  (iv) On each Distribution Date, the Group VI Available Distribution Amount will be distributed as follows:

                           (A) first, to the Class VI-AR-1 Certificates, the
                  Interest Distribution Amount with respect to such Class; and

                           (B) second, to the Class VI-AR-1 Certificates from
                  the Group VI Available Distribution Amount remaining after payments pursuant to clause (a)(iv)(A) above, the related Senior Principal Distribution Amount until the Certificate Principal Balance of the Class VI-AR-1 Certificates has been reduced to zero.

                  (v) On each Distribution Date, the Group VII-1 Available Distribution Amount will be distributed as follows:

                           (A) first, concurrently to the Class VII-AR-1
                  Certificates and Class VII-AR-3 Certificates, the Interest Distribution Amount with respect to each such Class; provided, however, that for the purpose of distributions to the Class VII-AR-3 Certificates under this clause, only the

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                  portion of the Class VII-AR-3 Notional Amount derived from the
                  Certificate Principal Balance of the Class VII-AR-1 Certificates will be used to calculate these distributions;
                  and

                           (B) second, to the Class VII-AR-1 Certificates from
                  the Group VII-1 Available Distribution Amount remaining after payments pursuant to clause (a)(v)(A) above, the related Senior Principal Distribution Amount to the Class VII-AR-1 Certificates until the Certificate Principal Balance of the Class VII-AR-1 Certificates has been reduced to zero;

                  (vi) On each Distribution Date, the Group VII-2 Available Distribution Amount will be distributed as follows:

                           (A) first, concurrently to the Class VII-AR-2
                  Certificates and Class VII-AR-3 Certificates, the Interest Distribution Amount with respect to each such Class; provided, however, that for the purpose of distributions to the Class VII-AR-3 Certificates under this clause, only the portion of the Class VII-AR-3 Notional Amount derived from the Certificate Principal Balance of the Class VII-AR-2 Certificates will be used to calculate these distributions; and

                           (B) second, to the Class VII-AR-2 Certificates from
                  the Group VII-2 Available Distribution Amount remaining after payments pursuant to clause (a)(vi)(A) above, the related Senior Principal Distribution Amount to the Class VII-AR-2 Certificates until the Certificate Principal Balance of the Class VII-AR-2 Certificates has been reduced to zero;

                  (vii) From the Group III-VII Available Distribution Amount remaining after payments pursuant to clauses (i) through (vi) above, (a) first, to each Class of Group III-VII Certificates for which there is a Senior Interest Shortfall Amount on such Distribution Date, the related Senior Interest Shortfall Amount and (b) second, to make payments to the Group III-VII Senior Certificates relating to each Undercollateralized Group pro rata to the Undercollateralized Groups based on the amount by which the Certificate Principal Balance of the Group III-VII Senior Certificates in each such Undercollateralized Group exceeds the aggregate Principal Balance of the related Loans.

                  (viii) From the sum of the remaining Group III-VII Available Distribution Amount, after payments pursuant to clauses (i) through (vii) above, to the Class M, B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, sequentially, in that order, an amount equal to their respective Interest Distribution Amounts for such Distribution Date and their pro rata share, based on the outstanding Certificate Principal Balance of each such Class, of the Subordinate Principal Distribution Amount; provided, however, that on any Distribution Date on which the Subordination Level for

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                           any Class of Group III-VII Subordinate Certificates
                           is less than the Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise payable to the Class or Classes of the Group III-VII Subordinate Certificates junior to such Class will be distributed to the most senior Class of Group III-VII Subordinate Certificates for which the Subordination Level is less than such percentage as of the Closing Date, and to the Class or Classes of Group III-VII Subordinate Certificates senior thereto, pro rata based on the Certificate Principal Balance of each such Class.

                  (ix) To the Group III-VII Senior Certificates, from the Group III-VII Available Distribution Amount remaining after distributions pursuant to clauses (i) through
                           (viii) above, by Pro Rata Allocation, the amount of any unreimbursed losses previously allocated to such Classes of Certificates and then to the Group III-VII Subordinate Certificates, in the order of their seniority, the amount of any unreimbursed losses previously allocated to such Classes of Certificates.

                  (x) To the Class A-R Certificates, the remainder (which is expected to be zero), if any, of the Group III-VII Available Distribution Amount remaining after distributions pursuant to clauses (i) through (ix) above.

                  (b) On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the related Group III-VII Available Distribution Amount on such Distribution Date, distributions will be made to the Group III-VII Senior Certificates in the following order of priority:

                  (i) first, (A) to the Class III-AR-1 Certificates from the Group III Available Distribution Amount, the related Interest Distribution Amount to the extent of amounts available, (B) to the Class IV-AR-1 Certificates from the Group IV Available Distribution Amount, the related Interest Distribution Amount to the extent of amounts available, (C) to the Class V-AR-1 Certificates from the Group V Available Distribution Amount, the related Interest Distribution Amount to the extent of amounts available, (D) to the Class VI-AR-1 Certificates from the Group VI Available Distribution Amount, the related Interest Distribution Amount to the extent of amounts available, (E) concurrently to the Class VII-AR-1 Certificates and Class VII-AR-3 Certificates from the Group VII-1 Available Distribution Amount, the related Interest Distribution Amount to the extent of amounts available; provided, however, that for the purpose of distributions to the Class VII-AR-3 Certificates under this clause, only the portion of the Class VII-AR-3 Notional Amount derived from the Certificate Principal Balance of the Class VII-AR-1 Certificates will be used to calculate these distributions; and (F) concurrently to the Class VII-AR-2 Certificates and Class VII-AR-3 Certificates from the Group VII-2 Available Distribution Amount, the related Interest Distribution Amount to the extent of amounts available; provided, however, that for the purpose of distributions to the Class VII-AR-3 Certificates under this clause, only the portion of the Class VII-AR-3 Notional Amount derived from the Certificate Principal Balance of the Class VII-AR-2 Certificates will be used to calculate these distributions;

                  (ii) second, (A) to the Class III-AR-1 Certificates, the Group III Available Distribution Amount remaining after payments pursuant to clause (i)(A) above, (B) to the Group IV-AR-1 Certificates, the Group IV Available Distribution Amount remaining after payments pursuant to clause (i)(B) above, (C) to the Class V-AR-1 Certificates, the Group V Available Distribution Amount remaining after payments pursuant to clause (i)(C) above, (D) to the Class VI-AR-1 Certificates, the Group VI Available Distribution Amount remaining after payments pursuant to clause
                           (i)(D) above, (E) to the Class VII-AR-1 Certificates, the Group VII-1 Available Distribution Amount remaining after payments pursuant to clause (i)(E) above and (F) to the Class VII-AR-2 Certificates, the Group VII-2 Available Distribution Amount remaining after payments pursuant to clause (i)(F) above, in each case until the Certificate Principal Balance of each such Class has been reduced to zero;

                  (iii) third, from the related Group III-VII Available Distribution Amount remaining after payments pursuant to clauses (i) and (ii) above, to each class of Group III-VII Certificates for which a Senior Interest Shortfall Amount exists, the Senior Interest Shortfall Amount for such Distribution Date;

                  (iv) fourth, from the related Group III-VII Available Distribution Amount remaining after payments pursuant to clauses (i) through (iii) above, to each class of Group III-VII Senior Certificates, the amount of any unreimbursed losses previously allocated to each class; and

                  (v) fifth, to the Class A-R Certificates, the remainder, if any (which is expected to be zero), of the Group III-VII Available Distribution Amount remaining after distributions pursuant to clauses (i) through (iv) above.

                  (c) On each Distribution Date after making distributions pursuant to Sections 4.5(a) and (b), the Securities Administrator will withdraw from the Group VII Reserve Fund the amounts on deposit therein and distribute such amounts to the Class VII-AR-1 Certificates and Class VII-AR-2 Certificates in respect of any payments received under the Class VII-AR-1 Cap Contract and Class VII-AR-2 Cap Contract, in each case up to an amount equal to the Net WAC Rate Carryover Amounts payable to the Class VII-AR-1 Certificates and Class VII AR-2 Certificates.

                  (d) If on any Distribution Date there is an Undercollateralized Group, then the following will occur:

                  (i) the related Group III-VII Available Distribution Amount of the Overcollateralized Group will be reduced, after distributions of interest to the Group III-VII Senior Certificates related to such Overcollateralized Group, by an amount equal to one month's interest on the Transfer Payment Received by the Undercollateralized Group at the weighted average Net Mortgage Rate of the Loans in such Undercollateralized Group and that amount will be added to the related Group III-VII Available Distribution Amount of the Undercollateralized Group; and

                  (ii) the portion of the related Group III-VII Available Distribution Amount in respect of principal on the Loans in the Overcollateralized Group, after distributions of principal to the Group III-VII Senior Certificates of the Overcollateralized Group, will be distributed, to the extent of the portion of the Available Distribution Amount available therefor, to the Group III-VII Senior Certificates of the Undercollateralized Group until the Certificate Principal Balance of the Group III-VII Senior Certificates of the Undercollateralized Group equals the aggregate Principal Balance of the Loans in the related Loan Group.

         Consequently, the Group III-VII Subordinate Certificates will not receive any distributions of principal until each Undercollateralized Group is no longer undercollateralized.

         All or a portion of the distributions to the Group III-VII Senior Certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

         Section 4.6 ALLOCATION OF REALIZED LOSSES ON THE GROUP III-VII LOANS.

                  (a) Prior to each Distribution Date, the Master Servicer, based solely on the information provided by each related Servicer, shall determine the amount of Realized Losses on the Group III-VII Loans, if any.

                  (b) Realized Losses on the Group III-VII Loans, other than Excess Losses, shall be allocated as follows: (i) first, to the Junior Subordinate Certificates, in the reverse order of their numerical Class designation, according to their respective Certificate Principal Balances until the Certificate Principal Balances thereof have been reduced to zero, (ii) second, to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, (iii) third, to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, (iv) fourth, to the Class M Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (v) fifth, to the Group III-VII Senior Certificates (other than the Class VII-AR-3 Certificates) related to the Loan Group for which such Realized Losses were incurred, by Pro Rata Allocation within such Loan Group, until the Certificate Principal Balances thereof have been reduced to zero.

                  (c) Excess Losses with respect to the Group III-VII Loans will be allocated to the outstanding Class or Classes of Group III-VII Senior Certificates of the related Loan Group and to the Group III-VII Subordinate Certificates by Pro Rata Allocation.

                  (d) On each Distribution Date, if the aggregate Certificate Principal Balance of all Group III-VII Certificates exceeds the aggregate Principal Balance of the Group III-VII Loans (after giving effect to distributions of principal and the allocation and reimbursement of all losses on the related Certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the Group III-VII Subordinate Certificates in reverse order of seniority until the Certificate Principal Balance of each such Class has been reduced to zero. If the Certificate Principal Balance of each Group III-VII Subordinate Certificate has been reduced to zero and the aggregate Certificate Principal Balance of all outstanding Classes of Group III-VII Senior Certificates exceeds the aggregate Principal Balance of the Group III-VII Loans (after giving effect to distributions of principal and the allocation and reimbursement of all losses on Group III-VII Certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the Group III-VII Senior Certificates of the related Loan Group by Pro Rata Allocation.

                  (e) Realized Losses on the Group III-VII Loans shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of each REMIC V Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Scheduled Principal Balance of the Loans in the related Loan Group; second, to each REMIC V Regular Interest ending with the designation "SUB," so that the Uncertificated Principal Balance of each such REMIC V Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Loans in the related Loan Group over (y) the Certificate Principal Balance of the Group III-VII Senior Certificates in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC V Regular Interests such that the REMIC V Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC V Regular Interest LTV-XX.

                  (f) Realized Losses on the Group III-VII Loans shall be applied after all distributions have been made on each Distribution Date to the REMIC VI Regular Interests in the same manner and priority as such Realized Losses are allocated to the Corresponding Certificates.

                  Section 4.7 EFFECT OF DISTRIBUTIONS AND REALIZED LOSSES; FINAL DISTRIBUTIONS ON CERTIFICATES.

                  (a) All reductions in the Certificate Principal Balance of a Certificate effected by distributions of principal or allocations of Realized Losses made on any Distribution Date shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration of transfer or exchange therefor or in lieu thereof, whether or not such distribution is noted on such Certificate. The final distribution of principal of each Certificate (and the final distribution with respect to the related Residual Certificate upon termination of the Trust Fund) shall be payable in the manner provided in Sections 4.1, 4.3 and 4.5, as applicable, only upon presentation and surrender thereof on or after the Distribution Date therefor at the office or agency of the Securities Administrator specified in the notice delivered pursuant to Section 4.7(b) or Section 9.1.

                  (b) Whenever, on the basis of Curtailments, Payoffs and Monthly Payments on the Group I Loans, Group II Loans or Group III-VII Loans, as applicable, and related Insurance Proceeds and Liquidation Proceeds received and expected to be received during the applicable Prepayment Period, the Securities Administrator believes that the entire remaining unpaid Certificate Principal Balance of any Class of Certificates shall become distributable on the next Distribution Date, the Securities Administrator shall, no later than the Determination Date of the month of such Distribution Date, mail or cause to be mailed to each Person in whose name a Certificate to be so retired is registered at the close of business on the Record Date, to the Underwriter and to each Rating Agency a notice to the effect that:

                  (i) it is expected that funds sufficient to make such final distribution shall be available in the related Distribution Account on such Distribution Date, and

                  (ii) if such funds are available, (A) such final distribution shall be payable on such Distribution Date, but only upon presentation and surrender of such Certificate at the office or agency of the Securities Administrator maintained for such purpose (the address of which shall be set forth in such notice), and (B) no interest shall accrue on such Certificate after such Distribution Date.

         Section 4.8 STATEMENTS TO CERTIFICATEHOLDERS.

                  (a) On each Distribution Date, the Securities Administrator shall provide or make available, upon request to each Holder of a Group I Certificate, and the Credit Risk Manager, a statement (each, a "Remittance Report") as to the distributions made on such Distribution Date setting forth:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of the Group I Certificates of each Class allocable to principal and the amount of the distribution made on such Distribution Date to the Holders of the Class I-P Certificates allocable to Prepayment Charges;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of the Group I Certificates of each Class allocable to interest;

                  (iii) The aggregate Servicing Fee received by each related Servicer during the related Due Period with respect to the Group I Loans;

                  (iv) The number and aggregate Principal Balance of the Group I Loans delinquent 31-60 days, 61-90 days or 91 or more days;

                  (v) The (A) number and aggregate Principal Balance of Group I Loans with respect to which foreclosure proceedings have been initiated, and (B) number and aggregate Principal Balance of Mortgaged Properties related to the Group I Loans acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's security interest in the Group I Loans;

                  (vi) The aggregate Principal Balance of the Group I Loans as of the close of business on the last day of the related Prepayment Period;

                  (vii) The aggregate amount of Principal Prepayments on the Group I Loans made during the related Prepayment Period and the aggregate amount of any Prepayment Charges received in respect thereof;

                  (viii) The amount of Realized Losses with respect to the Group I Loans allocable to the Group I Certificates on the related Distribution Date and the cumulative amount of Realized Losses incurred on the Group I Loans and allocated to the Group I Certificates since the Cut-Off Date;

                  (ix) The amount of interest accrued but not paid to each Class of Group I Certificates entitled to interest since (a) the prior Distribution Date and (b) the Closing Date;

                  (x) The amount of funds advanced related to the Group I Loans by the related Servicers and the Master Servicer for such Distribution Date;

                  (xi) The total amount of Payoffs and Curtailments related to the Group I Loans received during the related Prepayment Period;

                  (xii) With respect to any Group I Loan that became an REO Property during the preceding calendar month, the loan number of such Group I Loan, the unpaid principal balance and the Scheduled Principal Balance of such Group I Loan;

                  (xiii) To the extent provided by the related Servicer, the book value of any Group I REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

                  (xiv) The aggregate amount of extraordinary Trust Fund expenses withdrawn from the Distribution Account related to the Group I Loans for such Distribution Date;

                  (xv) The Certificate Principal Balance of each Class of Group I Certificates, after giving effect to the distributions and allocations of Realized Losses on the Group I Loans made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses on the Group I Loans;

                  (xvi) The aggregate amount of any Prepayment Interest Shortfalls and Curtailment Shortfalls related to the Group I Loans for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.20;

                  (xvii) The aggregate amount of Relief Act Interest Shortfalls related to the Group I Loans for such Distribution Date;

                  (xviii) The Group I Required Overcollateralization Amount and the Group I Credit Enhancement Percentage for such Distribution Date;

                  (xix) The Overcollateralization Increase Amount related to the Group I Certificates, if any, for such Distribution Date;

                  (xx) The Overcollateralization Reduction Amount related to the Group I Certificates, if any, for such Distribution Date;

                  (xxi) The Net WAC Rate Carryover Amount, if any, for such Distribution Date;

                  (xxii) The Net WAC Rate Carryover Amount, if any, outstanding after reimbursements therefor on such Distribution Date and any amounts received under the Class I-A-1 Cap Contract;

                  (xxiii) The respective Pass-Through Rates applicable to each Class of Group I Certificates for such Distribution Date;

                  (xxiv) The amount of any deposit to the Group I Reserve Fund contemplated by Section 3.25;

                  (xxv) The balance of the Group I Reserve Fund prior to the deposit or withdrawal of any amounts on such Distribution Date;

                  (xxvi) The amount of any withdrawal from the Group I Reserve Fund pursuant to the last paragraph of Section 4.1(c); and

                  (xxvii) The balance of the Group I Reserve Fund after all deposits and withdrawals on such Distribution Date.

                  (b) On each Distribution Date, the Securities Administrator shall provide or make available, upon request to each Holder of a Group II Certificate and the Credit Risk Manager, a statement (each, a "Remittance Report") as to the distributions made on such Distribution Date setting forth:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of the Group II Certificates of each Class allocable to principal and the amount of the distribution made on such Distribution Date to the Holders of the Class II-P Certificates allocable to Prepayment Charges;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of the Group II Certificates of each Class allocable to interest;

                  (iii) The aggregate Servicing Fee received by each related Servicer during the related Due Period;

                  (iv) The number and aggregate Principal Balance of the Group II Loans delinquent 31-60 days, 61-90 days or 91 or more days;

                  (v) The (A) number and aggregate Principal Balance of Group II Loans with respect to which foreclosure proceedings have been initiated, and (B) number and aggregate Principal Balance of Mortgaged Properties related to the Group II Loans acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's security interest in the Group II Loans;

                  (vi) The aggregate Principal Balance of the Group II Loans as of the close of business on the last day of the related Prepayment Period;

                  (vii) The aggregate amount of Principal Prepayments on the Group II Loans made during the related Prepayment Period and the aggregate amount of any Prepayment Charges received in respect thereof;

                  (viii) The amount of Realized Losses with respect to the Group II Loans allocable to the Group II Certificates on the related Distribution Date and the cumulative amount of Realized Losses incurred on the Group II Loans and allocated to the Group II Certificates since the Cut-Off Date;

                  (ix) The amount of interest accrued but not paid to each Class of Group II Certificates entitled to interest since (a) the prior Distribution Date and (b) the Closing Date; (x) The amount of funds advanced related to the Group II Loans by the related Servicers and the Master Servicer for such Distribution Date;

                  (xi) The total amount of Payoffs and Curtailments related to the Group II Loans received during the related Prepayment Period;

                  (xii) With respect to any Group II Loan that became an REO Property during the preceding calendar month, the loan number of such Group II Loan, the unpaid principal balance and the Scheduled Principal Balance of such Group II Loan;

                  (xiii) To the extent provided by the related Servicer, the book value of any Group II REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

                  (xiv) The aggregate amount of extraordinary Trust Fund expenses withdrawn from the Distribution Account related to the Group II Loans for such Distribution Date;

                  (xv) The Certificate Principal Balance of each Class of Group II Certificates, after giving effect to the distributions and allocations of Realized Losses on the Group II Loans made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses on the Group II Loans;

                  (xvi) The aggregate amount of any Prepayment Interest Shortfalls and Curtailment Shortfalls related to the Group II Loans for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.20;

                  (xvii) The aggregate amount of Relief Act Interest Shortfalls related to the Group II Loans for such Distribution Date.

                  (xviii) The Group II Required Overcollateralization Amount and the Group II Credit Enhancement Percentage for such Distribution Date;

                  (xix) The Overcollateralization Increase Amount related to the Group II Certificates, if any, for such Distribution Date;

                  (xx) The Overcollateralization Reduction Amount related to the Group II Certificates, if any, for such Distribution Date;

                  (xxi) The Net WAC Rate Carryover Amount, if any, for such Distribution Date;

                  (xxii) The Net WAC Rate Carryover Amount, if any, outstanding after reimbursements therefor on such Distribution Date and any amounts received under the Cap Contracts (other than the Class I-A-1 Cap Contract, VII-AR-1 Cap Contract and VII-AR-2 Cap Contract);

                  (xxiii) The respective Pass-Through Rates applicable to each Class of Group II Certificates for such Distribution Date;

                  (xxiv) The amount of any deposit to the Group II Reserve Fund contemplated by Section 3.25;

                  (xxv) The balance of the Group II Reserve Fund prior to the deposit or withdrawal of any amounts on such Distribution Date;

                  (xxvi) The amount of any withdrawal from the Group II Reserve Fund pursuant to the last paragraph of Section 4.3(c); and

                  (xxvii) The balance of the Group II Reserve Fund after all deposits and withdrawals on such Distribution Date.

                  (c) On each Distribution Date, the Securities Administrator shall provide or make available, upon request to each Holder of a Group III-VII Certificate, a statement (each, a "Remittance Report") as to the distributions made on such Distribution Date setting forth:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of the Group III-VII Certificates of each Class allocable to principal;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of the Group III-VII Certificates of each Class allocable to interest;

                  (iii) the aggregate Servicing Fee received by the each related Servicer during the related Due Period;

                  (iv) the number and aggregate Principal Balance of the Group III-VII Loans delinquent 31-60 days, 61-90 days or 91 or more days;

                  (v) the (A) number and aggregate Principal Balance of Group III-VII Loans with respect to which foreclosure proceedings have been initiated, and (B) number and aggregate Principal Balance of Mortgaged Properties related to the Group III-VII Loans acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's security interest in the Group III-VII Loans;

                  (vi) the aggregate Principal Balance of the Group III-VII Loans as of the close of business on the last day of the related Prepayment Period;

                  (vii) the aggregate amount of Principal Prepayments on the Group III-VII Loans made during the related Prepayment Period and the aggregate amount of any Prepayment Charges received in respect thereof;

                  (viii) the amount of Realized Losses with respect to the Group III-VII Loans allocable to the Group III-VII Certificates on the related Distribution Date and the cumulative amount of Realized Losses incurred on the Group III-VII Loans and allocated to the Group III-VII Certificates since the Cut-Off Date;

                  (ix) the amount of interest accrued but not paid to each Class of Group III-VII Certificates entitled to interest since (a) the prior Distribution Date and (b) the Closing Date;

                  (x) the amount of funds advanced related to the Group III-VII Loans by the related Servicers and the Master Servicer for such Distribution Date;

                  (xi) the total amount of Payoffs and Curtailments related to the Group III-VII Loans received during the related Prepayment Period;

                  (xii) with respect to any Group III-VII Loan that became an REO Property during the preceding calendar month, the loan number of such Group III-VII Loan, the unpaid principal balance and the Scheduled Principal Balance of such Group III-VII Loan;

                  (xiii) to the extent provided by the related Servicer, the book value of any Group III-VII REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

                  (xiv) the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Distribution Account related to the Group III-VII Loans for such Distribution Date;

                  (xv) the Certificate Principal Balance of each Class of Group III-VII Certificates, after giving effect to the distributions and allocations of Realized Losses on the Group III-VII Loans made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses on the Group III-VII Loans;

                  (xvi) the aggregate amount of any Prepayment Interest Shortfalls and Curtailment Shortfalls related to the Group III-VII Loans for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.20;

                  (xvii) the aggregate amount of Relief Act Interest Shortfalls related to the Group III-VII Loans for such Distribution Date.

                  (xviii) the respective Pass-Through Rates applicable to each Class of Group III-VII Certificates for such Distribution Date;

                  (xix) the amount of Special Hazard Coverage available to the Group III-VII Senior Certificates remaining as of the close of business on the applicable Determination Date;

                  (xx) the amount of Bankruptcy Coverage available to the Group III-VII Senior Certificates remaining as of the close of business on the applicable Determination Date;

                  (xxi) the amount of Fraud Coverage available to the Group III-VII Senior Certificates remaining as of the close of business on the applicable Determination Date;

                  (xxii) the amount of any deposit to the Group VII Reserve Fund contemplated by Section 3.25;

                  (xxiii) the balance of the Group VII Reserve Fund prior to the deposit or withdrawal of any amounts on such Distribution Date;

                  (xxiv) the amount of any withdrawal from the Group VII Reserve Fund pursuant to Section 4.5(c); and

                  (xxv) the balance of the Group VII Reserve Fund after all deposits and withdrawals on such Distribution Date.

                  (d) The Securities Administrator shall make such statements (and, at its option, any additional files containing the same information in an alternative format) in one report available each month to the Certificateholders, the Trustee and the Rating Agencies via the Securities Administrator's internet website. The Securities Administrator's internet website shall initially be located at http:\\www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at 1-301-815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

         In the case of information furnished pursuant to subclauses (a)(i),
(b)(i), (c)(i), (a)(ii), (b)(ii) and (c)(ii) above, the amounts shall be expressed as a dollar amount per single Certificate of the relevant Class.

         Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Interest Certificate a statement containing the information set forth in subclauses (a)(i), (b)(i), (c)(i),
(a)(ii), (b)(ii) and (c)(ii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

         Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

         The Securities Administrator shall, upon request, furnish to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide.

         On each Distribution Date the Securities Administrator shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.

         Section 4.9 ADVANCES.

         If the Monthly Payment on a Loan or a portion thereof is delinquent as of its Due Date, other than as a result of interest shortfalls due to bankruptcy proceedings or application of the Relief Act, and the related Servicer fails to make an advance of the delinquent amount pursuant to the related Servicing Agreement, the Master Servicer shall deposit in the related Distribution Account, from its own funds or from amounts on deposit in such Distribution Account that are held for future distribution, not later than the related Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such delinquency, net of the Servicing Fee for such Loan except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Loan for which such Advance was made. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the related Distribution Account on or before any future Distribution Account Deposit Date to the extent that the related Available Distribution Amount for the related Distribution Date (determined without regard to Advances to be made on the related Distribution Account Deposit Date) shall be less than the total amount that would be distributed to the Classes

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of Certificateholders of Group I Certificates pursuant to Section 4.1, Group II
Certificates pursuant to Section 4.3, or Group III-VII Certificates pursuant to
Section 4.5 as applicable, on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. Subject to the foregoing, the Master Servicer shall continue to make such Advances through the date that the related Servicer is required to do so under its Servicing Agreement. In the event the Master Servicer elects not to make an Advance because the Master Servicer deems such Advance nonrecoverable pursuant to this
Section 4.9, on the Distribution Account Deposit Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make an Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

         Section 4.10 COMPLIANCE WITH WITHHOLDING REQUIREMENTS.

         Notwithstanding any other provision of this Agreement, the Trustee and the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee and the Securities Administrator reasonably believe are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Securities Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholders.

         Section 4.11 REMIC DISTRIBUTIONS.

                  (a) On each Distribution Date, the following amounts, in the following order of priority and in accordance with the Remittance Report, shall be distributed by REMIC I to REMIC III on account of the REMIC I Regular Interests or withdrawn from the related Distribution Account and distributed to the Holders of the Class I/II-R Certificates, as the case may be:

                  (i) first, to the Holders of REMIC I Regular Interest LTI-IO-1, REMIC I Regular Interest LTI-IO-2, REMIC I Regular Interest LTI-IO-3, REMIC I Regular Interest LTI-IO-4, REMIC I Regular Interest LTI-IO-5, REMIC I Regular Interest LTI-IO-6, REMIC I Regular Interest LTI-IO-7 and REMIC I Regular Interest LTI-IO-8, in an amount equal to
         (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to the Holders of REMIC I Regular Interest LTI-1 and REMIC I Regular Interest LTI-P, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (ii) to the Holders of the REMIC I Regular Interest LTI-P, on the Distribution Date immediately following the expiration of the latest Prepayment Change term in respect of a Group I Loan as identified on the Loan Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                  (iii) on each Distribution Date, the remainder of the Group I Available Distribution Amount for such Distribution Date after the distributions made pursuant to clause (i) and clause (ii) above, first, to the Holders of REMIC I Regular Interest LTI-1 until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero, and second, sequentially to the Holders of REMIC I Regular Interest LTI-IO-1, REMIC I Regular Interest LTI-IO-2, REMIC I Regular Interest LTI-IO-3, REMIC I Regular Interest LTI-IO-4, REMIC I Regular Interest LTI-IO-5, REMIC I Regular Interest LTI-IO-6, REMIC I Regular Interest LTI-IO-7 and REMIC I Regular Interest LTI-IO-8, until the Uncertificated Principal Balance of each such REMIC I Regular Interest is reduced to zero; and

                  (iv) to the Holders of the Class I/II-R Certificates (in respect of Component R-1), any amounts remaining after the distributions pursuant to clauses (i) through (iii) above.

         On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group I Loans received during the related Prepayment Period will be distributed by REMIC I to the Holders of REMIC I Regular Interest LTI-P. The payment of the foregoing amounts to the Holders of REMIC I Regular Interest LTI-P shall not reduce the Uncertificated Principal Balance thereof.

                  (b) On each Distribution Date, the following amounts, in the following order of priority and in accordance with the Remittance Report, shall be distributed by REMIC III to REMIC IV on account of the REMIC III Regular Interests or withdrawn from the related Distribution Account and distributed to the Holders of the Class I/II-R Certificates, as the case may be:

                  (i) first, to the Holders of REMIC III Regular Interest LTIII-IO-A and REMIC Regular Interest LTIII-IO-B, in an amount equal to
         (A) the Uncertificated Accrued Interest for such REMIC III Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and then to Holders of REMIC III Regular Interest LTIII-1AA, REMIC III Regular Interest LTIII-1A1, REMIC III Regular Interest LTIII-1A2, REMIC III Regular Interest LTIII-1A3, REMIC III Regular Interest LTIII-1A4, REMIC III Regular Interest LTIII-1A5, REMIC III Regular Interest LTIII-1A6, REMIC III Regular Interest LTIII-1M1, REMIC III Regular Interest LTIII-1M2, REMIC III Regular Interest LTIII-1M3, REMIC III Regular Interest LTIII-1ZZ and REMIC III Regular Interest LTIII-1P, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC III Group I Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC III Regular Interest LTIII-1ZZ shall be reduced and deferred when the REMIC III Group I Overcollateralization Amount is less than the REMIC III Group I Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the REMIC III Group I Regular Interest LTIII-1ZZ Maximum Interest Deferral Amount and such amount will be payable to the Holders of REMIC III Regular Interest LTIII-1A1, REMIC III Regular Interest LTIII-1A2, REMIC III Regular Interest LTIII-1A3, REMIC III Regular Interest LTIII-1A4, REMIC III Regular Interest LTIII-1A5, REMIC III Regular Interest LTIII-1A6, REMIC III Regular Interest LTIII-1M1, REMIC III Regular Interest LTIII-1M2 and REMIC III Regular Interest LTIII-1M3 in the same proportion as the related

         Overcollateralization Increase Amount is allocated to the Corresponding Certificates, provided, however, that the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-1ZZ is increased by such amount;

                  (ii) second, to the Holders of REMIC III Group I Regular Interests, in an amount equal to the remainder of the Group I Available Distribution Amount for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                            (a) to the Holders of REMIC III Regular Interest
                    LTIII-1AA and REMIC III Regular Interest LTIII-1P, 98.00% of such remainder (other than amounts payable under clause (d) below), until the Uncertificated Principal Balance of such REMIC III Regular Interest is reduced to zero, provided, however, that the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-1P shall not be reduced until the Distribution Date in May 2009 or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC III Regular Interest LTIII-1P, until $100 has been distributed pursuant to this clause;

                            (b) to the Holders of REMIC III Regular Interest
                    LTIII-1A1, REMIC III Regular Interest LTIII-1A2, REMIC III Regular Interest LTIII-1A3, REMIC III Regular Interest LTIII-1A4, REMIC III Regular Interest LTIII-1A5, REMIC III Regular Interest LTIII-1A6, REMIC III Regular Interest LTIII-1M1, REMIC III Regular Interest LTIII-1M2 and REMIC III Regular Interest LTIII-1M3, 1.00% of such remainder (other than amounts payable under clause (iii) below), in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC III Regular Interests are reduced to zero;

                            (c) to the Holders of REMIC III Regular Interest
                    LTIII-1ZZ, 1.00% of such remainder (other than amounts payable under the proviso below), until the Uncertificated Principal Balance of such REMIC III Regular Interest is reduced to zero; then

                            (d) any remaining amount to the Holders of the Class
                    I/II-R Certificates (in respect of Component R-3); and

                  (iii) third, to REMIC III Regular Interest LTIII-1P, 100% of the amount paid in respect of REMIC I Regular Interest LTI-P;

         provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to a related Overcollateralization Reduction Amount shall be allocated to Holders of (i) REMIC III Regular Interest LTIII-1AA and REMIC III Regular Interest LTIII-1P, in that order and (ii) REMIC III Regular Interest LTIII-1ZZ, respectively; provided that REMIC III Regular Interest LTIII-1P shall not be reduced until the Distribution Date in May 2009, at which point such amount shall be distributed to REMIC III Regular Interest LTIII-1P, until $100 has been distributed pursuant to this clause.

                  (c) On each Distribution Date, the following amounts, in the following order of priority and in accordance with the Remittance Report, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the related Distribution Account and distributed to the Holders of the Class I/II-R Certificates, as the case may be:

                  (i) first, to the Holders of REMIC II Regular Interest LTII-1, REMIC II Regular Interest LTII-2 and REMIC I Regular Interest LTII-P, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (ii) to the Holders of the REMIC II Regular Interest LTII-P, on the Distribution Date immediately following the expiration of the latest Prepayment Change term in respect of a Group II Loan as identified on the Loan Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                  (iii) to the extent of amounts remaining after the distributions made pursuant to clause (i) and (ii) above, to the Holder of REMIC I Regular Interest LTII-1 and REMIC II Regular Interest LTII-2, until the Uncertificated Principal Balances of such REMIC II Regular Interests are reduced to zero; and

                  (iv) to the Holders of the Class I/II-R Certificates (in respect of Component R-2), any amounts remaining after the distributions pursuant to clauses (i) through (iii) above.

                  (d) On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group II Loans received during the related Prepayment Period will be distributed by REMIC II to the Holders of REMIC II Regular Interest LTII-P. The payment of the foregoing amounts to the Holders of REMIC I Regular Interest LTII-P shall not reduce the Uncertificated Principal Balance thereof.

                  (e) On each Distribution Date, the following amounts, in the following order of priority and in accordance with the Remittance Report, shall be distributed by REMIC III to REMIC IV on account of the REMIC III Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class I/II-R Certificates, as the case may be:

                  (i) first, to Holders of REMIC III Regular Interest LTIII-2AA, REMIC III Regular Interest LTIII-2AR1, REMIC III Regular Interest LTIII-2AR2, REMIC III Regular Interest LTIII-2MR1, REMIC III Regular Interest LTIII-2MR2, REMIC III Regular Interest LTIII-2MR3, REMIC III Regular Interest LTIII-2ZZ and REMIC III Regular Interest LTIII-2P, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC III Group II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC III Regular Interest LTIII-2ZZ shall be reduced and deferred when the REMIC III Group II Overcollateralization Amount is less than the REMIC III Group II Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the REMIC III Group II Regular Interest LTIII-2ZZ Maximum

         Interest Deferral Amount and such amount will be payable to the Holders of REMIC III Regular Interest LTIII-2AR1, REMIC III Regular Interest LTIII-2AR2, REMIC III Regular Interest LTIII-2MR1, REMIC III Regular Interest LTIII-2MR2, REMIC III Regular Interest LTIII-2MR3 in the same proportion as the related Overcollateralization Increase Amount is allocated to the Corresponding Certificates, provided, however, that the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-2ZZ is increased by such amount;

                  (ii) to Holders of REMIC III Regular Interest LTIII-2SUB1, REMIC III Regular Interest LTIII-2GRP1, REMIC III Regular Interest LTIII-2SUB2, REMIC III Regular Interest LTIII-2GRP2 and REMIC III Regular Interest LTIII-2XX, PRO RATA, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (iii) second, to the Holders of REMIC III Group II Regular Interests, in an amount equal to the REMIC III Group II Marker Allocation Percentage of the remainder of the Available Distribution Amount for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) to the Holders of REMIC III Regular Interest
                  LTIII-2AA and REMIC III Regular Interest LTIII-2P, 98.00% of such remainder (other than amounts payable under clause (d) below), until the Uncertificated Principal Balance of such REMIC III Regular Interest is reduced to zero, provided, however, that the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-2P shall not be reduced until the Distribution Date in May 2009 or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC III Regular Interest LTIII-2P, until $100 has been distributed pursuant to this clause;

                           (b) to the Holders of REMIC Regular Interest
                  LTIII-2AR1, REMIC Regular Interest LTIII-2AR2, REMIC III Regular Interest LTIII-2MR1, REMIC III Regular Interest LTIII-2MR2, REMIC III Regular Interest LTIII-2MR3, 1.00% of such remainder (other than amounts payable under clause (d) below), in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC III Regular Interests are reduced to zero;

                           (c) to the Holders of REMIC III Regular Interest
                  LTIII-2ZZ, 1.00% of such remainder (other than amounts payable under the proviso below), until the Uncertificated Principal Balance of such REMIC III Regular Interest is reduced to zero; then

                           (d) any remaining amount to the Holders of the Class
                  I/II-R Certificates (in respect of Component R-3); and

                  (iv) third, to REMIC III Regular Interest LTIII-2P, 100% of the amount paid in respect of REMIC I Regular Interest LTI-P;

         provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of (i) REMIC III Regular Interest LTIII-2AA and REMIC III Regular Interest LTIII-2P, in that order and (ii) REMIC III Regular Interest LTIII-2ZZ, respectively; provided that REMIC III Regular Interest LTIII-2P shall not be reduced until the Distribution Date in May 2009, at which point such amount shall be distributed to REMIC III Regular Interest LTIII-2P, until $100 has been distributed pursuant to this clause.

                  (v) to the Holders of REMIC III Regular Interests, in an amount equal to the remainder of the REMIC III Sub WAC Allocation Percentage of Group II Available Distribution Amount for such Distribution Date after the distributions made pursuant to clause (i) above, such that distributions of principal shall be deemed to be made to the REMIC III Regular Interests first, so as to keep the Uncertificated Principal Balance of each REMIC III Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Group II Loans; second, to each REMIC III Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC III Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Group II Loans over (y) the current Certificate Principal Balance of the Group II Senior Certificate (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC III Regular Interests such that the REMIC III Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC III Regular Interest LTIII-2XX.

                  (f) On each Distribution Date, the following amounts, in the following order of priority and in accordance with the Remittance Report, shall be distributed by REMIC V to REMIC VI on account of the REMIC V Regular Interests or withdrawn from the related Distribution Account and distributed to the Holders of the Class A-R Certificates, as the case may be: first, so as to keep the Uncertificated Principal Balance of each REMIC V Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Scheduled Principal Balance of the Loans in the related Loan Group; second, to each REMIC V Regular Interest ending with the designation "SUB," so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Loans in the related Loan Group over (y) the Certificate Principal Balance of the Senior Certificates in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC V Regular Interests such that the REMIC V Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC V Regular Interest LTV-XX.

                  (g) On each Distribution Date, the following amounts, in the following order of priority and in accordance with the Remittance Report, shall be distributed by REMIC V to REMIC VI on account of the REMIC V Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class A-R Certificates, as the case may be:

                  (i) first, to the Holders of the REMIC VI Regular Interests, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

                  (ii) second, to the Holders of REMIC VI Regular Interest LTVI-IIIA, REMIC VI Regular Interest LTVI-IVA, REMIC VI Regular Interest LTVI-VA, REMIC VI Regular Interest LTVI-VIA, REMIC VI Regular Interest LTVI-VII-AR1, REMIC VI Regular Interest LTVI-VII-AR2, REMIC VI Regular Interest LTVI-M, REMIC VI Regular Interest LTVI-B1 REMIC VI Regular Interest LTVI-B2, REMIC VI Regular Interest LTVI-B3, REMIC VI Regular Interest LTVI-B4, REMIC VI Regular Interest LTVI-B5 and REMIC VI Regular Interest LTVI-R the remainder of the Group III-VII Available Distribution Amount for such Distribution Date after the distributions made pursuant to clause (i) above, in the same manner and priority as distributions are made to the Corresponding Certificates.

                                   ARTICLE V
                                THE CERTIFICATES

         Section 5.1 THE CERTIFICATES.

                  (a) Each of the Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed and authenticated by the Securities Administrator and delivered by the Trustee to or upon the receipt of a written order to authenticate from the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. The Certificates shall be issuable in Authorized Denominations.

         The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Fund by a Responsible Officer of the Securities Administrator. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Securities Administrator substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b) Subject to Sections 5.1(d) and 5.3, the Class A, Mezzanine, Class B-1 and Class B-2 Certificates shall be Book-Entry Certificates. On the Closing Date, the Class I/II-R, Class A-R, Class CE, Class P and Junior Subordinate Certificates shall be definitive Certificates ("Definitive Certificates") and shall be issued in fully registered certificated form.

                  (c) The Junior Subordinate Certificates initially offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of a temporary global certificate in definitive, fully registered form (each, a "REGULATION S TEMPORARY GLOBAL CERTIFICATE"), which shall be deposited with the Securities Administrator or an agent of the Securities Administrator as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository for the account of designated agents holding on behalf of EUROCLEAR or CLEARSTREAM. Beneficial interests in each REGULATION S TEMPORARY GLOBAL CERTIFICATE may be held only through Euroclear or Clearstream; provided, however, that such interests may be exchanged for interests in a Definitive Certificate in accordance with the requirements described in Section 5.3. After the expiration of the RELEASE DATE, a beneficial interest in a Regulation S Temporary Global Certificate may be exchanged for a beneficial interest in the related permanent global certificate of the same Class (each, a "REGULATION S PERMANENT GLOBAL CERTIFICATE"), in accordance with the procedures set forth in
Section 5.3. Each Regulation S Permanent Global Certificate shall be deposited with the Securities Administrator or an agent of the Securities Administrator as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

                  (d) Definitive Certificates shall be issued to Certificateholders or their nominees with respect to (i) any Global Certificates if (A) any related depositary notifies the

Depositor and the Securities Administrator in writing that it is at any time unwilling or unable to discharge properly its responsibilities as depositary with respect to a Global Certificate, or ceases to be a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (such depositary hereinafter referred to as the "withdrawing depositary"), and neither the Securities Administrator nor the Depositor is able to locate a qualified successor within 90 days after such notice; or (B) the related Certificate Owner (other than a Holder of a Regulation S Temporary Global Certificate) requests that its interest in a Global Certificate be exchanged for a Definitive Certificate; (ii) any Book-Entry Certificate if (x) the Depository or the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and neither the Securities Administrator nor the Depositor is able to locate a qualified successor within 90 days after such notice, (y) the Depositor, at its sole option, with the consent of the Securities Administrator, elects to terminate the Book-Entry System or (z) after the occurrence of a Master Servicer Event of Default, the Certificate Owners of the Book-Entry Certificates representing percentage interests of such Classes aggregating not less than 66% advise the Securities Administrator and Depository through the Depository Participants in writing that the continuation of a Book-Entry System through the Depository in no longer in the best interests of the Certificate Owners; and (iii) any Global Certificates or Book-Entry Certificates if the Securities Administrator or the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders and the Securities Administrator or the Trustee, as applicable, has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Securities Administrator or the Trustee, as applicable, to obtain possession of the Certificates;

                  Upon notice of the occurrence of any of the events described in the preceding paragraph (other than clause (i)(B) thereof) the Securities Administrator shall notify all Certificate Owners of the same Class, through the applicable Clearing Agency Participants (if applicable), of the occurrence of such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. Upon surrender by the withdrawing depositary of any Global Certificate, as applicable, and receipt from the withdrawing Depository of any Book-Entry Certificate or depositary of any Global Certificates, as applicable, and receipt from the withdrawing depositary or Depository, as applicable, of instructions for re-registration, the Securities Administrator shall, at the Depositor's expense (or, in the case of clause (ii)
(z) above, the Master Servicer's expense) issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee and Securities Administrator shall recognize the holders of such Definitive Certificates as Certificateholders under this Agreement. Neither the Depositor, the Securities Administrator nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Class, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency (if applicable) shall be deemed to be imposed upon and performed by the Securities Administrator on behalf of the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Securities Administrator and the Trustee shall recognize the Holders of the Definitive Certificates of such Class as Certificateholders of such Class hereunder.

                  (e) Neither the Trustee nor the Securities Administrator shall have any liability to the Trust Fund and shall be indemnified by the Trust Fund for, any cost, liability or expense incurred by them arising from a registration of a Certificate or transfer, pledge sale or other disposition of a Certificate in reliance upon a certification, Officer's Certificate, affidavit, ruling or Opinion of Counsel described in this Article V.

         Section 5.2 CERTIFICATES ISSUABLE IN CLASSES; DISTRIBUTIONS OF PRINCIPAL AND INTEREST; AUTHORIZED DENOMINATIONS. The aggregate principal amount of the Group I Certificates that may be authenticated and delivered under this Agreement is limited to the aggregate Principal Balance of the Group I Loans as of the Cut-Off Date, as specified in the Preliminary Statement to this Agreement, except for Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Section 5.3. The aggregate principal amount of the Group II Certificates that may be authenticated and delivered under this Agreement is limited to the aggregate Principal Balance of the Group II Loans as of the Cut-Off Date, as specified in the Preliminary Statement to this Agreement, except for Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Section 5.3. The aggregate principal amount of the Group III-VII Certificates that may be authenticated and delivered under this Agreement is limited to the aggregate Principal Balance of the Group III-VII Loans as of the Cut-Off Date, as specified in the Preliminary Statement to this Agreement, except for Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Section 5.3. Such aggregate principal amount shall be allocated among one or more Classes having designations, types of interests, initial per annum Pass-Through Rates, initial Certificate Principal Balances and last scheduled Distribution Dates as specified in the Preliminary Statement to this Agreement. The aggregate Percentage Interest of each Class of Certificates of which the Certificate Principal Balance equals zero as of the Cut-Off Date that may be authenticated and delivered under this Agreement is limited to 100%. Certificates shall be issued in Authorized Denominations.

         Section 5.3 REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES. (a) The Securities Administrator shall cause to be kept at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

         Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Securities Administrator maintained for such purpose pursuant to the foregoing paragraph for certificate transfer and surrender purposes, and, in the case of the Junior Subordinate Certificates, Class CE Certificates, Class P Certificates or Residual Certificates, upon satisfaction of the conditions set forth in Sections 5.3(c), (d), (e) and (f) below, as applicable, the Securities Administrator on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates, in applicable form set forth below, of the same aggregate Percentage Interest.

         At the option of the Certificateholders, Certificates may be exchanged for other Certificates in Authorized Denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (b) Except as provided herein, Book-Entry Certificates and Global Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee or the Securities Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee and the Securities Administrator shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee and the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee, the Securities Administrator and either the Trustee's or the Securities Administrator's agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

         All transfers by Certificate Owners of Book-Entry Certificates and Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates or Global Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate or Global Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

                  (c) No Transfer of a Junior Subordinate Certificate, Class CE Certificate, Class P Certificate or Class I/II-R shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or such Transfer is made pursuant to the requirements of this Section 5.3 and is exempt from the registration requirements under the Securities Act and such state securities laws. In the event of any such transfer in reliance upon an exemption from the Securities Act and such state securities laws, in order to assure compliance with the Securities Act and such state securities laws, the Certificateholder desiring to effect such Transfer shall certify to the Trustee and the Securities Administrator in writing the facts surrounding the Transfer in substantially the form set forth in EXHIBIT D (the "TRANSFEROR CERTIFICATE"). Beneficial interests in any Class CE, Class P, Class I/II-R or Junior Subordinate Certificate may be transferred to a person who takes delivery in the form of an interest in (x) in the case of a transfer to a QIB in reliance on RULE 144A of the Securities Act, a Definitive Certificate, only upon receipt by the Securities Administrator and the Trustee of a written certification from the related transferee (substantially in the form of EXHIBIT F hereto) to the effect that, among other things, the transfer is being made to a QIB in accordance with Rule 144A (except in the case of the initial transfer from the Depositor to an Affiliate of the Depositor) and (y) in the case of a transfer to an Institutional Accredited Investor, a Definitive Certificate, only upon receipt by the Securities Administrator and the Trustee of a written certification from the related transferee (substantially in the form of EXHIBIT E hereto) to the effect that, among other things, the transfer is being made to an "Accredited Investor" within the meaning of paragraphs (1), (2), (3) or (7) of Rule 501(a) of the Securities Act; provided, however, no Transferor Letter or transferee certifications shall be necessary in connection with any such Transfer if, in connection therewith, there shall be delivered to the Trustee, the Depositor and the Securities Administrator an Opinion of Counsel acceptable to and in form reasonably satisfactory to the Trustee, the Depositor and the Securities Administrator that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Seller, the Master Servicer, the Securities Administrator or the Trustee. Beneficial interests in any Junior Subordinate Certificate may be transferred to a person who takes delivery in the form of an interest in a REGULATION S PERMANENT GLOBAL CERTIFICATE (which shall be in the form of a REGULATION S TEMPORARY GLOBAL CERTIFICATE on or prior to the Release Date), only upon receipt by the Securities Administrator and Trustee of a written certification (substantially in the form of EXHIBIT H-1 hereto) from the transferee (which in the case of Book-Entry Certificates, such transferee shall be deemed to have represented the contents of such form of certification) to the effect that the transfer is being made to a non-U.S. Person in accordance with Regulation S under the Securities Act. Each Holder of a Class I/II-R, Junior Subordinate, Class CE or Class P Certificate desiring to effect any such Transfer pursuant to this paragraph shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller, the Securities Administrator and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (d) A holder of a beneficial interest in a Regulation S Temporary Global Certificate must provide Euroclear or Clearstream, as the case may be, with a certificate in the form of Annex A to EXHIBIT H-2 hereto certifying that the beneficial owner of the interest in such Global Certificate is not a U.S. Person (as defined in Regulation S), and Euroclear or Clearstream, as the case may be, must provide to the Trustee and Securities Administrator a certificate in the form of EXHIBIT H-2 hereto prior to (i) the payment of interest or principal with respect to such holder's beneficial interest in the Regulation S Temporary Global Certificate and (ii) any exchange of such beneficial interest for a beneficial interest in a Regulation S Permanent Global Certificate.

                  (e) No transfer of a Class CE Certificate, Class P Certificate or Residual Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code (each, a "Plan"), any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets"), as certified by each such Transferee in the form of EXHIBIT G, unless the Securities Administrator is provided with an Opinion of Counsel for the benefit of the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the Master Servicer and on which they may rely which establishes to the satisfaction of each of them that the purchase, sale and holding of such

Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee, the Securities Administrator, any Servicer or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or the Trust Fund. Neither a certification nor an Opinion of Counsel will be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Trustee and the Securities Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee or the Securities Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

         Each Transferee of a Mezzanine Certificate, Class B-1 Certificate or Class B-2 Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets,
(b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-84 or FAN 97-03, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13,
2000) and PTE 2002-41 67 Fed. Reg. 54487 (August 22, 2002) (the "Exemption"),
and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

         Each Transferee of a Junior Subordinate Certificate will be required to represent that (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (i) the Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" as defined in PTCE 95-60 and (iii) the conditions set forth in Section I and III or PTCE 95-60 have been satisfied.

         If any Certificate or any interest therein is acquired or held in violation of the provisions of this Section 5.3(e), the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the three preceding paragraphs shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

                  (f) Each Transferee of a Residual Certificate shall be deemed by the acceptance or acquisition of the related Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Transferee of a Residual Certificate are expressly subject to the following provisions:

                  (i) Each such Transferee shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a PRO RATA undivided interest.

                  (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Securities Administrator shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                           (A) an affidavit in the form of EXHIBIT C hereto from
                  the proposed Transferee to the effect that such Transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                           (B) a covenant of the proposed Transferee to the
                  effect that the proposed Transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

                  (iv) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported Transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Securities Administrator received the documents specified in clause (iii). The Securities Administrator shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Securities Administrator shall be distributed and delivered by the Securities Administrator to the prior Holder of such Residual Certificate that is a Permitted Transferee.

                  (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the

         Securities Administrator shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Securities Administrator to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Securities Administrator determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Securities Administrator may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Securities Administrator and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Securities Administrator upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of Residual interests to Disqualified Organizations.

         The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Securities Administrator, in form and substance satisfactory to the Securities Administrator, (i) written notification from each Rating Agency that the removal of the restrictions on transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and
(ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC. The Holder of the Residual Certificate issued hereunder, while not a Disqualified Organization, is the Tax Matters Person.

                  (g) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for registration of transfer or exchange shall be canceled by the Securities Administrator and disposed of pursuant to its standard procedures.

         Section 5.4 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

         If (i) any mutilated Certificate is surrendered to the Trustee or the Securities Administrator, or (ii) the Trustee or the Securities Administrator receives evidence to their satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee and the Securities Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a protected purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Percentage Interest. Upon the issuance of any new Certificate under this Section 5.4, the Trustee or the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any replacement Certificate issued pursuant to this Section 5.4 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost or stolen Certificate shall be found at any time.

         Section 5.5 PERSONS DEEMED OWNERS.

         The Depositor, the Securities Administrator, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.1, 4.3 and 4.5, as applicable, and for all other purposes whatsoever, and none of the Depositor, the Securities Administrator, the Master Servicer, the Trustee or any agent of the Depositor, the Securities Administrator, the Master Servicer or the Trustee shall be affected by notice to the contrary.

                                   ARTICLE VI
           THE DEPOSITOR, MASTER SERVICER AND THE CREDIT RISK MANAGER

         Section 6.1 LIABILITY OF THE DEPOSITOR AND THE MASTER SERVICER.

         The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement upon them in their respective capacities as Depositor and Master Servicer and undertaken hereunder by the Depositor and the Master Servicer herein.

         Section 6.2 MERGER OR CONSOLIDATION OF THE DEPOSITOR OR THE MASTER SERVICER.

         Subject to the following paragraph, the Depositor shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its formation. The Depositor and the Master Servicer each shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Loans and to perform its respective duties under this Agreement.

         The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that the Rating Agencies' ratings of the Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

         Section 6.3 LIMITATION ON LIABILITY OF THE DEPOSITOR, THE MASTER SERVICER, THE SERVICERS, THE SECURITIES ADMINISTRATOR AND OTHERS.

         None of the Depositor, the Master Servicer, the Securities Administrator, the Servicers or any of the directors, officers, employees or agents of the Depositor, the Master Servicer, the Securities Administrator or the Servicers shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or the Servicing Agreements, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Securities Administrator or any such person against any breach of warranties, representations or covenants made herein or in the Servicing Agreements, or against any specific liability imposed on the Master Servicer, the Securities Administrator or the Servicers pursuant hereto or pursuant to the Servicing Agreements, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder or under the Servicing Agreements. The Depositor, the Master Servicer, the Securities Administrator, the Servicers and any director, officer, employee or agent of the Depositor, the Master Servicer, the Securities Administrator or the Servicers may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder or under the Servicing Agreements. The Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Custodian and any director, officer, employee or agent of the Depositor, the Master Servicer, the Servicers, the Custodian or the Securities Administrator shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Certificates or any Servicing Agreement, or any loss, liability or expense incurred by any of such Persons other than by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder. None of the Depositor, the Master Servicer, the Securities Administrator, the Custodian or any Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement, the Custodial Agreement or the applicable Servicing Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor, the Master Servicer, the Custodian and the Securities Administrator may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer, the Custodian, the Servicers and the Securities Administrator shall be entitled to be reimbursed therefor from the Distribution Account as and to the extent provided in Article III, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Distribution Account.

         Section 6.4 LIMITATION ON RESIGNATION OF THE MASTER SERVICER.

         The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Rating Agencies. No resignation of the Master Servicer shall become effective until the Trustee or a successor Master Servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

         Section 6.5 ASSIGNMENT OF MASTER SERVICING.

         The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed



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by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer's certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

         Section 6.6 RIGHTS OF THE DEPOSITOR IN RESPECT OF THE MASTER SERVICER.

         The Master Servicer shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor and the Trustee the most recent financial statements of its parent and such other information relating to the Master Servicer's capacity to perform its obligations under this Agreement as it possesses. To the extent such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee or the Trust Fund, and in any case, the Depositor or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

         Section 6.7 DUTIES OF THE CREDIT RISK MANAGER.

         For and on behalf of the Depositor, pursuant to the Credit Risk Management Agreements the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Group I Loans and Group II Loans, and as to the collection of any Prepayment Charges with respect to the Group I Loans and Group II Loans. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the related Credit Risk Management Agreement, and the Credit Risk Manager shall look solely to the related Servicer for all information and data (including loss and delinquency information and data) relating to the servicing of the related Group I Loans and Group II Loans. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the Servicers, the Master Servicer, the Trustee and each Rating Agency. Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to this Section shall not become effective until the appointment of a successor Credit Risk Manager.

         Section 6.8 LIMITATION UPON LIABILITY OF THE CREDIT RISK MANAGER.

         Neither the Credit Risk Manager, nor any of its directors, officers, employees, or agents shall be under any liability to the Trustee, the Certificateholders, or the Depositor for any action taken or for refraining from the taking of any action made in good faith pursuant to this Agreement, in reliance upon information provided by a Servicer under a Servicer Credit Risk Management Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance or bad faith in its performance of its duties. The Credit Risk Manager and any director, officer, employee, or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by a Servicer pursuant to a related Servicer Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

         Section 6.9 REMOVAL OF THE CREDIT RISK MANAGER.

         The Credit Risk Manager may be removed as Credit Risk Manager by Certificateholders evidencing, in aggregate, not less than 66 2/3% of the aggregate Percentage Interests of all Classes of Group I Certificates and Group II Certificates, in the exercise of its or their sole discretion. The Certificateholders shall provide written notice of the Credit Risk Manager's removal to the Trustee. Upon receipt of such notice, the Trustee shall provide written notice to the Credit Risk Manager of its removal, which shall be effective upon receipt of such notice by the Credit Risk Manager.




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                                  ARTICLE VII
                                     DEFAULT

         Section 7.1 MASTER SERVICER EVENTS OF DEFAULT.

                  (a) "Master Servicer Event of Default," wherever used herein, means any one of the following events:

                  (i) [Reserved];

                  (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 2.5, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing, in aggregate, not less than 25% of the aggregate Certificate Principal Balance of the Certificates; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) any failure of the Master Servicer to make any Advance on any Distribution Account Deposit Date required to be made from its own funds pursuant to Section 4.9 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Distribution Account Deposit Date.

If a Master Servicer Event of Default described in clauses (ii) through (v) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates evidencing, in aggregate, not less than 51% of the aggregate Certificate Principal Balance of the Certificates, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the

Depositor) with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer (and the Securities Administrator if the Master Servicer and the Securities Administrator are the same entity) in its capacity as Master Servicer (and in its capacity as Securities Administrator if the Master Servicer and the Securities Administrator are the same entity) under this Agreement, to the extent permitted by law, and in and to the Loans and the proceeds thereof. Except as otherwise provided in Section 7.4, if a Master Servicer Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer (and the Securities Administrator if the Master Servicer and the Securities Administrator are the same entity) in its capacity as Master Servicer under this Agreement (and in its capacity as Securities Administrator if the Master Servicer and the Securities Administrator are the same entity) and in and to the Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer (and, if applicable, the Securities Administrator) under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, (and, if applicable, the Securities Administrator) any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents, or otherwise. The Master Servicer (and, if applicable, the Securities Administrator) agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's (and, if applicable, the Securities Administrator's) functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer's (and, if applicable, the Securities Administrator's) responsibilities and rights under this Agreement (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.3, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.1, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Trustee and such notice references the Certificates, the Trust or this Agreement. The Trustee shall promptly notify the Rating Agencies of the occurrence of a Master Servicer Event of Default of which it has knowledge as provided above.

         Section 7.2 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

         On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer (and, if applicable, the Securities Administrator) in its capacity as Master Servicer (and, if applicable, the Securities Administrator) under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Trustee (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.3 and the obligation to deposit amounts in respect of losses pursuant to Section 3.23(c)) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make Advances no later than each Distribution Date pursuant to
Section 4.9; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make Advances pursuant to
Section 4.9; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 7.1 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder. As compensation therefor, the Trustee shall be entitled to investment earnings on the Distribution Accounts and all other remuneration to which the Master Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above and subject to the immediately following paragraph, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Certificates evidencing, in aggregate, not less than 51% of the aggregate Certificate Principal Balance of the Certificates so request in writing promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $15,000,000, as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement.

         No appointment of a successor to the Master Servicer (and, if applicable, the Securities Administrator) under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's (and, if applicable, the Securities Administrator's) responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the Master Servicer (and, if applicable, the Securities Administrator) as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided. The transition costs and expenses incurred by the Trustee in connection with the replacement of the Master Servicer (and, if applicable, the Securities Administrator) shall be reimbursed out of the Trust.

         Section 7.3 NOTIFICATION TO CERTIFICATEHOLDERS.

                  (a) Upon any termination of the Master Servicer pursuant to
Section 7.1 above or any appointment of a successor to the Master Servicer pursuant to Section 7.2 above, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

         Section 7.4 WAIVER OF MASTER SERVICER EVENTS OF DEFAULT.

         The Holders evidencing, in aggregate, not less than 66 2/3% of the aggregate Percentage Interests of the Certificates affected by any default or Master Servicer Event of Default hereunder may waive such default or Master Servicer Event of Default; PROVIDED, HOWEVER, that a default or Master Servicer Event of Default under clause (vi) of Section 7.1 may be waived only by all of the Holders of the Regular Interest Certificates. Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII
             CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

         Section 8.1 DUTIES OF TRUSTEE AND SECURITIES ADMINISTRATOR.

         The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing or waiver of all Master Servicer Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. During the continuance of a Master Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

         Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement, the Trustee or the Securities Administrator, as the case may be, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator shall provide notice to the Trustee thereof and the Trustee shall provide notice to the Certificateholders.

         No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; PROVIDED, HOWEVER, that:

                  (i) Prior to the occurrence of a Master Servicer Event of Default, and after the curing or waiver of all such Master Servicer Events of Default which may have occurred with respect to the Trustee, and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, that conform to the requirements of this Agreement;

                  (ii) Neither the Trustee nor the Securities Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts; and

                  (iii) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing, in aggregate, not less than 25% (or such other percentage set forth in this Agreement) of the aggregate Certificate Principal Balance of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising any trust or power conferred upon the Trustee or the Securities Administrator under this Agreement.

         Section 8.2 CERTAIN MATTERS AFFECTING TRUSTEE AND SECURITIES ADMINISTRATOR.

                  (a) Except as otherwise provided in Section 8.1:

                  (i) The Trustee and the Securities Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee and the Securities Administrator may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) Neither the Trustee nor the Securities Administrator shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) Prior to the occurrence of a Master Servicer Event of Default hereunder and after the curing or waiver of all Master Servicer Events of Default which may have occurred with respect to the Trustee, and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator by such Certificateholders, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity satisfactory to it against such expense, or liability from such Certificateholders as a condition to taking any such action;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (vii) The Securities Administrator shall not be liable for any loss resulting from the investment of funds held in a Distribution Account at the direction of the Master Servicer pursuant to Section 3.23(c);

                  (viii) Neither the Trustee nor the Securities Administrator shall be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (ix) The Trustee shall not be deemed to have notice of any default or Master Servicer Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Certificates and this Agreement; and

                  (x) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other Person employed to act hereunder.

                  (b) The Trustee is hereby directed by the Depositor to execute each Cap Contract on behalf of the Trust Fund in the form presented to it by the Depositor and shall have no responsibility for the contents of the Cap Contracts, including, without limitation, the representations and warranties contained therein. Any funds payable by the Trustee under the Cap Contracts at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in the Cap Contracts, the Trustee shall not be required to make any payments to the counterparty under the Cap Contracts.

                  (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

         Section 8.3 TRUSTEE AND SECURITIES ADMINISTRATOR NOT LIABLE FOR CERTIFICATES OR LOANS.

         The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, the authentication of the Securities Administrator on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 8.12) shall be taken as the statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.12) or of the Certificates (other than the signature of the Securities Administrator and authentication of the Securities Administrator on the Certificates) or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Loans or deposited in or withdrawn from the Distribution Account.

         Section 8.4 TRUSTEE, MASTER SERVICER AND SECURITIES ADMINISTRATOR MAY OWN CERTIFICATES.

         Each of the Trustee, the Master Servicer and the Securities Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates and may transact business with other interested parties and their Affiliates with the same rights it would have if it were not the Trustee, the Master Servicer or the Securities Administrator.

         Section 8.5 FEES AND EXPENSES OF TRUSTEE AND SECURITIES ADMINISTRATOR.

         The fees of the Trustee and the Securities Administrator hereunder and of Wells Fargo under the Custodial Agreement shall be paid in accordance with a side letter agreement with the Master Servicer and at the sole expense of the Master Servicer. In addition, the Trustee, the Securities Administrator, the Custodian and any director, officer, employee or agent of the Trustee, the Securities Administrator and the Custodian shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) incurred by the Trustee or the Securities Administrator in connection with any default administration to be performed by the Trustee or the Securities Administrator pursuant to this Agreement or other agreements related hereto and any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its respective obligations and duties under this Agreement or the Cap Contracts, including other agreements related hereto, other than any loss, liability or expense (i) for which the Trustee is indemnified by the Master Servicer, (ii) that constitutes a specific liability of the Trustee or the Securities Administrator pursuant to Section 10.1(g) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder by reason of reckless disregard of obligations and duties



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hereunder. The Master Servicer agrees to indemnify the Trustee, from, and hold the Trustee harmless against, any loss, liability or expense (including reasonable attorney's fees and expenses) incurred by the Trustee by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Master Servicer's reckless disregard of its obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer's own funds, without reimbursement from any REMIC therefor.

         Section 8.6 ELIGIBILITY REQUIREMENTS FOR TRUSTEE AND SECURITIES ADMINISTRATOR.

         The Trustee and the Securities Administrator shall at all times be a corporation or an association (other than the Depositor, the Seller, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (or a member of a bank holding company whose capital and surplus is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.7.

         Section 8.7 RESIGNATION AND REMOVAL OF TRUSTEE AND SECURITIES ADMINISTRATOR.

         The Trustee and the Securities Administrator may at any time resign (including, in the case of the Securities Administrator, in connection with the resignation or termination of the Master Servicer) and be discharged from the trust hereby created by giving written notice thereof to the Depositor, to the Master Servicer, to the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and to the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and to the successor trustee or successor securities administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator, as the case may be, may, at the expense of the Trust Fund, petition any court of competent jurisdiction for the appointment of a successor trustee, successor securities administrator, Trustee or Securities Administrator, as applicable.

         If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.6 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee or the Securities Administrator shall



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become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Securities Administrator, as applicable and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Securities Administrator so removed and to the successor trustee or successor securities administrator.

         The Holders of Certificates evidencing, in aggregate, not less than 51% of the Certificate Principal Balance of the Certificates may at any time remove the Trustee or the Securities Administrator and appoint a successor trustee or successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Trustee (in the case of the removal of the Securities Administrator), the Securities Administrator (in the case of the removal of the Trustee) and the Master Servicer by the Depositor. All costs and expenses incurred by the Trustee in connection with its removal without cause hereunder shall be reimbursed to it by the Trust Fund.

         Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or successor securities administrator, as applicable, as provided in Section 8.8.

         Notwithstanding anything to the contrary contained herein, the Master Servicer and the Securities Administrator shall at all times be the same Person.

         Section 8.8 SUCCESSOR TRUSTEE OR SECURITIES ADMINISTRATOR.

         Any successor trustee or successor securities administrator appointed as provided in Section 8.7 shall execute, acknowledge and deliver to the Depositor and its predecessor trustee or predecessor securities administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator shall become effective and such successor trustee or successor securities administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein. The predecessor trustee or predecessor securities administrator shall deliver to the successor trustee or successor securities administrator all Loan Documents and related documents and statements to the extent held by it hereunder, as well as all moneys, held by it hereunder, and the Depositor and the predecessor trustee or predecessor securities administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor securities administrator all such rights, powers, duties and obligations.



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


         No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee or successor securities administrator shall be eligible under the provisions of Section 8.6 and the appointment of such successor trustee or successor securities administrator shall not result in a downgrading of any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency.

         Upon acceptance of appointment by a successor trustee or successor securities administrator as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee or successor securities administrator, the successor trustee or successor securities administrator shall cause such notice to be mailed at the expense of the Depositor.

         Section 8.9 MERGER OR CONSOLIDATION OF TRUSTEE OR SECURITIES ADMINISTRATOR.

         Any corporation or association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation or association succeeding to the business of the Trustee or the Securities Administrator shall be the successor of the Trustee or the Securities Administrator hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 8.10 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

         Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of a REMIC or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of a REMIC, and to vest in such Person or Persons, in such capacity, and for the benefit of the Holders of the Certificates, such title to a REMIC, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
8.6 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.8 hereof.

         In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and



                                     -164-
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obligations (including the holding of title to a REMIC or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or co-trustee.

         Section 8.11 APPOINTMENT OF OFFICE OR AGENCY.

         The Securities Administrator shall appoint an office or agency in the City of Minneapolis located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution and where notices and demands to or upon the Securities Administrator in respect of the Certificates and this Agreement may be served.

         Section 8.12 REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE.

         The Trustee hereby represents and warrants to the Master Servicer, the Securities Administrator and the Depositor as applicable, as of the Closing Date, that:

                  (i) It is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York.

                  (ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.



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                  (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

                  (vi) No litigation is pending or, to the best of its knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or its financial condition.




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                                   ARTICLE IX
                                   TERMINATION

                  Section 9.1 TERMINATION UPON PURCHASE OR LIQUIDATION OF LOANS.

         (a) Subject to Section 9.2, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Securities Administrator and the Trustee (other than the obligations of the Master Servicer to the Securities Administrator pursuant to Section 8.5 and of the Master Servicer to pay Compensating Interest to the Securities Administrator and the Securities Administrator to make payments in respect of REMIC Regular Interests or the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) a Group I Cleanup Call, a Group II Cleanup Call and a Group III-VII Cleanup Call and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Loan or REO Property remaining in REMIC I, REMIC II and REMIC V; PROVIDED, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         (b) The Master Servicer shall have the right (the party exercising such right, the "Group I Terminator") to purchase all of the Group I Loans and each Group I REO Property remaining in REMIC I no later than the Determination Date in the month immediately preceding the Distribution Date on which the Group I Certificates will be retired (a "Group I Cleanup Call"); PROVIDED, HOWEVER, that the Group I Terminator may elect to institute a Group I Cleanup Call only if the aggregate Scheduled Principal Balance of the Group I Loans and each Group I REO Property remaining in the Trust Fund at the time of such election is less than 10% of the aggregate Scheduled Principal Balance of the Group I Loans as of the Cut-Off Date.

         (c) The Master Servicer shall have the right (the party exercising such right, the "Group II Terminator") to purchase all of the Group II Loans and each Group II REO Property remaining in REMIC II no later than the Determination Date in the month immediately preceding the Distribution Date on which the Group II Certificates will be retired (a "Group II Cleanup Call"); PROVIDED, HOWEVER, that the Group II Terminator may elect to institute a Group II Cleanup Call only if (a) the aggregate Scheduled Principal Balance of the Group II Loans and each Group II REO Property remaining in the Trust Fund at the time of such election is less than 10% of the aggregate Scheduled Principal Balance of the Group II Loans as of the Cut-Off Date.

         (d) The Master Servicer shall have the right (the party exercising such right, the "Group III-VII Terminator" and each of the Group I Terminator, Group II Terminator and Group III-VII Terminator, a "Terminator"), to purchase all of the Group III-VII Loans and each Group III-VII REO Property remaining in REMIC V no later than the Determination Date in the month immediately preceding the Distribution Date on which the Group III-VII Certificates will be retired (a "Group III-VII Cleanup Call"; any of the Group I Cleanup Call, Group II Cleanup Call or Group III-VII Cleanup Call, a "Cleanup Call"); PROVIDED, HOWEVER, that the Group III-VII Terminator may elect to institute a Group III-VII Cleanup Call, only if the aggregate Scheduled Principal Balance of the Group III-VII Loans and each Group III-VII REO Property remaining in



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the Trust Fund at the time of such election is less than 10% of the aggregate
Scheduled Principal Balance of the Group III-VII Loans as of the Cut-Off Date.

         (e) A Group I Cleanup Call, Group II Cleanup Call or Group III-VII Cleanup Call shall be at a price (each, a "Termination Price") equal to (i) with respect to a Group I Cleanup Call, the aggregate Purchase Price of all the Group I Loans and Group I REO Properties included in REMIC I (ii) with respect to a Group II Cleanup Call, the aggregate Purchase Price of all the Group II Loans and Group II REO Properties included in REMIC II and (iii) with respect to a Group III-VII Cleanup Call, the aggregate Purchase Price of all the Group III-VII Loans and Group III-VII REO Properties include in REMIC V. In the event of any such Cleanup Call, the related Terminator shall deliver to the Securities Administrator for deposit in the related Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Certificates an amount in immediately available funds equal to the above-described Termination Price. The Securities Administrator shall remit (a) to the Master Servicer from such funds deposited in the related Distribution Account (i) any amounts which the Master Servicer notifies it in writing that the Master Servicer would be permitted to withdraw and retain from the related Distribution Account pursuant to Section 3.24 and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer from amounts on deposit in the related Distribution Account pursuant to the terms of this Agreement and notified by the Master Servicer in writing and (b) to the related Servicer, any amounts reimbursable to such Servicer pursuant to the related Servicing Agreement, in each case prior to making any final distributions pursuant to Section 9.1(g) below. Upon certification to the Trustee and the Securities Administrator by a Servicing Officer of the making of such final deposit, the Trustee shall promptly release to the related Terminator the Mortgage Files for the remaining Group I Loans, Group II Loans or Group III-VII Loans, as applicable, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer in each case without recourse, representation or warranty.

         (f) Notice of the redemption of Certificates shall be given promptly by the Securities Administrator by letter to the Certificateholders mailed (a) in the event such notice is given in connection with a Cleanup Call, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the related Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate or the related Certificates will be redeemed, as applicable, and the final payment in respect of the related REMIC Regular Interests or the related Certificates will be made upon presentation and surrender of the related Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment,
(iii) that no interest shall accrue in respect of the related REMIC Regular Interests or the related Certificates from and after the related Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable with respect to the related Certificates, payments being made only upon presentation and surrender of such Certificates at the office of the Securities Administrator.

         (g) Upon presentation of the Certificates by the Certificateholders on the related final Distribution Date pursuant to paragraph (f) above, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.1, Section 4.3 or



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Section 4.5, as applicable, in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this
Section 9.1 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets (related to the Group I Loans in the case of a Group I Cleanup Call, the Group II Loans in the case of a Group II Cleanup Call or Group III-VII Loans in the case of a Group III-VII Cleanup Call) remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.1. Any such amounts held in trust by the Securities Administrator shall be held in an Eligible Account and the Securities Administrator may direct any depository institution maintaining such account to invest the funds in one or more Eligible Investments. All income and gain realized from the investment of funds deposited in such accounts held in trust by the Securities Administrator shall be for the benefit of the Securities Administrator; PROVIDED, HOWEVER, that the Securities Administrator shall deposit in such account the amount of any loss of principal incurred in respect of any such Eligible Investment made with funds in such accounts immediately upon the realization of such loss.

                  Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the related REMIC shall terminate.

         Section 9.2 ADDITIONAL TERMINATION REQUIREMENTS.

                  (a) In the event of (x) a Group I Cleanup Call, Group II Cleanup Call or Group III-VII Cleanup Call or (y) the final payment on or other liquidation of the last Loan or REO Property remaining in REMIC I, REMIC II or REMIC V pursuant to Section 9.1, in each case, the related REMIC shall be terminated in accordance with the following additional requirements:

                  (i) The Securities Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each REMIC's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained by and at the expense of the Terminator;

                  (ii) During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Securities Administrator (on behalf of the Trustee) shall sell all of the assets of REMIC I, REMIC II or REMIC V, as applicable, to the Terminator for cash;

                  (iii) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time;

                  (iv) If the Trust Fund is being terminated as a result of the occurrence of the event described in clause (x) of the first paragraph of this Section 9.2, the Final Terminator (as described below), at its own expense, shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each REMIC pursuant to this Section 9.2. The Final Terminator pursuant to this Section 9.2(a)(iv) shall be the (A) Group I Terminator if the Group I Cleanup Call occurs later than the Group II Cleanup Call and Group III-VII Cleanup Call, (B) the Group II Terminator if the Group II Cleanup Call occurs later than the Group I Cleanup Call and Group III-VII Cleanup Call, or (C) the Group III-VII Terminator if the Group III-VII Cleanup Call occurs later than the Group I Cleanup Call and the Group II Cleanup Call; and

                  (v) If the Trust Fund is being terminated as a result of the occurrence of the event described in clause (y) of the first paragraph of Section 9.2, at the expense of the Trust Fund, the Securities Administrator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each related REMIC pursuant to this Section 9.2.

                  (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Securities Administrator to specify the 90-day liquidation period for each REMIC, which authorization shall be binding upon all successor Certificateholders.




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


                                   ARTICLE X
                                REMIC PROVISIONS

         Section 10.1 REMIC ADMINISTRATION.

                  (a) The Trustee shall elect to treat each REMIC under the Code and, if necessary, under applicable state law and as instructed by the Securities Administrator. Each such election shall be made by the Securities Administrator on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of REMIC I, the REMIC I Regular Interests shall be designated as the Regular Interests in REMIC I and Component R-1 shall be designated as the Residual Interest in REMIC I. The REMIC II Regular Interests shall be designated as the Regular Interests in REMIC II and Component R-2 shall be designated as the Residual Interest in REMIC II. The REMIC III Regular Interests shall be designated as the Regular Interests in REMIC III and Component R-3 shall be designated as the Residual Interest in REMIC III. The Group I Certificates and Group II Certificates (other than the Class I/II-R Certificates) shall be designated as the Regular Interests in REMIC IV and Component R-4 shall be designated as the Residual Interest in REMIC IV. The REMIC V Regular Interests shall be designated as the Regular Interests in REMIC V and Component R-5 shall be designated as the Residual Interest in REMIC V. The REMIC VI Regular Interests shall be designated as the Regular Interests in REMIC VI and Component R-6 shall be designated as the Residual Interest in REMIC VI. The Group III-VII Certificates (other than the Class A-R Certificates) shall be designated as the Regular Interests in REMIC VII and Component R-7 shall be designated as the Residual Interest in REMIC VII. The Trustee shall not permit the creation of any "interests" in each Trust REMIC (within the meaning of Section 860G of the Code) other than the REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Regular Interests, REMIC V Regular Interests, REMIC VI Regular Interests and the interests represented by the Certificates.

                  (b) The Closing Date is hereby designated as the "Startup Day" of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

                  (c) The Securities Administrator shall be reimbursed for any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to each REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Securities Administrator, as agent for each REMIC's tax matters person shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of each class of Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Securities Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

                  (d) The Securities Administrator shall prepare and file and the Trustee shall sign all of the Tax Returns in respect of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Securities Administrator without any right of reimbursement therefor.

                  (e) The Securities Administrator shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Securities Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee upon receipt of additional reasonable compensation, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who shall serve as the representative of each REMIC. The Depositor shall provide or cause to be provided to the Securities Administrator, within ten (10) days after the Closing Date, all information or data that the Securities Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (f) To the extent in the control of the Trustee or the Securities Administrator, each such Person (i) shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions,
(ii) shall not take any action, cause the Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (A) endanger the status of each Trust REMIC as a REMIC or (B) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless such action or inaction is permitted under this Agreement or the Trustee and the Securities Administrator have received an Opinion of Counsel, addressed to them (at the expense of the party seeking to take such action but in no event at the expense of the Trustee or the Securities Administrator) to the effect that the contemplated action will not, with respect to any REMIC, endanger such status or result in the imposition of such a tax, nor (iii) shall the Securities Administrator take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Securities Administrator may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to any REMIC or the respective assets of each, or causing any REMIC to take any action, which is not contemplated under the terms of this Agreement, the Securities Administrator shall consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and the Securities Administrator shall not take any such action or cause any REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee.

                  (g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.3 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Securities Administrator pursuant to Section 10.3 hereof, if such tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Article X,
(iii) to the Master Servicer pursuant to Section 10.3 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or under this Article X, or (iv) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

                  (h) The Trustee and the Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

                  (i) Following the Startup Day, the Trustee shall not accept any contributions of assets to any REMIC other than in connection with any Substitute Loan delivered in accordance with Section 2.3 unless it shall have received an Opinion of Counsel addressed to it to the effect that the inclusion of such assets in the Trust Fund will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (j) Neither the Trustee nor the Securities Administrator shall knowingly enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services nor permit either REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (k) The Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC. In connection with the foregoing, the Securities Administrator shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of Regular Interests in each REMIC as required by IRS Form 8811.

         Section 10.2 PROHIBITED TRANSACTIONS AND ACTIVITIES.

         None of the Depositor, the Securities Administrator, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Loans (except in connection with (i) the foreclosure of a Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of a REMIC, (iii) the termination of a REMIC pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Loans pursuant to Article II of this Agreement), nor acquire any assets for any REMIC (other than REO Property acquired in respect of a defaulted Loan), nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date (other than a Substitute Loan delivered in accordance with Section 2.3), unless it has received an Opinion of Counsel, addressed to the Trustee (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any REMIC as a REMIC or (b) cause any REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

         Section 10.3 INDEMNIFICATION.

                  (a) The Trustee agrees to be liable for any taxes and costs incurred by the Trust Fund, the Depositor, the Securities Administrator or the Master Servicer including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Securities Administrator or the Master Servicer as a result of the Trustee's failure to perform its covenants set forth in this Article X in accordance with the standard of care of the Trustee set forth in this Agreement.

                  (b) The Master Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of the Master Servicer's failure to perform its covenants set forth in Article III in accordance with the standard of care of the Master Servicer set forth in this Agreement.

                  (c) The Securities Administrator agrees to be liable for any taxes and costs incurred by the Trust Fund, the Depositor or the Trustee including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee as a result of the Securities Administrator's failure to perform its covenants set forth in this
Article X in accordance with the standard of care of the Securities Administrator set forth in this Agreement.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         Section 11.1 AMENDMENT. This Agreement may be amended from time to time, by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without the consent of any of the Certificateholders, (a) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, (b) to modify, eliminate or add to any provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as seven REMICs at all times that any Class A, Mezzanine, Class CE, Class B or Class P Certificates are outstanding, provided, that such action shall not, as evidenced by an Opinion of Counsel addressed to the Trustee and delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

         This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates evidencing, in aggregate, not less than 66-2/3% of the Certificate Principal Balance of the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66-2/3% of the aggregate Certificate Principal Balance of such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.1, Certificates registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates. Without limiting the generality of the foregoing, any amendment to this Agreement required in connection with the compliance with or the clarification of any reporting obligations described in Section 4.8 hereof shall not require the consent of any Certificateholder and without the need for any Opinion of Counsel or Rating Agency confirmation.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to it to the effect that such amendment will not cause any REMIC of the Trust Fund to fail to qualify as a REMIC at any time that any REMIC Regular Interests or Certificates are outstanding.

         As soon as practicable after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and Rating Agency.

         It shall not be necessary for the consent of the Certificateholders under this Section 11.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel addressed to it stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

         Section 11.2 RECORDATION OF AGREEMENT; COUNTERPARTS. To the extent permitted by applicable law, this Agreement (or an abstract hereof, if acceptable by the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at the expense of the Certificateholders, but only after the Depositor has delivered to the Trustee an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.3 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         Except as otherwise expressly provided herein no Certificateholder, solely by virtue of its status as Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless all of the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.4 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES OTHER THAN 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.5 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested
(a) in the case of the Depositor, to 60 Wall Street, New York, New York 10005,
Attention: Deutsche Mortgage Securities, Inc., Mortgage Loan Trust, Series 2004-4, telecopy number: (212) 250-2500, or such other address or telecopy number as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Depositor, (b) in the case of the Master Servicer and the Securities Administrator, P.O. Box 98, Columbia, Maryland 21046 and for overnight delivery to 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Deutsche Mortgage Securities, Inc., 2004-4 (telecopy number: (410) 715-2380), or such other address or telecopy number as may hereafter be furnished to the Trustee and the Depositor in writing by the Master Servicer or the Securities Administrator and (c) in the case of the Trustee, at the Corporate Trust Office or such other address or telecopy number as the Trustee may hereafter be furnish to the Master Servicer and the Depositor in writing by the Trustee. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

         Section 11.6 SEVERABILITY OF PROVISIONS.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.7 NOTICE TO RATING AGENCIES.

         The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

                  1.       Any material change or amendment to this Agreement;

                  2. The occurrence of any Master Servicer Event of Default that has not been cured or waived;

                  3. The resignation or termination of the Master Servicer or the Trustee;

                  4. The repurchase or substitution of Loans pursuant to or as contemplated by Section 2.3;

                  5. The final payment to the Holders of any Class of Certificates;

                  6.       Any change in the location of a Distribution Account;
                           and

                  7. Any event that would result in the inability of the Trustee to make advances regarding delinquent Loans pursuant to Section 7.2.

                  The Master Servicer shall make available to each Rating Agency copies of the following:

                  1.       Each annual statement as to compliance described in
                           Section 3.16; and

                  2. Each annual independent public accountants' servicing report described in Section 3.17.

                  Any such notice pursuant to this Section 11.7 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041 and to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

         Section 11.8 ARTICLE AND SECTION REFERENCES.

         All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

         Section 11.9 GRANT OF SECURITY INTEREST.

         It is the express intent of the parties hereto that the conveyance of the Loans by the Depositor to the Trustee, on behalf of the Trust Fund and for the benefit of the Certificateholders, be, and be construed as, a sale of the Loans by the Depositor and not a pledge of the Loans to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Loans by the Depositor to the Trustee, on behalf of the Trust Fund and for the benefit of the Certificateholders, to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in
Section 2.1 hereof shall be deemed to be a grant by the Depositor to the Trustee, on behalf of the Trust Fund and for the benefit of the Certificateholders, of a security interest in all of the Depositor's right, title and interest in and to the Loans and all amounts payable to the holders of the Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Distribution Accounts, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee, on behalf of the Trust Fund and for the benefit of the Certificateholders, a security interest in the Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.1 to be a true, absolute and unconditional sale of the Loans and assets constituting the Trust Fund by the Depositor to the Trustee, on behalf of the Trust Fund and for the benefit of the Certificateholders.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.



                                 DEUTSCHE MORTGAGE SECURITIES, INC.,
                                 as Depositor


                                 By   /s/ Michael Commaroto
                                      --------------------------------
                                 Name:    Michael Commaroto
                                 Its:     President


                                 By   /s/ Peter Cerwin
                                      --------------------------------
                                 Name:    Peter Cerwin
                                 Its:     Vice-President





                                 WELLS FARGO BANK,
                                 N.A.,
                                 as Master Servicer and Securities Administrator


                                 By   /s/ Stacey Taylor
                                      --------------------------------
                                 Name:    Stacey Taylor
                                 Its:     Assistant Vice President





                                 HSBC BANK USA,  not in its  individual
                                 capacity but solely as Trustee


                                 By:  /s/ Richard Wu
                                      --------------------------------
                                 Name:    Richard Wu
                                 Its:     Vice President

With Respect to Sections 6.7, 6.8 and 6.9:

THE MURRAYHILL COMPANY


By:   Kevin J. Kanouff
     ---------------------------------
Name:    KEVIN J. KANOUFF
         PRESIDENT AND GENERAL COUNCIL

STATE OF                )
                        ) ss.:
COUNTY OF               )

                  On the ___ day of May 2004, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of Deutsche Mortgage Securities, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          Notary Public



[Notarial Seal]

STATE OF                   )
                           ) ss.:
COUNTY OF                  )

                  On the ___ day of May 2004, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of Deutsche Mortgage Securities, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                       Notary Public


[Notarial Seal]

STATE OF                 )
                         ) ss.:
COUNTY OF                )

                  On the __ day of May 2004, before me, a notary public in and for said State, personally appeared ___________________________ known to me to be a ____________________ of Wells Fargo Bank, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                     Notary Public


[Notarial Seal]

STATE OF                   )
                           ) ss.:
COUNTY OF                  )

                  On the ___ day of May 2004, before me, a notary public in and for said State, personally appeared _______________ known to me to be a _______________ of HSBC Bank USA, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                    Notary Public


[Notarial Seal]

                                   EXHIBIT A-1
                  FORM OF CLASS A CERTIFICATES (OTHER THAN THE
                     CLASS I-A-IO AND VII-AR-3 CERTIFICATES)

 CLASS [[I][II][III][IV][V][VI][VII]]-[[A][AR]]-[[1][2][3][4][5][6]] CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. [1]                                   Pass-Through Rate: [___ %][Variable]
                                                      [Adjustable]

Class [[I][II][III][IV][V][VI][VII]]-[[A][AR]]-
[[1][2][3][4][5][6]] Senior                           Percentage Interest: _____

Date of Pooling and Servicing Agreement and           Aggregate Initial Certificate Principal Balance of
Cut-Off Date:                                         this Class as of the Cut-Off Date:
May 1, 2004                                           $

First Distribution Date:                              Initial Certificate Principal Balance of this
June 25, 2004                                         Certificate as of the Cut-Off Date:
                                                      $___________

Master Servicer:
Wells Fargo Bank, N.A.                                CUSIP: ___________

Final Distribution Date:
[April][June] 2034


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2004-4

                  evidencing a fractional undivided interest in the distributions allocable to the Class [[I] [II][III][IV][V][VI][VII]]-[[A][AR]]-[[1][2]
                  [3][4][5][6]] Certificates with respect to a trust fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable interest rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (the "Trust Fund") sold by DEUTSCHE MORTGAGE SECURITIES, INC.

                  This Certificate is payable solely from certain assets of the Trust Fund as described in the Agreement (as defined below), and does not represent an obligation of or interest in Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Group [I][II][III-VII] Loans are guaranteed or insured by any governmental entity or by Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Mortgage Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.



                                      A-1-2

                  This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Group [I][II][III-VII] Loans and related assets sold by Deutsche Mortgage Securities, Inc. ("DMSI"). The Group [I][II][III-VII] Loans were sold by DB Structured Products, Inc. to DMSI. Wells Fargo Bank, N.A. will act as master servicer of the Group [I][II][III-VII] Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement"), among DMSI, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as Master Servicer and securities administrator (the "Securities Administrator") and HSBC Bank USA, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  [[GROUP I SENIOR CERTIFICATES, OTHER THAN THE CLASS I-A-1 AND CLASS I-A-IO CERTIFICATES:]The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date (as hereinafter defined) shall be a rate per annum equal to the lesser of (i) [___]% [[CLASS I-A-5 AND I-A-6 CERTIFICATES:], provided, however, such rate shall be increased by 0.50% on the Distribution Date following the Distribution Date on which the aggregate principal balance of the Group I Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Loans as of the Cut-off Date] and (ii) the applicable Net WAC Pass-Through Rate for such Distribution Date. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month of such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. Any such distributions will be made by wire transfer in immediately available funds to the account of such Person or by any other means of payment acceptable to such Person. The last scheduled Distribution Date is the Distribution Date in the month specified above as the Final Distribution Date.]

                  [[CLASS I-A-1 AND GROUP II SENIOR CERTIFICATES:] The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date (as hereinafter defined) shall be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [_____]% [[GROUP II SENIOR CERTIFICATES:], in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group II Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group II Loans as of the Cut-off Date, or One-Month LIBOR plus [_____]%, in the case of any Distribution Date thereafter] and (ii) the applicable Net WAC Pass-Through Rate for such Distribution Date. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following


                                      A-1-3

Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. Any such distributions will be made by wire transfer in immediately available funds to the account of such Person or by any other means of payment acceptable to such Person. The last scheduled Distribution Date is the Distribution Date in the month specified above as the Final Distribution Date.]

                  [[CLASS III-AR-1, IV-AR-1, V-AR-1 AND VI-AR-1 CERTIFICATES:]The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date (as hereinafter defined) shall be a rate per annum equal to the excess of the weighted average of the Net Mortgage Rates of the Group [III][IV][V][VI] Loans (weighted on the basis of the Principal Balance of the Group [III][IV][V][VI] Loans) as of the Due Date in the month prior to the month in which the related Distribution Date occurs, after taking into account scheduled payments of principal received or advanced on that date. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month of such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. Any such distributions will be made by wire transfer in immediately available funds to the account of such Person or by any other means of payment acceptable to such Person. The last scheduled Distribution Date is the Distribution Date in the month specified above as the Final Distribution Date.]

                  [[CLASS VII-AR-1 AND VII-AR-2 CERTIFICATES:] The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date (as hereinafter defined) shall be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [_____]% and (ii) the weighted average of the Net Mortgage Rates of the Group VII-[1][2] loans for such Distribution Date. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. Any such distributions will be made by wire transfer in immediately available funds to the account of such Person or by any other means of payment acceptable to such Person. The last scheduled Distribution Date is the Distribution Date in the month specified above as the Final Distribution Date.]

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities


                                      A-1-4

Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon as described in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder, and that none of the Depositor, the Trustee, the Master Servicer or the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the aggregate Certificate Principal Balance of the related Class or Classes of Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other


                                      A-1-5
governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement with respect to this Certificate (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement with respect to this Certificate, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Group [I and Group II][III-VII] Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group [I and Group II][III-VII] Loans or (ii) the optional repurchase by the party named in the Agreement of all the Group [I][II][III-VII] Loans and other related assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Group [I][II][III-VII] Loans is less than the percentage of the aggregate Scheduled Principal Balance specified in the Agreement of the Group [I][II][III-VII] Loans at the Cut-Off Date. The exercise of such right will effect the early retirement of this Certificate. In no event will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.



                                      A-1-6

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                          WELLS FARGO BANK, N.A.
                                          as Securities Administrator


                                          By:___________________________________
                                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class
[[I][II][III][IV][V][VI][VII]]-[[A][AR]]-[[1][2][3][4][5][6]] Certificates
referred to in the within-mentioned Agreement.

                                          WELLS FARGO BANK, N.A.
                                          as Securities Administrator


                                          By:___________________________________
                                                      Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:                __________________________________________________________
                               Signature by or on behalf of assignor


                                 _______________________________________________
                                               Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.




                                      A-1-8

                                   EXHIBIT A-2

                         FORM OF CLASS A-IO CERTIFICATES

                      CLASS [I-A-IO][VII-AR-3] CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. [1]                          Pass-Through Rate: Variable

Class [I-A-IO][VII-AR-3]                     Percentage Interest: _____

Date of Pooling and Servicing Agreement      Aggregate Initial Notional Amount of this Class as
and Cut-Off Date:                            of the Cut-Off Date:
May 1, 2004                                  $___________

First Distribution Date:                     Initial Notional Amount of this Certificate as of the
June 25, 2004                                Cut-Off Date:
                                             $___________

Master Servicer:
Wells Fargo Bank, N.A.

Final Distribution Date:
[May 25, 2006][June 25, 2034]                CUSIP: ___________


                  MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2004-4

                  evidencing a fractional undivided interest in the distributions allocable to the Class [I-A-IO][VII-AR-3] Certificates with respect to a trust fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable interest rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (the "Trust Fund") sold by DEUTSCHE MORTGAGE SECURITIES, INC.

                  This Certificate is payable solely from certain assets of the Trust Fund as described in the Agreement (as defined below), and does not represent an obligation of or interest in Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Group [I][III-VII] Loans are guaranteed or insured by any governmental entity or by Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Mortgage Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate


                                      A-2-2
in certain assets of the Trust Fund generally consisting of the Group [I][III-VII] Loans and related assets sold by Deutsche Mortgage Securities, Inc. ("DMSI"). The Group [I][III-VII] Loans were sold by DB Structured Products, Inc. to DMSI. Wells Fargo Bank, N.A. will act as master servicer of the Group [I][III-VII] Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement"), among DMSI, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as Master Servicer and securities administrator (the "Securities Administrator") and HSBC Bank USA, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  [[WITH RESPECT TO THE CLASS I-A-IO CERTIFICATES:] The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date (as hereinafter defined) shall be a rate per annum equal to (i) 4.50% with respect the first twelve Distribution Dates following the Closing Date, (ii) 3.50% with respect to the next twelve Distribution Dates and (iii) 0.00% thereafter.] [[WITH RESPECT TO THE CLASS VII-AR-3 CERTIFICATES:] The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date (as hereinafter defined) shall be a rate per annum equal to the excess of the weighted average of the Net Mortgage Rates of the Group VII Loans on such Distribution Date over the weighted average of the Pass-Through Rates on the Class VII-AR-1 and Class VII-AR-2 Certificates on such Distribution Date.] The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest required to be distributed to the Holders of Certificates of the same Class as this Certificate. Any such distributions will be made by wire transfer in immediately available funds to the account of such Person or by any other means of payment acceptable to such Person. The last scheduled Final Distribution Date is the Distribution Date specified above.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The Class [I-A-IO][VII-AR-3] Certificates have no Certificate Principal Balance. The initial Notional Amount of this Certificate is set forth above.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder, and that none of the Depositor, the Trustee, the Master Servicer or the Securities Administrator is liable to the Certificateholders for any amount



                                      A-2-3
payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the aggregate Certificate Principal Balance of the related Class or Classes of Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement with respect to this Certificate (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement with respect to this Certificate, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Group [I and Group II]][III-VII] Loan


                                      A-2-4
remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group [I Group II]][III-VII] Loans or (ii) the optional repurchase by the party named in the Agreement of all the Group [I][III-VII] Loans and other related assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Group [I][III-VII] Loans is less than the percentage of the aggregate Scheduled Principal Balance specified in the Agreement of the Group [I][III-VII] Loans at the Cut-Off Date. The exercise of such right will effect the early retirement of this Certificate. In no event will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.



                                      A-2-5

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                          WELLS FARGO BANK, N.A.
                                          as Securities Administrator


                                          By:___________________________________
                                                     Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class [I-A-IO][VII-AR-3] Certificates referred to in the within-mentioned Agreement.

                                          WELLS FARGO BANK, N.A.
                                          as Securities Administrator


                                          By:___________________________________
                                                     Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:                __________________________________________________________
                               Signature by or on behalf of assignor


                                 _______________________________________________
                                                Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-3

                 FORM OF GROUP I MEZZANINE, GROUP II MEZZANINE,
                  CLASS M, CLASS B-1 AND CLASS B-2 CERTIFICATES

             CLASS [M][[I-M][II-MR]-[1][2][3]][B-1][B-2] CERTIFICATE

                  THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE [GROUP I][GROUP II][GROUP III-VII] SENIOR CERTIFICATES [AND][,][ THE CLASS [I-M-1][II-MR-1][M] CERTIFICATES, [AND] THE CLASS [I-M-2][II-MR-2][B-1] CERTIFICATES], AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND CERTAIN LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 5.3(E) OF THE AGREEMENT REFERRED TO HEREIN.

Certificate No. [1]                          Pass-Through Rate:   [___%][Variable]
                                             [Adjustable]

Class [M][I-M][II-MR]-[1][2][3][B-1][B-2]    Percentage Interest: _____

Date of Pooling and Servicing Agreement      Aggregate Initial Certificate Principal Balance of
and Cut-Off Date:                            this Class as of the Cut-Off Date:
May 1, 2004                                  $___________

First Distribution Date:                     Initial Certificate Principal Balance of this
June 25, 2004                                Certificate as of the Cut-Off Date:
                                             $___________

Master Servicer:
Wells Fargo Bank, N.A.                       CUSIP: ___________

Final Distribution Date:
[April][June] 2034


                  MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2004-4

                  evidencing a fractional undivided interest in the distributions allocable to the Class [M] [[I-M][II-MR]-[1][2][3]][B-1][B-2] Certificates
                  with respect to a trust fund consisting
                  primarily of a pool of conventional one- to four-family fixed and adjustable interest rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (the "Trust Fund") sold by DEUTSCHE MORTGAGE SECURITIES, INC.

                  This Certificate is payable solely from certain assets of the Trust Fund as described in the Agreement (as defined below), and does not represent an obligation of or interest in Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Group [I][II][III-VII] Loans are guaranteed or insured by any governmental entity or by Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Mortgage Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Group [I][II][III-VII] Loans


                                      A-3-2
and related assets sold by Deutsche Mortgage Securities, Inc. ("DMSI"). Wells Fargo Bank, N.A. will act as master servicer of the Group [I][II][III-VII] Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement"), among DMSI, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as Master Servicer and securities administrator (the "Securities Administrator") and HSBC Bank USA, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  [[GROUP I MEZZANINE CERTIFICATES:]The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date (as hereinafter defined) shall be a rate per annum equal to the lesser of (i) [___]%; provided, however, such rate shall be increased to ____% on each Distribution Date (as hereinafter defined) following the Distribution Date on which the aggregate principal balance of the Group I Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group I Loans as of the Cut-off Date and (ii) the applicable Net WAC Pass-Through Rate for such Distribution Date. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. Any such distributions will be made by wire transfer in immediately available funds to the account of such Person or by any other means of payment acceptable to such Person. The last scheduled Distribution Date is the Distribution Date in the month specified above as the Final Distribution Date.]

                  [[GROUP II MEZZANINE CERTIFICATES:] The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date (as hereinafter defined) shall be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [_____]%, in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Group II Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Group II Loans as of the Cut-off Date, or One-Month LIBOR plus [_____]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for such Distribution Date. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. Any such distributions will be made by wire transfer in immediately available funds to the account of such Person or by any


                                      A-3-3
other means of payment acceptable to such Person. The last scheduled Distribution Date is the Distribution Date in the month specified above as the Final Distribution Date.]

[[CLASS M, B-1 AND B-2 CERTIFICATES:]The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date (as hereinafter defined) shall be a rate per annum equal to
(1) the sum of the following with respect to each Group III-VIII Loan Group: the product of (x) the weighted average Net Mortgage Rate of the related Loans and
(y) the excess of the aggregate principal balance of the related Group III-VII Loans over the aggregate Certificate Principal Balance of the related Group III-VII Senior Certificates immediately prior to that Distribution Date, divided by (2) the aggregate Certificate Principal Balance of the Group III-VII Subordinated Certificates immediately prior to that Distribution Date. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. Any such distributions will be made by wire transfer in immediately available funds to the account of such Person or by any other means of payment acceptable to such Person. The last scheduled Distribution Date is the Distribution Date in the month specified above as the Final Distribution Date.]

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto as described in the Agreement.

                  Any transferee of this Certificate shall be deemed to make the representations set forth in section 5.3(e) of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that none of the Depositor, the Trustee, the Master Servicer or the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.



                                      A-3-4

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the aggregate Certificate Principal Balance of the related Class or Classes of Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement with respect to this Certificate (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement with respect to this Certificate, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Group [I and Group II][III-VII] Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group [I and Group II][III-VII] Loans or (ii) the optional repurchase by the party named in the Agreement of all the Group [I][II][III-VII] Loans and other related assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Group [I][II][III-VII] Loans is less than the percentage of the aggregate Scheduled Principal Balance specified in the Agreement of the Group [I][II][III-VII] Loans at the Cut-Off Date. The exercise of such right will effect the early retirement of this Certificate. In no event will the Trust Fund created


                                      A-3-5
by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.



                                      A-3-6

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                          WELLS FARGO BANK, N.A.
                                          as Securities Administrator


                                          By:___________________________________
                                                    Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class [M][[I-M][II-MR]-[1][2][3]][B-1][B-2] Certificates referred to in the within-mentioned Agreement.

                                          WELLS FARGO BANK, N.A.
                                          as Securities Administrator


                                          By:___________________________________
                                                     Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:                __________________________________________________________
                               Signature by or on behalf of assignor


                                 _______________________________________________
                                               Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                           The assignee should include the following for
purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                  EXHIBIT A-4-A

                FORM OF DEFINITIVE CLASS B-[3][4][5] CERTIFICATE

                  THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP III-VII SENIOR CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES [AND][,] THE CLASS B-2 CERTIFICATES, [[AND] THE CLASS B-[3][4] CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND CERTAIN LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

                  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.3 OF THE AGREEMENT REFERRED TO HEREIN.

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.3(C) OF THE AGREEMENT.

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 5.3(E) OF THE AGREEMENT.



                                     A-4-A-1

Certificate No.1                             Pass-Through Rate: Variable

Class B-[3][4][5]                            Percentage Interest:   %

Date of Pooling and Servicing Agreement      Aggregate Initial Certificate Principal Balance of
and Cut-off Date:                            this Certificate as of the Cut-off Date:
May 1, 2004                                  $___________

First Distribution Date:                     Initial Certificate Principal Balance of this
June 25, 2004                                Certificate as of the Cut-off Date: $___________

Master Servicer:
Wells Fargo Bank, N.A.

Final Distribution Date:
June 25, 2034


                  MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2004-4

                  evidencing a fractional undivided interest in the distributions allocable to the Class B-[3][4][5] Certificates with respect to a trust fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable interest rate mortgage loans secured by one- to four-family residences, units in planned unit development and individual condominium units (the "Trust Fund") sold by DEUTSCHE MORTGAGE SECURITIES, INC.

                  This Certificate is payable solely from certain assets of the Trust Fund as described in the Agreement (as defined below), and does not represent an obligation of or interest in Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Group III-VII Loans are guaranteed or insured by any governmental entity or by Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Mortgage Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Group III-VII Loans and related assets sold by Deutsche Mortgage Securities, Inc. ("DMSI"). The Group III-VII Loans were


                                     A-4-A-2
sold by DB Structured Products, Inc. to DMSI. Wells Fargo Bank, N.A. will act as master servicer of the Group III-VII Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among DMSI, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as Master Servicer and securities administrator (the "Securities Administrator") and HSBC Bank USA as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date (as hereinafter defined) shall be a rate per annum equal to (1) the sum of the following with respect to each Group III-VIII Loan Group: the product of (x) the weighted average Net Mortgage Rate of the related Loans and (y) the excess of the aggregate principal balance of the related Group III-VII Loans over the aggregate Certificate Principal Balance of the related Group III-VII Senior Certificates immediately prior to that Distribution Date, divided by (2) the aggregate Certificate Principal Balance of the Group III-VII Subordinated Certificates immediately prior to that Distribution Date. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. Any such distributions will be made by wire transfer in immediately available funds to the account of such Person or by any other means of payment acceptable to such Person. The last scheduled Distribution Date is the Distribution Date in the month specified above as the Final Distribution Date.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto as described in the Agreement.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, pursuant to the Agreement the Securities Administrator shall require receipt of written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E, Exhibit F, or Exhibit H-1, as applicable. None of the Depositor, the Securities Administrator or the Trustee is obligated to



                                                      A-4-A-3
register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate will be made unless the Depositor, the Trustee and the Securities Administrator have received a representation letter, in the form as described by Section 5.3(e) of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that none of the Depositor, the Trustee, the Master Servicer or the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the aggregate Certificate Principal Balance of the related Class or Classes of Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject


                                     A-4-A-4
to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement with respect to this Certificate (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Group III-VII Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group III-VII Loan sor (ii) the optional repurchase by the party named in the Agreement of all the Group III-VII Loans and other related assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Group III-VII Loans is less than the percentage of the aggregate Scheduled Principal Balance specified in the Agreement of the Group III-VII Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.



                                     A-4-A-5

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                          WELLS FARGO BANK, N.A.
                                          as Securities Administrator


                                          By:___________________________________
                                                   Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class B-[3][4][5] Certificates referred to in the within-mentioned Agreement.

                                          WELLS FARGO BANK, N.A.
                                          as Securities Administrator


                                          By:___________________________________
                                                     Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:                __________________________________________________________
                            Signature by or on behalf of assignor


                                 _______________________________________________
                                               Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-4-B

                   FORM OF REGULATION S [TEMPORARY][PERMANENT]
                      GLOBAL CLASS B-[3][4][5] CERTIFICATE

                  [THIS CERTIFICATE IS A REGULATION S TEMPORARY GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE OFFERING OF THE OFFERED CERTIFICATES AND (II) THE CLOSING DATE, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

                  [NO BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREIN UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE AGREEMENT (AS DEFINED HEREIN).]

                  [THE HOLDER OF THIS REGULATION S PERMANENT GLOBAL CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE WITHIN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) PRIOR TO THE DATE WHICH IS THE LATER OF
(I) 40 DAYS AFTER THE LATER OF THE CLOSING DATE AND (II) THE DATE ON WHICH THE REQUISITE CERTIFICATIONS ARE DUE TO AND PROVIDED TO THE TRUSTEE AND SECURITIES ADMINISTRATOR PURSUANT TO THE AGREEMENT (AS DEFINED BELOW), EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

              UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP III-VII SENIOR CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES [AND][,] THE CLASS B-2 CERTIFICATES, [[AND] THE CLASS B-[3][4] CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND CERTAIN LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

                  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.3 OF THE AGREEMENT REFERRED TO HEREIN.

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.3(C) OF THE AGREEMENT.

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 5.3 (E).



                                     A-4-B-2

Certificate No.1                            Pass-Through Rate: Variable

Class B-[3][4][5]                           Percentage Interest:   %

Date of Pooling and Servicing Agreement     Aggregate Initial Certificate Principal Balance of
and Cut-off Date:                           this Certificate as of the Cut-off Date:
May 1, 2004                                 $___________

First Distribution Date:                    Initial Certificate Principal Balance of this
June 25, 2004                               Certificate as of the Cut-off Date: $___________

Master Servicer:
Wells Fargo Bank, N.A.

Final Distribution Date:
June 25, 2034


                  MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2004-4

                  evidencing a fractional undivided interest in the distributions allocable to the Class B-[3][4][5] Certificates with respect to a trust fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable interest rate mortgage loans secured by one- to four-family residences, units in planned unit development and individual condominium units (the "Trust Fund") sold by DEUTSCHE MORTGAGE SECURITIES, INC.

                  This Certificate is payable solely from certain assets of the Trust Fund as described in the Agreement (as defined below), and does not represent an obligation of or interest in Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Group III-VII Loans are guaranteed or insured by any governmental entity or by Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Mortgage Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that [____________] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Group III-VII Loans and related assets sold by Deutsche Mortgage Securities, Inc. ("DMSI"). The Group III-VII Loans were


                                     A-4-B-3
sold by DB Structured Products, Inc. to DMSI. Wells Fargo Bank, N.A. will act as master servicer of the Group III-VII Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among DMSI, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as Master Servicer and securities administrator (the "Securities Administrator") and HSBC Bank USA as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date (as hereinafter defined) shall be a rate per annum equal to (1) the sum of the following with respect to each Group III-VIII Loan Group: the product of (x) the weighted average Net Mortgage Rate of the related Loans and (y) the excess of the aggregate principal balance of the related Group III-VII Loans over the aggregate Certificate Principal Balance of the related Group III-VII Senior Certificates immediately prior to that Distribution Date, divided by (2) the aggregate Certificate Principal Balance of the Group III-VII Subordinated Certificates immediately prior to that Distribution Date. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. Any such distributions will be made by wire transfer in immediately available funds to the account of such Person or by any other means of payment acceptable to such Person. The last scheduled Distribution Date is the Distribution Date in the month specified above as the Final Distribution Date.]

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto as described in the Agreement.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, pursuant to the Agreement the Securities Administrator shall require receipt of written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E, Exhibit F, or Exhibit H-1, as applicable. None of the Depositor, the Securities Administrator or the Trustee is obligated to



                                                      A-4-B-4
register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate will be made unless the Depositor, the Trustee and the Securities Administrator have received a representation letter, in the form as described by Section 5.3(e) of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that none of the Depositor, the Trustee, the Master Servicer or the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the aggregate Certificate Principal Balance of the related Class or Classes of Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject


                                     A-4-B-5
to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement with respect to this Certificate (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Group III-VII Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group III-VII Loans or (ii) the optional repurchase by the party named in the Agreement of all the Group III-VII Loans and other related assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Group III-VII Loans is less than the percentage of the aggregate Scheduled Principal Balance specified in the Agreement of the Group III-VII Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.



                                     A-4-B-6

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                          WELLS FARGO BANK, N.A.
                                          as Securities Administrator


                                          By:___________________________________
                                                    Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class B-[3][4][5] Certificates referred to in the within-mentioned Agreement.

                                          WELLS FARGO BANK, N.A.
                                          as Securities Administrator


                                          By:___________________________________
                                                     Authorized Signatory



                                     A-4-B-7

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:                __________________________________________________________
                              Signature by or on behalf of assignor


                                 _______________________________________________
                                                Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-5

                          FORM OF CLASS CE CERTIFICATES

                          CLASS [I][II]-CE CERTIFICATE

                  THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP [I][II] SENIOR CERTIFICATES AND THE GROUP [I][II] MEZZANINE CERTIFICATES, AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  DISTRIBUTIONS ON THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN AS THE DENOMINATION OF THIS CERTIFICATE.

                  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.3 OF THE AGREEMENT REFERRED TO HEREIN.

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.3(C) OF THE AGREEMENT.

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.3(E) OF THE AGREEMENT OR AN OPINION OF COUNSEL UNDER SECTION 5.3(E) OF THE AGREEMENT THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, ANY SERVICER OR THE TRUST FUND TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Certificate No. [1]

Class [I][II]-CE                            Percentage Interest: _____

Date of Pooling and Servicing Agreement     Aggregate Initial Certificate Principal Balance of
and Cut-Off Date:                           this Class as of the Cut-Off Date:
May 1, 2004                                 $_________

First Distribution Date:                    Initial Certificate Principal Balance of this
June 25, 2004                               Certificate as of the Cut-Off Date: $__________

Master Servicer:
Wells Fargo Bank, N.A.

Final Distribution Date:
[April][June] 2034


                  MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2004-4

                  evidencing a fractional undivided interest in the distributions allocable to the Class [I][II]-CE Certificates with respect to a trust fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable interest rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (the "Trust Fund") sold by DEUTSCHE MORTGAGE SECURITIES, INC.

                  This Certificate is payable solely from certain assets of the Trust Fund as described in the Agreement (as defined below), and does not represent an obligation of or interest in Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Group [I][II] Loans are guaranteed or insured by any governmental entity or by Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Mortgage Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that [_____________] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Group [I][II] Loans and related assets sold by Deutsche Mortgage Securities, Inc. ("DMSI"). The Group [I][II] Loans were sold by DB Structured Products, Inc. to DMSI. Wells Fargo Bank, N.A. will act as master servicer


                                      A-5-2
of the Group [I][II] Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement"), among DMSI, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as Master Servicer and securities administrator (the "Securities Administrator") and HSBC Bank USA as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Certificates of the same Class as this Certificate. Any such distributions will be made by wire transfer in immediately available funds to the account of such Person or by any other means of payment acceptable to such Person. The last scheduled Distribution Date is the Distribution Date in the month specified above as the Final Distribution Date.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and Realized Losses allocable hereto as described in the Agreement.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E or Exhibit F, as applicable, or (ii) an Opinion of Counsel reasonably satisfactory to the Trustee, the Depositor and the Securities Administrator that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Securities Administrator, the Master Servicer or any Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Master Servicer, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates


                                      A-5-3
without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate will be made unless the Depositor, the Trustee and the Securities Administrator have received either (i) an opinion of counsel under Section 5.3(e) of the Agreement stating, among other things, that the transferee's acquisition of a Class [I][II]-CE Certificate is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code (the "Code") and will not subject the Depositor, the Trustee, the Securities Administrator, the Master Servicer, any Servicer or the Trust Fund to any obligation or liability in addition to those undertaken in the Agreement or
(ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that none of the Depositor, the Trustee, the Master Servicer or the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the aggregate Certificate Principal Balance of the related Class or Classes of Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities



                                      A-5-4

Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement with respect to this Certificate (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement with respect to this Certificate, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Group [I][II] Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group [I]II] Loans or (ii) the optional repurchase by the party named in the Agreement of all the Group [I][II] Loans and other related assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Group [I][II] Loans is less than the percentage of the aggregate Scheduled Principal Balance specified in the Agreement of the Group [I][II] Loans at the Cut-Off Date. The exercise of such right will effect the early retirement of this Certificate. In no event will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.



                                      A-5-5

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                          WELLS FARGO BANK, N.A.
                                          as Securities Administrator


                                          By:___________________________________
                                                  Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class [I][II]-CE Certificates referred to in the within-mentioned Agreement.

                                          WELLS FARGO BANK, N.A.
                                          as Securities Administrator


                                          By:___________________________________
                                                    Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:                __________________________________________________________
                                Signature by or on behalf of assignor


                                 _______________________________________________
                                               Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-6

                          FORM OF CLASS P CERTIFICATES

                       FORM OF CLASS [I][II]-P CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.3 OF THE AGREEMENT REFERRED TO HEREIN.

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.3 OF THE AGREEMENT.

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.3(E) OF THE AGREEMENT OR AN OPINION OF COUNSEL UNDER SECTION 5.3(E) OF THE AGREEMENT THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, ANY SERVICER OR THE TRUST FUND TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.





                                      A-6-1

Certificate No. [1]

Class [I][II]-P                             Percentage Interest: _____

Date of Pooling and Servicing Agreement     Aggregate Initial Certificate Principal Balance of
and Cut-Off Date:                           this Class as of the Cut-Off Date:
May 1, 2004                                 $[100.00]

First Distribution Date:                    Initial Certificate Principal Balance of this
June 25, 2004                               Certificate as of the Cut-Off Date:
                                            $[100.00]

Master Servicer:
Wells Fargo Bank, N.A.

Final Distribution Date:
[April][June] 2034


                  MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2004-4

                  evidencing a fractional undivided interest in the distributions allocable to the Class [I][II]-P Certificates with respect to a trust fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable interest rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (the "Trust Fund") sold by DEUTSCHE MORTGAGE SECURITIES, INC.

                  This Certificate is payable solely from certain assets of the Trust Fund as described in the Agreement (as defined below), and does not represent an obligation of or interest in Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Group [I][II] Loans are guaranteed or insured by any governmental entity or by Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Mortgage Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that [____________] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Group [I][II] Loans and related assets sold by Deutsche Mortgage Securities, Inc. ("DMSI"). The Group [I][II] Loans were


                                      A-6-2
sold by DB Structured Products, Inc. to DMSI. Wells Fargo Bank, N.A. will act as master servicer of the Group [I][II] Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement"), among DMSI, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as Master Servicer and securities administrator (the "Securities Administrator") and HSBC Bank USA as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the calendar month immediately preceding the month in which the related Distribution Date occurs, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class [I][II]-P Certificates on such Distribution Date pursuant to the Agreement. Any such distributions will be made by wire transfer in immediately available funds to the account of such Person or by any other means of payment acceptable to such Person.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E or Exhibit F, as applicable, or (ii) an Opinion of Counsel reasonably satisfactory to the Trustee, the Depositor and the Securities Administrator that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Securities Administrator, the Master Servicer or any Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Master Servicer, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the


                                      A-6-3

Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate will be made unless the Depositor, the Trustee and the Securities Administrator have received either (i) an opinion of counsel under Section 5.3(d) of the Agreement stating, among other things, that the transferee's acquisition of a Class [I][II]-P Certificate is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code (the "Code") and will not subject the Depositor, the Trustee, the Securities Administrator, the Master Servicer, any Servicer or the Trust Fund to any obligation or liability in addition to those undertaken in the Agreement or
(ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that none of the Depositor, the Trustee, the Master Servicer or the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the aggregate Certificate Principal Balance of the related Class or Classes of Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or


                                      A-6-4
such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement with respect to this Certificate (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement with respect to this Certificate, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Group [I][II] Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group [I][II] Loans or (ii) the optional repurchase by the party named in the Agreement of all Group [I][II] Loans and other related assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Group [I][II] Loans is less than the percentage of the aggregate Scheduled Principal Balance specified in the Agreement of the Group [I][II] Loans at the Cut-Off Date. The exercise of such right will effect the early retirement of this Certificate. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.




                                      A-6-5

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                          WELLS FARGO BANK, N.A.
                                          as Securities Administrator


                                          By:___________________________________
                                                    Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class [I][II]-P Certificates referred to in the within-mentioned Agreement.

                                          WELLS FARGO BANK, N.A.
                                          as Securities Administrator


                                          By:___________________________________
                                                    Authorized Signatory



                            A-6-6

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:                __________________________________________________________
                                Signature by or on behalf of assignor


                                 _______________________________________________
                                              Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-7

                        FORM OF CLASS I/II-R CERTIFICATE

                  THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.3 OF THE AGREEMENT REFERRED TO HEREIN.

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.3(E) OF THE AGREEMENT OR AN OPINION OF COUNSEL UNDER SECTION 5.3(E)OF THE AGREEMENT THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE TRUSTEE, THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, ANY SERVICER OR THE TRUST FUND TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

                  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE SECURITIES ADMINISTRATOR THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES
(1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF


                                      A-7-1

ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.3(F) OF THE AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.3(C) OF THE AGREEMENT.



                                      A-7-2

Certificate No. [1]

Class I/II-R                                        Percentage Interest: 100%

Date of Pooling and Servicing Agreement
and Cut-Off Date:
May 1, 2004

First Distribution Date:
June 25, 2004

Master Servicer:
Wells Fargo Bank, N.A.

Final Distribution Date:
June 2034


                  MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2004-4

                  evidencing a fractional undivided interest in the distributions allocable to the Class I/II-R Certificates with respect to a trust fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable interest rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (the "Trust Fund") sold by DEUTSCHE MORTGAGE SECURITIES, INC.

                  This Certificate is payable solely from the assets of the Trust Fund as described in the Agreement (as defined below), and does not represent an obligation of or interest in Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Loans are guaranteed or insured by any governmental entity or by Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Mortgage Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that [______________] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in the Group I and Group II Loans sold by Deutsche Mortgage Securities, Inc. ("DMSI"). The Loans were sold by DB Structured Products, Inc. to DMSI. Wells Fargo Bank, N.A. will act as master servicer of the Loans (the "Master Servicer," which term includes any successors thereto under


                                      A-7-3
the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement"), among DMSI, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as Master Servicer and securities administrator (the "Securities Administrator") and HSBC Bank USA as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Securities Administrator of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

                  The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. Any such distributions will be made by wire transfer in immediately available funds to the account of such Person or by any other means of payment acceptable to such Person. The last scheduled Distribution Date is the Distribution Date in the month specified above as the Final Distribution Date.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the


                                      A-7-4

Agreement as Exhibit D and either Exhibit E or Exhibit F, as applicable, or (ii) an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Securities Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Master Servicer, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate will be made unless the Depositor, the Trustee and the Securities Administrator have received either (i) an opinion of counsel under Section 5.3(e) of the Agreement stating, among other things, that the transferee's acquisition of a Class I/II-R Certificate is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code (the "Code") and will not subject the Depositor, the Trustee, the Securities Administrator, the Master Servicer, any Servicer or the Trust Fund to any obligation or liability in addition to those undertaken in the Agreement or
(ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that none of the Depositor, the Trustee, the Master Servicer or the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the aggregate Certificate Principal Balance of the related Class or Classes of Certificates. Any such consent by the


                                      A-7-5

Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement with respect to this Certificate (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement with respect to this Certificate, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Group I and Group II Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group I and Group II Loans or (ii) the optional repurchase by the party named in the Agreement of all Group I and Group II Loans and other related assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Group I and Group II Loans is less than the percentage of the aggregate Scheduled Principal Balance specified in the Agreement of the Group I and Group II Loans at the Cut-Off Date. The exercise of such right will effect the early retirement of this Certificate. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.



                                      A-7-6

                  Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.





                                      A-7-7

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                          WELLS FARGO BANK, N.A.
                                          as Securities Administrator


                                          By:___________________________________
                                                    Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class I/II-R Certificates referred to in the within-mentioned Agreement.

                                          WELLS FARGO BANK, N.A.
                                          as Securities Administrator


                                          By:___________________________________
                                                   Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:                __________________________________________________________
                                Signature by or on behalf of assignor


                                 _______________________________________________
                                             Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                  EXHIBIT A-8

                          FORM OF CLASS A-R CERTIFICATE

                  THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 5.3 OF THE AGREEMENT REFERRED TO HEREIN.

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.3(E) OF THE AGREEMENT OR AN OPINION OF COUNSEL UNDER SECTION 5.3(E)OF THE AGREEMENT THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE TRUSTEE, THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, ANY SERVICER OR THE TRUST FUND TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

                  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE SECURITIES ADMINISTRATOR THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES
(1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE


                                      A-8-1

CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.3(F) OF THE AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.





                                      A-8-2

Certificate No. [1]                         Pass-Through Rate: ___%

Class A-R                                   Percentage Interest: 100%

Date of Pooling and Servicing Agreement     Aggregate Initial Certificate Principal Balance
and Cut-Off Date:                           of this Class as of the Cut-Off Date:
May 1, 2004                                 $___________

First Distribution Date:                    Initial Certificate Principal Balance of this
June 25, 2004                               Certificate as of the Cut-Off Date:
                                            $___________

Master Servicer:
Wells Fargo Bank, N.A.                      CUSIP: ________

Final Distribution Date:
June 2034


                  MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2004-4

                  evidencing a fractional undivided interest in the distributions allocable to the Class A-R Certificates with respect to a trust fund consisting primarily of a pool of conventional one- to four-family fixed and adjustable interest rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (the "Trust Fund") sold by DEUTSCHE MORTGAGE SECURITIES, INC.

                  This Certificate is payable solely from the assets of the Trust Fund as described in the Agreement (as defined below), and does not represent an obligation of or interest in Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Group III-VII Loans are guaranteed or insured by any governmental entity or by Deutsche Mortgage Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Mortgage Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that [_____________] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Group III-VII Loans and related assets sold by Deutsche Mortgage Securities, Inc. ("DMSI"). The Group III-VII Loans were


                                      A-8-3
sold by DB Structured Products, Inc. to DMSI. Wells Fargo Bank, N.A. will act as master servicer of the Group III-VII Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut- Off Date specified above (the "Agreement"), among DMSI, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as Master Servicer and securities administrator (the "Securities Administrator") and HSBC Bank USA as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Securities Administrator of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

                  The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. Any such distributions will be made by wire transfer in immediately available funds to the account of such Person or by any other means of payment acceptable to such Person. The last scheduled Distribution Date is the Distribution Date in the month specified above as the Final Distribution Date.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

                  No transfer of this Certificate will be made unless the Depositor, the Trustee and the Securities Administrator have received either (i) an opinion of counsel under Section 5.3(e) of the Agreement stating, among other things, that the transferee's acquisition of a Class A-R Certificate is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended


                                      A-8-4

("ERISA") or Section 4975 of the Internal Revenue Code (the "Code") and will not subject the Depositor, the Trustee, the Securities Administrator, the Master Servicer, any Servicer or the Trust Fund to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that none of the Depositor, the Trustee, the Master Servicer or the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the aggregate Certificate Principal Balance of the related Class or Classes of Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new


                                      A-8-5

Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement with respect to this Certificate (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement with respect to this Certificate, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Group III-VII Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group III-VII Loans or (ii) the optional repurchase by the party named in the Agreement of all Group III-VII Loans and other related assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Group III-VII Loans is less than the percentage of the aggregate Scheduled Principal Balance specified in the Agreement of the Group III-VII Loans at the Cut-Off Date. The exercise of such right will effect the early retirement of this Certificate. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                      A-8-6

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                          WELLS FARGO BANK, N.A.
                                          as Securities Administrator


                                          By:___________________________________
                                                    Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class A-R Certificates referred to in the within-mentioned Agreement.

                                          WELLS FARGO BANK, N.A.
                                          as Securities Administrator


                                          By:___________________________________
                                                  Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:                __________________________________________________________
                              Signature by or on behalf of assignor


                                 _______________________________________________
                                              Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                       EXHIBIT B

                                   [RESERVED]

                                                                       EXHIBIT C

                           FORM OF TRANSFER AFFIDAVIT

                                                   Affidavit pursuant to Section
                                              860E(e)(4) of the Internal Revenue
                                              Code of 1986, as amended, and for
                                              other purposes

STATE OF                   )
                           )ss:
COUNTY OF                  )

         [NAME OF OFFICER], being first duly sworn, deposes and says:

         1. That he/she is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____] [the United States], on behalf of which he makes this affidavit.

         2. That (i) the Investor is not a "disqualified organization" as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 2004-4 Mortgage Pass-Through Certificates, Class [I/II-R][A-R] Certificates (the "Residual Certificates") for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Deutsche Mortgage Securities, Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

         3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a "foreign trust," as defined in Section 7701 (a)(31) of the Code.

         4. That the Investor's taxpayer identification number is
______________________.

         5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

         6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

         7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.


                                  [NAME OF INVESTOR]


                                  By: __________________________________________
                                      [Name of Officer]
                                      [Title of Officer]
                                      [Address of Investor for receipt of
                                      distributions]

                                      Address of Investor for receipt of tax
                                      information:

         Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF


My commission expires the ___ day of ___________________, 20___.

                                                                       EXHIBIT D

                         FORM OF TRANSFEROR CERTIFICATE


                                               ______________,200___


HSBC Bank USA
452 Fifth Avenue
New York, New York 10018
Attention: Deutsche Mortgage Securities Trust 2004-4

Wells Fargo Bank, N.A.
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479
Attention:     Deutsche Mortgage Securities, Inc., 2004-4

Deutsche Mortgage Securities, Inc.
60 Wall Street
New York, New York 10005
Attention:     Deutsche Mortgage Securities, Inc.
               Alternative Loan Trust, Series 2004-4

                  Re:  Deutsche Mortgage Securities, Inc. Mortgage Loan
                       Trust, Series 2004-4, Class [[I][II]-CE][[I][II]-P] [B-[3][4][5]][I/II-R] Mortgage Pass- Through Certificates
                       ---------------------------------------------------------

Ladies and Gentlemen:

         In connection with the sale by ___________ (the "Seller") to ________ (the "Purchaser") of $_________ Initial Certificate Principal Balance of Series 2004-4 Mortgage Pass-Through Certificates, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 2004 among Deutsche Mortgage Securities, Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A., as master servicer and securities administrator, and HSBC Bank USA, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, a covenants with, the Depositor, the Trustee and the Securities Administrator that:

                  Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.


                                          Very truly yours,


                                          _____________________________________
                                          (Seller)

                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________

                                                                       EXHIBIT E

             FORM OF INVESTOR REPRESENTATION LETTER (NON-RULE 144A)

                                ___________,200__

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018
Attention: Deutsche Mortgage Securities Trust 2004-4

Wells Fargo Bank, N.A.
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479
Attention:    Deutsche Mortgage Securities, Inc., 2004-4

Deutsche Mortgage Securities, Inc.
60 Wall Street
New York, New York 10005
Attention:    Deutsche Mortgage Securities, Inc.
              Alternative Loan Trust, Series 2004-4

                  Re:   Deutsche Mortgage Securities, Inc. Mortgage Loan
                        Trust, Series 2004-4, Class [[I][II]-CE][[I][II]-P] [B-[3][4][5]][I/II-R] Mortgage Pass-Through Certificates
                        --------------------------------------------------------

Ladies and Gentlemen:

         ______________ (the "Purchaser") intends to purchase from
______________ (the "Seller") $_________ Initial Certificate Principal Balance of Series 2004-4 Mortgage Pass-Through Certificates, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 2004 among Deutsche Mortgage Securities, Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A., as master servicer and securities administrator, and HSBC Bank USA, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Securities Administrator and the Trustee that:

               1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Depositor is not required to so register or qualify the Certificates,
          (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available,
          (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

               2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

               3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501 (a) promulgated pursuant to the Act.

               4. The Purchaser has been furnished with, and has had an opportunity to review (a) [a copy of the Private Placement Memorandum, dated ______, 2004, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [(b)] [(c)] such other information concerning the Certificates, the Mortgage Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Depositor or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Depositor, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Depositor solely for use in connection with the Original Sale and the Depositor did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Depositor with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

               5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.


                                              Very truly yours,


                                              ________________________________
                                              (Purchaser)

                                              By: ____________________________

                                              Name: __________________________

                                              Title: _________________________

                                                                       EXHIBIT F

                       FORM OF RULE 144A INVESTMENT LETTER

                                                                          [Date]

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018
Attention: Deutsche Mortgage Securities Trust 2004-4

Wells Fargo Bank, N.A.
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479
Attention:        Deutsche Mortgage Securities, Inc., 2004-4

Deutsche Mortgage Securities, Inc.
60 Wall Street
New York, New York 10005
Attention:     Deutsche Mortgage Securities, Inc.
               Alternative Loan Trust, Series 2004-4

          Re: Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 2004-4 Mortgage Pass-Through Certificates, (the "Certificates"), including the Class I-CE, II-CE, I-P, II-P, B-3, B-4, B-5 and I/II-R Certificates (the "Privately Offered Certificates")
               ----------------------------------------------------------

Dear Ladies and Gentlemen:

         In connection with our purchase of Privately Offered Certificates, we confirm that:

                  (i) we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

                  (ii) any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

                  (iii) we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional "accredited investor" as defined in
                           Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

                  (iv) we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

                  (v) we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

                  (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

                                    (A) (1) the sale is to an Eligible Purchaser
                           (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Securities Administrator) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                                    (B) if the Privately Offered Certificate is
                           not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky" laws and, if Wells Fargo Bank, N.A. (the "Securities Administrator") so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

                  (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

                    (viii) [With respect to transfers of the Privately Offered
                           Certificates other than the Class B-3, B-4 and B-5 Certificates]: we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended

                           ("ERISA"), and/or section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or
                           (ii) are providing an opinion of counsel to the effect that the proposed transfer and holding of a Privately Offered Certificate: (I) is permissible under applicable law, (II) will not result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (III) will not subject the Depositor, the Trustee, the Master Servicer, the Securities Administrator, any Servicer or the Trust Fund to any obligation or liability in addition to those undertaken in the Agreement;

                           [With respect to transfers of the Class B-3, B-4 and B-5 Certificates:] we either (a) are not a Plan or purchasing such certificates with Plan Assets or
                           (b)(1) the transferee is an insurance company (2) the source of funds used to purchase or hold the Privately Placed Certificate(s) (or interest therein) is an "insurance company general account" as defined in ptce 95-60 and (3) the conditions set forth in section I and III of PTCE 95-60 have been satisfied;

                    (ix) We understand that each of the Class I-CE, II-CE, I-P, II-P, B-3, B-4, B-5 and I/II-R Certificates bears, and will continue to bear, a legend to substantiate the following effect: "SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.3 OF THE AGREEMENT REFERRED TO HEREIN. THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.3(c) OF THE AGREEMENT

                           [[With respect to each such Certificate other than the B-3, B-4 and B-5 Certificates:] "NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.3(d) OF THE AGREEMENT OR AN OPINION OF COUNSEL UNDER SECTION 5.3(d) OF THE AGREEMENT THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED

                           ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE TRUSTEE, THE DEPOSITOR, THE SECURITIES ADMINISTRATOR, ANY SERVICER OR THE TRUST FUND TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.]

                           [[With respect only to each B-3, B-4 and B-5
                           Certificate:] [EACH TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO REPRESENT THAT EITHER (A) SUCH TRANSFEREE IS NOT A PLAN OR PURCHASING SUCH CERTIFICATES WITH PLAN ASSETS OR (B)(1) THE TRANSFEREE IS AN INSURANCE COMPANY (2) THE SOURCE OF FUNDS USED TO PURCHASE OR HOLD SUCH CERTIFICATE (OR INTEREST THEREIN) IS AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN PTCE 95-60 AND (3) THE CONDITIONS SET FORTH IN SECTION I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.]

                           [Only with respect only to the Class I/II-R
                           Certificates:] THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW). ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN
                           SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN
                           SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND
                           (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER

                           AND SUCH PERSON SHALL NOT BE DEEMED TO BE A
                           CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER,
                           INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.3(f) OF THE AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE."

                  "ELIGIBLE PURCHASER" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

                  Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of May 1, 2004, between Deutsche Mortgage Securities, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and HSBC Bank USA, as Trustee (the "Agreement").

                  If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.


Name of Nominee (if any): _______________________

                  IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

                                               Very truly yours,

                                               [PURCHASER]

                                               By: _____________________________
                                                        (Authorized Officer)

                                               [By: ____________________________
                                                        Attorney-in-fact]

                             Nominee Acknowledgment

         The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                               [NAME OF NOMINEE]

                                               By: _____________________________
                                                        (Authorized Officer)


                                               [By: ____________________________
                                                        Attorney-in-fact]

                                                                       EXHIBIT G

                         FORM OF BENEFIT PLAN AFFIDAVIT
[Date]

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018
Attention: Deutsche Mortgage Securities Trust 2004-4

Wells Fargo Bank, N.A.
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479
Attention:     Deutsche Mortgage Securities, Inc., 2004-4

Deutsche Mortgage Securities, Inc.
60 Wall Street
New York, New York 10005
Attention:     Deutsche Mortgage Securities, Inc.
               Mortgage Loan Trust, Series 2004-4

          Re: Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 2004-4 Mortgage Pass-through Certificates, (the "Trust") Class I-CE, II-CE, I-P, II-P, B-3, B-4, B-5, A-R and I/II-R Certificates (the "Purchased Certificates")
               ---------------------------------------------------------------

Under penalties of perjury, I, ___________________, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete; and

                  1. That I am the _________ of _________________ (the
"Purchaser"), whose taxpayer identification number is ___________, and on behalf of which I have the authority to make this affidavit.

                  2. That the Purchaser is acquiring a Purchased Certificate representing an interest in the Trust.

                  3. [With respect to transfers of each Purchased Certificate other than the Class B-3, B-4 and B-5 Certificates:] The Purchaser either (a) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "plan" described in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any entity deemed to hold plan assets of any of the foregoing by reason of a plan's investment in such entity (a "Plan") or (b) has provided the opinion of counsel required by
Section 5.3(d) of the Agreement.]

                           [With respect to transfers of the Class B-3, B-4 and
B-5 Certificates:] The Purchaser either (a) is not a Plan or purchasing such certificates with Plan Assets or (b)(1) the Purchaser is an insurance company
(2) the source of funds used to purchase or hold the Purchased Certificate(s) (or interest therein) is an "insurance company general account" as defined in ptce 95-60 and (3) the conditions set forth in section I and III of PTCE 95-60 have been satisfied;

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf, by its duly authorized officer this day of _____________, 20 .

                                          [Purchaser]
                                          By:_______________________________
                                          Its:

                                                                     EXHIBIT H-1

                    FORM OF REGULATION S TRANSFER CERTIFICATE



[Date]


HSBC Bank USA
452 Fifth Avenue
New York, New York 10018
Attention: Deutsche Mortgage Securities Trust 2004-4

Wells Fargo Bank, N.A.
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479
Attention:        Deutsche Mortgage Securities, Inc., 2004-4

Deutsche Mortgage Securities, Inc.
60 Wall Street
New York, New York 10005
Attention:  Deutsche Mortgage Securities, Inc.
            Mortgage Loan Trust, Series 2004-4


      Re:   Deutsche Mortgage Securities, Inc. Mortgage Loan Trust,
            Series 2004-4 Mortgage Pass-through Certificates, (the "Trust") Class [B-3, B-4, B-5] Certificates (The "Purchased Certificates")
            -----------------------------------------------------------------


Ladies and Gentlemen:


            Reference is hereby made to the Pooling and Servicing Agreement (the "Agreement"), dated as of May 1, 2004 among Deutsche Mortgage Securities, Inc. (the "Depositor"), Wells Fargo Bank, N.A., as master servicer and securities administrator (the "Master Servicer") and HSBC Bank USA, as trustee (the "Trustee"). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Agreement.

            This letter relates to U.S. $[__________] Certificate Principal Balance of Class B-[3] [4][5] Certificates (the "Certificates") which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of the Certificates to a person who wishes to take delivery thereof in the form of an equivalent beneficial interest [name of transferee] (the "Transferee").

            In connection with such request, the Transferor hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the private placement memorandum dated [____________] relating to the Certificates and that the following additional requirements (if applicable) were satisfied:

         (a) the offer of the Certificates was not made to a person in the United States;

         (b) at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;

         (c) no directed selling efforts were made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

         (d) the transfer or exchange is not part of a plan or scheme to evade the registration requirements of the Securities Act;

         (e) the Transferee is not a U.S. Person, as defined in Regulation S under the Securities Act;

         (f) the transfer was made in accordance with the applicable provisions of Rule 903(b)(2) or (3) or Rule 904(b)(1), as the case may be; and

         (g) the Transferee understands that the Certificates have not been and will not be registered under the Securities Act, that any offers, sales or deliveries of the Certificates purchased by the Transferee in the United States or to U.S. persons prior to the date that is 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date, may constitute a violation of United States law, and that (x) distributions of principal and interest and (y) the exchange of beneficial interests in a Temporary Regulation S Global Certificate for beneficial interests in the related Permanent Regulation S Global Certificate, in each case, will be made in respect of such Certificates only following the delivery by the Holder of a certification of non-U.S. beneficial ownership, at the times and in the manner set forth in the Agreement.

                  You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.



                                               [Name of Transferor]


                                               By: ____________________________
                                               Name:
                                               Title:

                                   EXHIBIT H-2

                       FORM OF CLEARING SYSTEM CERTIFICATE

[Date]

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018
Attention: Deutsche Mortgage Securities Trust 2004-4

Wells Fargo Bank, N.A.
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479
Attention:        Deutsche Mortgage Securities, Inc., 2004-4

         Re:    Deutsche Mortgage Securities, Inc. Mortgage Loan Trust,
                Series 2004-4 Mortgage Pass-through Certificates, (the "Trust") Class [B-3, B-4, B-5] Certificates (the "Certificates")
                -------------------------------------------------------

Ladies and Gentlemen:

         Reference is hereby made to the Pooling and Servicing Agreement (the "Agreement"), dated as of May 1, 2004, among Deutsche Mortgage Securities, Inc. (the "Depositor"), Wells Fargo Bank, N.A., as master servicer and securities administrator (the "Master Servicer") and HSBC Bank USA, as trustee (the "Trustee"). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Agreement.

         This is to certify that, based solely on certificates we have received in writing, by tested telex or by electronic transmissions from member organizations appearing in our records as persons being entitled to a portion of the Certificates set forth below (our "Member Organizations"), substantially to the effect set forth in Annex A hereto, U.S. $________ certificate balance of the above-captioned Certificates held by us or on our behalf are beneficially owned by non-U.S.] person(s). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act").

         We further certify (i) that we are not making available herewith for exchange any portion of the Temporary Regulation S Global Certificates excepted in such certificates and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the Certificates identified above are no longer true and cannot be relied upon as of the date hereof. We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with this certificate is or would be relevant, we irrevocably authorized you to produce this certificate to any interested party in such proceedings.


                                      H-2-1

                                     Yours faithfully,

                                     [[Insert Name of Depositary for Euroclear], as operator of the Euroclear system]

                                     or

                                     [CLEARSTREAM, SOCIETE ANONYME]

                                     By:___________________________________




                                      H-2-2

                                                          ANNEX A TO EXHIBIT H-2

                     FORM OF MEMBER ORGANIZATION CERTIFICATE

[(Insert Name of Depositary for
Euroclear), as operator of the
Euroclear system or Clearstream, societe anonyme]


         Re:    Deutsche Mortgage Securities, Inc. Mortgage Loan Trust,
                Series 2004-4 Mortgage Pass-through Certificates, (the "Trust") Class [B-3, B-4, B-5] Certificates (the "Certificates")
                -------------------------------------------------------

Ladies and Gentlemen:

         Reference is hereby made to the Pooling and Servicing Agreement (the "Agreement"), dated as of May 1, 2004, among Deutsche Mortgage Securities, Inc. (the "Depositor"), Wells Fargo Bank , N.A., as master servicer and securities administrator (the "Master Servicer") and HSBC Bank USA, as trustee (the "Trustee"). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Agreement.

         This is to certify that, as of the date hereof and except as set forth below, the Certificates held by you for our account [except $ ________________ of such beneficial interest in such Certificates in respect of which we are not able to certify and as to which we understand the exercise of any rights to payments thereon or the exchange for Permanent Regulation S Global Certificates cannot be made until we do so certify,] are beneficially owned by non-U.S. persons. As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act.

         We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certificate applies as of such date.

Dated: ____________, 200__(1)

                                         Yours faithfully,

                                         [Name of Person giving the certificate]



__________________
(1) To be dated no earlier than 15 days prior to the event to which the certification relates.



                                      H-2-3

                                                                    SCHEDULE ONE

                                  LOAN SCHEDULE

                 [TO BE PROVIDED BY THE DEPOSITOR UPON REQUEST]

                                                                    SCHEDULE TWO

                           PREPAYMENT CHARGE SCHEDULE